Filed Pursuant to Rule
424(b)(2)

Registration Statement No. 333-296589
PROSPECTUS SUPPLEMENT
(to Prospectus dated June 8, 2026)

44,839,181 Shares of Common Stock
Cohen & Steers Quality Income Realty Fund, Inc.
Issuable Upon Exercise of Transferable Rights to
Subscribe for Shares of Common Stock
Cohen & Steers Quality Income Realty Fund, Inc. (the “Fund”) is a diversified, closed-end
management investment company.
The Fund is issuing transferable rights (“Rights”) to its common stockholders of record as of 5:00 p.m., Eastern time on June 18, 2026 (the “Record Date”), entitling the holders of these Rights to subscribe (the “Offer”) for up to an aggregate of 44,839,181 shares of the Fund’s common stock, par value $0.001 per share (the “common shares”). The holders of common shares (the “Common Stockholders”) of record on the Record Date (the “Record Date Shareholders”) will receive one Right for each outstanding common share owned on the Record Date. The Rights entitle their holders to purchase one new common share for every three Rights held
(1-for-3).
Any Record Date Shareholder who owns fewer than three common shares as of the Record Date may subscribe for one full common share in the Offer. In addition, Record Date Shareholders who fully exercise their Rights (other than those Rights that cannot be exercised because they represent the right to acquire less than one common share) will be entitled to subscribe for additional common shares that remain unsubscribed as a result of any unexercised Rights. This over-subscription privilege is subject to a number of limitations and subject to allotment.
The subscription price per common share (the “Subscription Price”) will be determined based upon a formula equal to 92.5% of the average of the last reported sales price of a common share on the New York Stock Exchange (“NYSE”) on the Expiration Date (as defined below) and each of the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 90% of the average of the Fund’s net asset value (“NAV”) per common share at the close of trading on the NYSE on the Expiration Date (as defined below) and each of the four (4) preceding trading days, then the Subscription Price will be 90% of the average of the Fund’s NAV per common share at the close of trading on the NYSE on the Expiration Date and each of the four (4) preceding trading days. All offering expenses, including sales commissions, will be borne by the Fund’s investment adviser, Cohen & Steers Capital Management, Inc. (the “Advisor”), and not the Fund or any Common Stockholders. The Offer will expire at 5:00 p.m., Eastern time, on July 15, 2026, unless extended as described in this Prospectus Supplement (the “Expiration Date”).
Rights holders may not know the Subscription Price at the time of exercise and will be required initially to pay for both the common shares subscribed for pursuant to the primary subscription and, if eligible, any additional common shares subscribed for pursuant to the over-subscription privilege at the estimated Subscription Price of $12.18 per common share and, except in limited circumstances, will not be able to rescind their subscription.
Exercising your Rights and investing in the Fund’s common shares involves a high degree of risk. See “Principal Risks of The Fund” beginning on page 25 of the accompanying Prospectus.
This Offer will dilute the ownership interest and voting power of the common shares owned by Common Stockholders who do not fully exercise their Rights. Common Stockholders who do not fully exercise their Rights should expect, upon completion of the Offer, to own a smaller proportional interest in the Fund than before the Offer. Further, if the net proceeds per common share from the Offer are at a discount to the Fund’s NAV per common share, this Offer will reduce the Fund’s NAV per common share.
(continued on inside front cover)
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per common share	Total (1)
Estimated Subscription Price (2)	$12.18	$545,961,868
Estimated Sales Load (3)	None	None
Proceeds, before expenses, to the Fund (4),(5)	$12.18	$545,961,868
(Notes on following page)
UBS Investment Bank
This Prospectus Supplement is dated June 18, 2026

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(Notes from cover page)

(1)
Assumes that all Rights are exercised at the Estimated Subscription Price. All of the Rights may not be exercised, and the Estimated Subscription Price may be higher or lower than the actual Subscription Price.

(2)
Estimated on the basis of 92.5% of the average of the last reported sales price of a common share at the close of trading on the NYSE on June 12, 2026, and each of the four (4) preceding trading days. See “Terms of the Offer—Subscription Price.”

(3)
In connection with the Offer, UBS Securities LLC, the dealer manager for the Offer (the “Dealer Manager”), will receive a fee for its financial structuring and soliciting services equal to 3.50% of the Subscription Price per common share for each common share issued pursuant to the exercise of Rights, including the over-subscription privilege, on gross proceeds raised in the Offer up to $150 million, plus 2.75% of the Subscription Price per common share issued pursuant to the exercise of Rights, including the over-subscription privilege, on gross proceeds raised in the Offer in excess of $150 million. Based on the Estimated Subscription Price, this Dealer Manager fee would amount to $14,000,582, or $0.10 per common share, assuming all Rights are exercised. The Dealer Manager will reallow a part of its fees to other broker-dealers that have assisted in soliciting the exercise of the Rights. The Dealer Manager fee will be borne by the Advisor, and not by the Fund or its Common Stockholders. The Fund and the Advisor have agreed to indemnify the Dealer Manager against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”). See “Plan of Distribution.”

(4)
The Advisor, and not the Fund or its Common Stockholders, will bear all expenses incurred in connection with the Offer. Offering expenses borne by the Advisor (including the reimbursements described below) are estimated to be approximately $1,506,527 in the aggregate, or $0.01 per common share (assuming the Rights are fully exercised). Since the Advisor is bearing such expenses, the Per common share and Total Proceeds to the Fund are not estimated to be reduced as a result of such offering expenses. The Advisor, and not the Fund, has agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement for its expenses incurred in connection with the Offer. These expenses include, for example, reasonable fees and disbursements of legal counsel for the Dealer Manager, as well as reasonable out-of-pocket
fees and expenses incurred by the Dealer Manager, Selling Group Members (as defined in this Prospectus Supplement), Soliciting Dealers (as defined in this Prospectus Supplement) and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers.

(5)
Funds received by check prior to the final due date of the Offer will be deposited into a segregated account pending proration and distribution of common shares. The Subscription Agent (as defined in this Prospectus Supplement) may receive investment earnings on the funds deposited into such account.

NAV dilution resulting from the Offer is not currently determinable because it is not known how many common shares will be subscribed for, what the NAV or market price of the common shares will be on the Expiration Date or what the Subscription Price will be. Any such dilution will disproportionately affect non-exercising
Common Stockholders. If the Subscription Price is substantially less than the then current NAV, this dilution could be substantial. However, assuming all of the common shares are sold at the estimated Subscription Price, the Fund’s current NAV per common share would be reduced by approximately $0.38, or 2.8%. The distribution to Common Stockholders of transferable Rights, which themselves have intrinsic value, will afford non-participating
Record Date Shareholders the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the Offer. There can be no assurance that a market for the Rights will develop or, if such a market develops, what the price of the Rights will be. Additionally, the fact that the Advisor, and not the Fund, is paying the Dealer Manager fee and all other offering expenses (which include, among other items, reimbursement of Dealer Manager expenses, the expenses of preparing, printing and mailing the Prospectus Supplement and accompanying Prospectus and Rights subscription materials for the Offer (including reimbursement of expenses of the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions), SEC registration fees and the fees assessed by service providers (including the cost of the Fund’s counsel and independent registered public accounting firm)) may reduce the effects of dilution as a result of the

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Offer since the Fund’s net assets will not additionally be reduced by the expenses of conducting the Offer and since the Fund will receive as proceeds from the Offer the full Subscription Price for each common share issued. See “Terms of the Offer—Investment Considerations and Dilution” in this Prospectus Supplement. Except as described herein, Rights holders will have no right to rescind their subscriptions after receipt of their payment for common shares by the Subscription Agent for the Offer.
There is a risk that changes in market conditions may result in the underlying common shares purchasable upon exercise of the Rights being less attractive to investors at the Expiration Date. This may reduce or eliminate the value of the Rights. Investors who receive Rights may find that there is no market to sell Rights they do not wish to exercise. If investors exercise only a portion of the Rights, the number of common shares issued may be reduced, and the common shares may trade at less favorable prices than larger offerings for similar securities.
The Fund is managed by Cohen & Steers Capital Management, Inc.
The Fund has declared a regular monthly distribution to Common Stockholders payable on June 30, 2026, with a record date of June 9, 2026, and a regular monthly distribution payable on July 31, 2026, with a record date of July 6, 2026, neither of which will be payable with respect to common shares that are issued pursuant to the Offer as such issuance will occur after these record dates.
Investment Objectives and Policies.
The Fund’s primary investment objective is high current income through investment in real estate securities. Capital appreciation is a secondary investment objective. Our investment objectives are considered fundamental and may not be changed without stockholder approval.
Under normal market conditions, the Fund seeks to achieve its investment objectives by investing at least 80% of the Fund’s total assets in income-producing common stocks and other securities issued by real estate companies, such as real estate investment trusts (“REITs”). Real estate securities include common stocks, preferred stocks, and other equity and debt securities issued by real estate companies, including REITs and similar REIT-like entities.
Listing and Symbol.
The Fund’s currently outstanding common shares are, and it is expected that the common shares offered by this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the NYSE under the symbol “RQI.” As of June 12, 2026, the last reported sale price for the Fund’s common shares on the NYSE was $12.98 per common share, and the NAV of the Fund’s common shares was $13.70 per common share, representing a discount to NAV of 5.26%. The Rights will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “RQI RT” during the course of the Offer. Trading in the Rights on the NYSE may be conducted until the close of trading on the NYSE on the last business day prior to the Expiration Date.
This Prospectus Supplement, together with the accompanying Prospectus, dated June 8, 2026, sets forth concisely the information that you should know before investing in the Fund’s securities. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information about the Fund, before deciding whether to invest, and retain it for future reference. A Statement of Additional Information, dated June 8, 2026 (“SAI”), containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into the accompanying Prospectus. This Prospectus Supplement describes the specific details regarding the Offer, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may request a free copy of the SAI, the table of contents of which is on page 74 of the accompanying Prospectus, or request other information about the Fund (including the Fund’s annual and semi-annual reports) or make shareholder inquiries by calling the Fund toll-free at
800-330-7348
or by writing to the Fund at its address at 1166 Avenue of the Americas, New York, NY 10036, or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of the Fund’s reports and the SAI will also be available from the Fund’s website (www.cohenandsteers.com).

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The Fund’s common shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not, and the Dealer Manager has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not, and the Dealer Manager is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

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FORWARD-LOOKING STATEMENTS
This Prospectus Supplement and the accompanying Prospectus contain or incorporate by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Fund’s plans, strategies, and goals and our beliefs and assumptions concerning future economic and other conditions and the outlook for the Fund, based on currently available information. In this Prospectus Supplement and the accompanying Prospectus, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. The Fund is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act.

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PROSPECTUS SUPPLEMENT SUMMARY
This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s common stock, par value $0.001 per share (the “common shares”). You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the Statement of Additional Information, dated June 8, 2026 (the “SAI”), especially the information set forth under the headings “Investment Objectives and Policies” and “Principal Risks of the Fund.”

The Fund	Cohen & Steers Quality Income Realty Fund, Inc. is a diversified, closed-end
management investment company registered under the Investment Company Act of 1940 (the “1940 Act”). The Fund was incorporated as a Maryland corporation on August 22, 2001, and commenced investment operations on February 28, 2002. The Fund’s investment adviser is Cohen & Steers Capital Management, Inc. (the “Advisor”).

Purpose of the Offer	The board of directors of the Fund (the “Board” and each member of the Board individually a “Director”), based on the recommendations of and presentations by the Advisor, and others, has determined that it is in the best interests of the Fund and its holders of common shares (“Common Stockholders”) to conduct the Offer and thereby to increase the assets of the Fund available for investment. In making this determination, the Board considered a number of factors, including potential benefits and costs. In particular, the Board considered the Advisor’s belief that the Offer would enable the Fund to seek to take advantage of existing and future investment opportunities that may be or may become available, consistent with the Fund’s primary investment objective of high current income through investment in real estate securities and secondary investment objective of capital appreciation. By increasing assets through the Offer, the Fund believes that it will be able to invest in additional securities issued by real estate companies.

The Offer seeks to provide an opportunity to existing Common Stockholders to purchase common shares at a discount to market price. The Board considered that the distribution to Common Stockholders of transferable Rights, which may themselves have intrinsic value, also will afford non-participating
Common Stockholders of record on the Record Date, the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the Offer. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be.

In making its determination that the Offer is in the best interests of the Fund and its Common Stockholders, the Board also considered various additional factors, including: (i) the size, pricing and structure of the Offer, including the transferability of the Rights and the ability of UBS Securities LLC (the “Dealer Manager”) to purchase and exercise Rights; (ii) that the Offer, if it is well-subscribed, could increase the liquidity of the common shares on the NYSE, where the common shares are traded; (iii) the opportunity the Offer represents for current Common Stockholders to buy common shares at a discount to net asset value (“NAV”) or market price, or, in many cases, both; (iv) the consequences of the Offer, including dilution of Common Stockholders’ interests through the Offer; (v) the possible negative effect of the Offer on the market price of common shares; and (vi) that the Offer will increase the Fund’s asset base and thus allow it to spread fixed expenses over a larger base of assets and that continued growth in the Fund’s asset base may lead to reductions in the Fund’s expense ratio.

The Board noted that the Advisor has an inherent conflict of interest in recommending the Offer because its fees are based on a percentage of the Fund’s managed assets (the greater the managed assets of the Fund, the greater the compensation paid to the Advisor).

There can be no assurance that the Offer (or the investment of the proceeds of the Offer) will be successful. The completion of the Offer may result in an immediate dilution of the NAV per common share for all existing Common Stockholders, including those who fully exercise their Rights (as defined below). For a discussion of the potential impact of the Offer on current Common Stockholders, such as dilution, see “Risks Relating to the Offer” in this Prospectus Supplement.

Important Terms of the Offer	The Fund is issuing transferable Rights to its Record Date Shareholders as of 5:00 p.m. Eastern time on the Record Date of June 18, 2026, entitling the holders of those Rights to subscribe for up to an aggregate of 44,839,181 common shares. Record Date Shareholders will receive one Right for each outstanding whole common share held on the Record Date. The Rights entitle their holders to purchase one common share for every three Rights held
(1-for-3).
Fractional common shares will not be issued upon the exercise of Rights; accordingly, Rights may be exercised only in integer multiples of three, except that any Record Date Shareholder who owns fewer than three common shares as of the Record Date may subscribe, at the Subscription Price (defined below), for one full common share. Assuming the exercise of all Rights, the Offer will result in an approximately 33 1/3% increase in the Fund’s common shares outstanding. The Offer is not contingent upon any number of Rights being exercised. The subscription period commences on June 18, 2026, and ends at 5:00 p.m., Eastern time, on the Expiration Date, July 15, 2026, unless otherwise extended. See “Terms of the Offer—Important Terms of the Offer.”

The Fund has declared a regular monthly distribution to Common Stockholders payable on June 30, 2026, with a record date of June 9, 2026, and a regular monthly distribution payable on July 31, 2026, with a record date of July 6, 2026, neither of which will be payable with respect to common shares that are issued pursuant to the Offer as such issuance will occur after these record dates.

The Advisor, and not the Fund, will bear the expenses of the Offer; therefore, none of such expenses will be borne by the Fund’s Common

Stockholders. These expenses include, but are not limited to, the Dealer Manager fee, reimbursement of the Dealer Manager’s expenses, the expenses of preparing, printing and mailing the Prospectus Supplement and accompanying Prospectus and Rights subscription materials for the Offer (including reimbursement of expenses of the Dealer Manager, Selling Group Members (as defined in this Prospectus Supplement), Soliciting Dealers (as defined in this Prospectus Supplement) and other brokers, dealers and financial institutions), SEC registration fees and the fees assessed by service providers (including the cost of the Fund’s counsel and independent registered public accounting firm) in connection with the Offer. This commitment by the Advisor may reduce the effects of dilution as a result of the Offer since the Fund’s net assets will not additionally be reduced by the expenses of conducting the Offer and since the Fund will receive as proceeds from the Offer the full Subscription Price for each common share issued.

Important Dates to Remember	Record Date:	June 18, 2026

	Subscription Period:	June 18, 2026 – July 15, 2026*

	Final Date Rights Will Trade:	July 14, 2026*

	Expiration Date and Pricing Date:	July 15, 2026*

	Payment for common shares or Notice of Guarantees of Delivery Due:	July 15, 2026*

	Confirmation Mailed to Participants:	July 29, 2026*

	Final Payment for Shares Due:	August 12, 2026†

* Unless the Offer is extended. † Only if the final Subscription Price is higher than the estimated Subscription Price. See “Terms of the Offer—Payment for Shares.”

Subscription Price	The Subscription Price per common share will be determined based on a formula equal to 92.5% of the average of the last reported sales price of a common share on the NYSE on the Expiration Date and each of the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 90% of the average of the Fund’s NAV per common share at the close of trading on the NYSE on the Expiration Date and each of the four (4) preceding trading days, then the Subscription Price will be 90% of the average of the Fund’s NAV per common share at the close of trading on the NYSE on the Expiration Date and each of the four (4) preceding trading days. Because the Expiration Date of the subscription period will be July 15, 2026 (unless the subscription period is extended), Rights holders may not know the Subscription Price at the time of exercise and will be required initially to pay for both the common shares subscribed for pursuant to the primary subscription and, if eligible, any additional common shares subscribed for pursuant to the over-subscription privilege at the estimated Subscription Price of $12.18 per common share and, except in limited circumstances, will not be able to rescind their subscription. See “Terms of the Offer—Subscription Price.”

Over-Subscription Privilege	Record Date Shareholders who exercise all the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one common share) are entitled to subscribe for additional common shares at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations and subject to allotment. If sufficient remaining common shares are available following the primary subscription, all Record Date Shareholders’ over-subscription requests will be honored in full. Investors who are not Record Date Shareholders, but who otherwise acquire Rights pursuant to the Offer, are not entitled to subscribe for any common shares pursuant to the over-subscription privilege. If sufficient common shares are not available to honor all over-subscription requests, unsubscribed common shares will be allocated pro rata among those Record Date Shareholders who over-subscribe based on the number of common shares they owned on the Record Date. See “Terms of the Offer—Over-Subscription Privilege.”

Sale and Transferability of Rights	The Rights will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “RQI RT” during the course of the Offer. Trading in the Rights on the NYSE may be conducted until the close of trading on the NYSE on the last business day prior to the Expiration Date. The Fund will use its best efforts to ensure that an adequate trading market for the Rights will exist, although there can be no assurance that a market for the Rights will develop. Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels or sold through the Subscription Agent (as defined in this Prospectus Supplement).

Record Date Shareholders who do not wish to exercise any of the Rights issued to them pursuant to the Offer may instruct the Subscription Agent to try to sell any unexercised Rights. Although the Rights are expected to trade on the NYSE through the last business day prior to the Expiration Date, subscription certificates representing the Rights to be sold through the Subscription Agent must be received by the Subscription Agent by 5:00 p.m., Eastern time, on July 8, 2026 (or, if the subscription period is extended, by 5:00 p.m., Eastern time, on the fifth business day prior to the extended Expiration Date). Upon the timely receipt by the Subscription Agent of appropriate instructions to sell Rights, the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. If the Dealer Manager purchases the Rights, the sales price paid by the Dealer Manager will be based upon the then-current market price for the Rights. If the Dealer Manager declines to purchase the Rights of a Record Date Shareholder that have been duly submitted to the Subscription Agent for sale, the Subscription Agent will attempt to sell such Rights in the open market.

Alternatively, the Rights evidenced by a subscription certificate may be transferred until the Expiration Date in whole or in part by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. See “Terms of the Offer—Sale and Transferability of Rights.”

Method for Exercising Rights	Rights are evidenced by subscription certificates that will be mailed to Record Date Shareholders (except as described below under “The Offer—Requirements for Foreign Shareholders”) or, if their common shares are held by Cede & Co. or any other depository or nominee, to Cede & Co. or such other depository or nominee. Rights may be exercised by completing and signing the subscription certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to the Subscription Agent, together with payment in full of the estimated Subscription Price for the common shares subscribed for. Completed subscription certificates and payments must be received by the Subscription Agent by 5:00 p.m., Eastern time, on the Expiration Date at the offices of the Subscription Agent. Rights also may be exercised by contacting your broker, banker, trust company or other intermediary, which can arrange, on your behalf, to guarantee delivery of payment and of a properly completed and executed subscription certificate. A fee may be charged for this service by your broker, bank, trust company or other intermediary. In addition, your broker, bank, trust company or other intermediary may impose a deadline for exercising Rights earlier than 5:00 p.m., Eastern time, on the Expiration Date. See “Terms of the Offer—Method for Exercising Rights” and “The Offer—Payment for Shares.”

Rights holders who have exercised their Rights will have no right to rescind their subscription after receipt by the Subscription Agent of the completed subscription certificate together with payment for common shares subscribed for, except as described under “The Offer.”

Requirements for Foreign Shareholders
Subscription certificates will not be mailed to Record Date Shareholders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States) (“Foreign Shareholders”). The Subscription Agent will send a letter via regular mail to Foreign Shareholders to notify them of the Offer. The Rights of Foreign Shareholders will be held by the Subscription Agent for their accounts until instructions are received to exercise the Rights. If instructions have not been received by 5:00 p.m., Eastern time, on July 8, 2026, five (5) business days prior to the Expiration Date (or, if the subscription period is extended, on or before the fifth business day prior to the extended Expiration Date), the Subscription Agent will ask the Dealer Manager if it will purchase the Rights of Foreign Shareholders. If the Dealer Manager declines to purchase the Rights, the Subscription Agent will attempt to sell such Rights in the open market. The net proceeds, if any, from the sale of those Rights will be remitted to these Foreign Shareholders.

U.S. Federal Income Tax Consequences	We urge you to consult your own tax adviser with respect to the particular tax consequences of the Offer. See “Terms of the

Offer—U.S. Federal Income Tax Consequences” for more information on the tax consequences of the Offer.

Distribution Arrangements	UBS Securities LLC will act as Dealer Manager for this Offer. Under the terms and subject to the conditions contained in the Dealer Manager Agreement among the Dealer Manager, the Fund and the Advisor, the Dealer Manager will provide financial structuring and solicitation services in connection with the Offer and will solicit the exercise of Rights and participation in the over-subscription privilege. The Offer is not contingent upon any number of Rights being exercised. The Advisor, and not the Fund, has agreed to pay the Dealer Manager a fee for its financial structuring and soliciting services equal to 3.50% of the Subscription Price per common share issued pursuant to the exercise of Rights, including the over-subscription privilege, on gross proceeds raised in the Offer up to $150 million, plus 2.75% of the Subscription Price per common share issued pursuant to the exercise of Rights, including the over-subscription privilege, on gross proceeds raised in the Offer in excess of $150 million. The Advisor, and not the Fund, has agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement for its expenses incurred in connection with the Offer. These expenses include, for example, reasonable fees and disbursements of legal counsel for the Dealer Manager, as well as reasonable out-of-pocket
fees and expenses incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers. The fees paid to the Dealer Manager and other expenses of the Offer will be borne by the Advisor, and not the Fund, and therefore will not be borne by the Fund’s Common Stockholders. The Dealer Manager will reallow a portion of its fees to other broker-dealers who have assisted in soliciting the exercise of the Rights. The Fund and the Advisor have each agreed to indemnify the Dealer Manager for losses arising out of certain liabilities, including liabilities under the Securities Act.

Prior to the expiration of the Offer, the Dealer Manager may independently offer for sale common shares it has acquired through purchasing and exercising the Rights, at prices it sets. Although the Dealer Manager may realize gains and losses in connection with purchases and sales of common shares, such offering of common shares is intended by the Dealer Manager to facilitate the Offer, and any such gains or losses are not expected to be material to the Dealer Manager. The Dealer Manager’s fee for its financial structuring and soliciting services is independent of any gains or losses that may be realized by the Dealer Manager through the purchase and exercise of the Rights and the sale of common shares. See “Plan of Distribution—Distribution Arrangements”.

Management of the Fund	Cohen & Steers Capital Management, Inc. serves as the Fund’s investment adviser and is responsible for the management of the Fund. The Advisor acts as the Fund’s investment adviser pursuant to an investment management agreement with the Fund. The Advisor is a registered investment adviser headquartered in New York, New York.

Benefits to the Advisor	The Advisor will benefit from the Offer, in part, because the investment management fee paid by the Fund to the Advisor is based on “managed assets” (i.e., net assets plus assets obtained through leverage) of the Fund. It is not possible to state precisely the amount of additional compensation the Advisor will receive as a result of the Offer because it is not known how many common shares will be subscribed for and because the proceeds of the Offer will be invested in additional portfolio securities which will fluctuate in value. However, assuming (i) all Rights are exercised, (ii) the Fund’s average NAV during the twelve-month period beginning June 12, 2026 is $13.70 per common share (the NAV per common share on June 12, 2026), (iii) the Subscription Price is $12.18 per common share, and (iv) for purposes of this example, the Fund increases the amount of leverage it has outstanding while maintaining approximately the same percentage of total assets attributable to leverage, the Advisor would receive additional investment management fees of approximately $6.05 million, for the twelve-month period beginning June 12, 2026, and would continue to receive additional investment management fees, as a result of the Offer, based on the Fund’s managed assets attributable to the common shares issued in the Offer and related additional leverage, thereafter.

Listing and Symbol	The Fund’s currently outstanding common shares are, and it is expected that the common shares offered by this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “RQI.” As of June 12, 2026, the last reported sale price for the Fund’s common shares on the NYSE was $12.98 per common share, and the NAV of the Fund’s common shares was $13.70 per common share, representing a discount to NAV of 5.26%. The Rights for common shares offered by this Prospectus Supplement and the accompanying Prospectus, will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “RQI RT” during the course of the offer. Trading in the Rights on the NYSE may be conducted until the close of business on the NYSE on the last business day prior to the Expiration Date.

Risks	See “Risks Relating to the Offer” beginning on page
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of this Prospectus Supplement and “Principal Risks of the Fund” beginning on page 25 of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the Fund’s common shares.

Use of Proceeds	The Fund estimates the net proceeds of the Offer to be approximately $545,962,000. This figure is based on the estimated Subscription Price per common share of $12.18 and assumes all Rights are exercised and all new common shares offered are sold and that the Dealer Manager fee and other expenses related to the Offer, such other expenses being estimated at approximately $15.6 million, are paid by the Advisor.

The Fund intends to invest the net proceeds of the offering to purchase portfolio securities in accordance with its investment objectives and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objectives and policies within three months after the completion of the Offer; however, changes in market conditions could result in the Fund’s anticipated investment period extending as long as six months. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to use the proceeds primarily for these purposes.

SUMMARY OF FUND EXPENSES
The following table contains information about the costs and expenses that Common Stockholders will bear, directly or indirectly, as a result of the Offer. The table is based on the capital structure of the Fund as of December 31, 2025 (except as noted below) after giving effect to the Offer, assuming that the Offer is fully subscribed resulting in the receipt of net proceeds from the Offer of approximately $545,962,000. If the Fund issues fewer common shares in the Offer and the net proceeds to the Fund are less, all other things being equal, the total annual expenses shown would increase. The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of common shares, would bear directly or indirectly.

Shareholder Transaction Expenses (as a percentage of offering price):
Sales Load (as a percentage of offering price)	None	(1)
Offering Expenses Borne by the Fund (as a percentage of offering price)	None	(1)
Dividend Reinvestment Fees	None	(2)

Annual Expenses (as a percentage of net assets attributable to common shares):
Management Fees	1.20	% (3)
Interest Payments on Borrowed Funds	2.07	% (4)
Other Expenses	0.18	% (5)

Total annual expenses	3.45%

(1)
The Advisor, and not the Fund or Common Stockholders, will pay the Dealer Manager fee for the Dealer Manager’s financial structuring and soliciting services equal to 3.50% of the Subscription Price per common share issued pursuant to the exercise of Rights, including the over-subscription privilege, on gross proceeds raised in the Offer up to $150 million, plus 2.75% of the Subscription Price per common share issued pursuant to the exercise of Rights, including the over-subscription privilege, on gross proceeds raised in the Offer in excess of $150 million. The Advisor, and not the Fund, has agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement for its expenses incurred in connection with the Offer. These expenses include, for example, reasonable fees and disbursements of legal counsel for the Dealer Manager, as well as reasonable out-of-pocket
fees and expenses incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers. Total offering expenses (not including the Dealer Manager fee but including the reimbursements described above), which will be borne by the Advisor and not the Fund or Common Stockholders, are estimated to be $1,506,527, or approximately 0.28% of the estimated Subscription Price, which assumes that the Offer is fully subscribed. The Dealer Manager fee and the offering expenses will be borne by the Advisor, and not the Fund or its Common Stockholders; therefore, the Dealer Manager fee and these expenses are not reflected in the table. See “Plan of Distribution—Distribution Arrangements” and “—Compensation to Dealer Manager”. However, the Fund and the Advisor have each agreed to indemnify the Dealer Manager for losses arising out of certain liabilities, including liabilities under the Securities Act.

(2)
Common Stockholders participating in the Fund’s dividend reinvestment plan generally do not incur any additional fees, other than fees charged by the plan agent as disclosed in the dividend reinvestment plan.

(3)
The Advisor’s fee is a monthly fee computed at an annual rate of 0.85% of the Fund’s average daily managed assets. Consequently, since the Fund has borrowings outstanding, the investment management fees and other expenses as a percentage of net assets attributable to common shares are higher than if the Fund did not utilize a leveraged capital structure.

(4)
Assumes the issuance of $545.9 million in common shares and borrowings from financial institutions representing 30.41% of managed assets at an annual interest expense to the Fund of 2.07%, which is based on the weighted average borrowing cost currently applicable under the Fund’s existing credit facility with BNP Paribas Prime Brokerage International Ltd. (“BNPP”) and an assumption that if the Fund issues an additional $545.9 million in common shares it will increase the amount of its credit facility with BNPP from $710 million to $1 billion in order to maintain approximately the same leverage ratio following the Offer.

The actual amount of interest expense borne by the Fund will vary over time. Interest expense is required to be treated as an expense of the Fund for accounting purposes.
(5)
“Other Expenses” are based on estimated amounts for the current year assuming completion of the proposed issuances. The Fund and the Advisor have entered into an administration agreement (the “Administration Agreement”) and the Fund and State Street have entered into a co-administration
agreement (the
“Co-Administration
Agreement”). “Other Expenses” includes amounts paid to the Advisor under the Administration Agreement, which requires the Fund to pay the Advisor an amount equal to, on an annual basis, 0.06% of the Fund’s average daily managed assets, and amounts paid to State Street under the
Co-Administration
Agreement.

EXAMPLE
As required by relevant SEC regulations, the following Example illustrates the expenses that you would pay on a $1,000 investment in common shares, assuming (1) the Offer is fully subscribed, (2) “Total annual expenses” of 3.45% of net assets attributable to common shares, (3) that the Fund will not pay any sales load or bear any of the estimated offering expenses, and (4) a 5% annual return*:

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$35	$106	$179	$373

*
The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Fund’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the Example. The Example assumes that all dividends and distributions are reinvested at NAV.

CAPITALIZATION
The following table sets forth the Fund’s capitalization on December 31, 2025:

(i)	on a historical basis; and

(ii)
on an as adjusted basis to reflect the assumed sale of 44,839,181 common shares at a price of $12.18 per common share in the Offer under this Prospectus Supplement and the accompanying Prospectus, that the Fund will not pay any Dealer Manager fee or bear any offering expenses, and the application of the estimated net proceeds from the Offer. This table assumes that all Rights are exercised at the estimated Subscription Price. All of the Rights may not be exercised, and the Subscription Price may be more or less than the estimated Subscription Price. The assumed sale of 44,839,181 common shares is based on the number of common shares outstanding on the Record Date, which includes an increase in the number of common shares outstanding since December 31, 2025 resulting from issuances pursuant to the dividend reinvestment plan; this table, however, only reflects an adjustment for the assumed sale of 44,839,181 common shares on December 31, 2025 and does not further adjust common shares outstanding to reflect common shares issued pursuant to the dividend reinvestment plan since December 31, 2025.

	Actual	As Adjusted
Leverage:
Credit Facility	$710,000,000	$1,000,000,000
Composition of net assets attributable to common shares
Paid-in capital
(shares of common stock, par value $0.001 per common share; 300,000,000 common shares authorized, 134,431,441 common shares issued and outstanding (actual), and 179,270,622 common shares issued and outstanding (as adjusted))	1,283,733,446	1,829,874,671
Total distributable earnings/(accumulated loss)	341,117,444	341,117,444
Net assets attributable to common shares	$1,624,850,890	$2,170,992,115

USE OF PROCEEDS
The Fund estimates the net proceeds of the Offer to be approximately $545,962,000. This figure is based on the estimated Subscription Price per common share of $12.18 and assumes all common shares offered are sold and that the Dealer Manager fee and other expenses related to the Offer, such other expenses being estimated at approximately $1,506,527, are borne by the Advisor.
The Fund intends to invest the net proceeds of the Offer in accordance with its investment objectives and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the Offer in accordance with its investment objectives and policies within three months after the completion of the Offer; however, changes in market conditions could result in the Fund’s anticipated investment period extending to as long as six months. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to use the proceeds primarily for these purposes.

PRICE RANGE OF COMMON SHARES
The following table sets forth for the quarters indicated, the high and low sale prices on the NYSE per share of our common shares and the NAV and the premium or discount from NAV per share at which the common shares were trading, expressed as a percentage of NAV, at each of the high and low sale prices provided.

	Market Price		NAV		Premium/Discount
Quarter Ended	High	Low	High	Low	High	Low
March 31, 2026	$13.35	$11.46	$13.38	$11.94	1.03%	(5.45)%
December 31, 2025	$12.50	$11.36	$13.13	$12.07	(3.27)%	(7.77)%
September 30, 2025	$12.69	$12.09	$13.28	$12.51	(2.16)%	(4.89)%
June 30, 2025	$12.71	$10.82	$13.18	$11.28	(3.08)%	(6.31)%
March 31, 2025	$13.32	$12.04	$13.60	$12.29	0.08%	(4.88)%
December 31, 2024	$14.14	$11.91	$14.42	$12.52	(1.54)%	(5.63)%
September 30, 2024	$14.32	$11.57	$14.63	$12.37	(2.09)%	(7.91)%
June 30, 2024	$11.90	$10.71	$12.51	$11.34	(4.32)%	(7.70)%
March 31, 2024	$12.62	$11.38	$13.19	$12.07	(3.52)%	(6.97)%
The last reported price for our common shares on June 12, 2026, was $12.98 per share. As of June 12, 2026, the NAV per share of the common shares was $13.70.

TERMS OF THE OFFER
Purpose of the Offer
The Board, based on the recommendations of and presentations by the Advisor, and others, has determined that it is in the best interests of the Fund and its Common Stockholders to conduct the Offer and thereby to increase the assets of the Fund available for investment. In making this determination, the Board considered a number of factors, including potential benefits and costs. In particular, the Board considered the Advisor’s belief that the Offer would better enable the Fund to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Fund’s primary investment objective of high current income through investment in real estate securities and secondary investment objective of capital appreciation. By increasing assets through the Offer, the Fund believes that it will be able to invest in additional securities issued by real estate companies.
The Offer seeks to provide an opportunity to existing Common Stockholders to purchase common shares at a discount to market price. The Board considered that the distribution to Common Stockholders of transferable Rights, which may themselves have intrinsic value, also will afford non-participating
Common Stockholders of record on the Record Date, the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the Offer. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be.
In making its determination that the Offer is in the best interests of the Fund and its Common Stockholders, the Board also considered various additional factors, including: (i) the size, pricing and structure of the Offer, including the transferability of the Rights and the ability of the Dealer Manager to purchase and exercise Rights; (ii) that the Offer, if it is well-subscribed, could increase the liquidity of the common shares on the NYSE, where the common shares are traded; (iii) the opportunity the Offer represents for current Common Stockholders to buy common shares at a discount to NAV or market price, or, in many cases, both; (iv) the consequences of the Offer, including dilution of Common Stockholders’ interests through the Offer; (v) the possible negative effect of the Offer on the market price of common shares; and (vi) that the Offer will increase the Fund’s asset base and thus allow it to spread fixed expenses over a larger base of assets and that continued growth in the Fund’s asset base may lead to reductions in the Fund’s expense ratio. The Board noted that the Advisor has an inherent conflict of interest in recommending the Offer because its fees are based on a percentage of the Fund’s managed assets (the greater the managed assets of the Fund, the greater the compensation paid to the Advisor).
There can be no assurance that the Offer (or the investment of the proceeds of the Offer) will be successful. The completion of the Offer may result in an immediate dilution of the NAV per common share for all existing Common Stockholders, including those who fully exercise their Rights (as defined below). For a discussion of the potential impact of the Offer on current Common Stockholders, such as dilution, see “Risks Relating to the Offer” in this Prospectus Supplement.
Important Terms of the Offer
The Fund is issuing transferable Rights to its Record Date Shareholders as of 5:00 p.m., Eastern time, on the Record Date of June 18, 2026, entitling the holders of those Rights to subscribe for up to an aggregate of 44,839,181 common shares. Record Date Shareholders will receive one Right for each outstanding whole common share of the Fund held on the Record Date. The Rights entitle their holders to purchase one common share for every three Rights held
(1-for-3).
Fractional common shares will not be issued upon the exercise of Rights; accordingly, Rights may be exercised only in integer multiples of three, except that any Record Date Shareholder who owns fewer than three common shares as of the Record Date may subscribe, at the Subscription Price, for one full common share. Assuming the exercise of all Rights, the Offer will result in an approximately 33 1/3% increase in the Fund’s common shares outstanding.

Record Date Shareholders who exercise all the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one common share) are entitled to subscribe for additional common shares at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations and subject to allotment. Investors who are not Record Date Shareholders, but who otherwise acquire Rights to purchase common shares pursuant to the Offer, are not entitled to subscribe for any common shares pursuant to the over-subscription privilege. See “—Over-Subscription Privilege” below. The distribution to Record Date Shareholders of transferable Rights may afford non-participating
Record Date Shareholders the opportunity to sell their Rights for some cash value, receipt of which may be viewed as partial compensation for any economic dilution of their interests resulting from the Offer.
The subscription period commences on June 18, 2026, and ends at 5:00 p.m., Eastern time, on the Expiration Date, July 15, 2026, unless otherwise extended.
The Fund has declared a regular monthly distribution to Common Stockholders payable on June 30, 2026, with a record date of June 9, 2026, and a regular monthly distribution payable on July 31, 2026, with a record date of July 6, 2026, neither of which will be payable with respect to common shares that are issued pursuant to the Offer as such issuance will occur after these record dates.
For purposes of determining the maximum number of common shares a Rights holder may acquire pursuant to the Offer, broker-dealers, trust companies, banks or others whose common shares are held of record by Cede & Co., the nominee for The Depositary Trust Company (“DTC”), or by any other depository or nominee, will be deemed to be the holders of the Rights that are held by Cede & Co. or such other depository or nominee on their behalf.
The Rights are transferable and, subject to notice of issuance, will be admitted for trading on the NYSE under the symbol “RQI RT” during the course of the Offer. Trading in the Rights on the NYSE may be conducted until the close of trading on the NYSE on the last business day prior to the Expiration Date. See “—Sale and Transferability of Rights.” It is expected that the common shares, once issued, will be listed on the NYSE under the symbol “RQI.” The Rights will be evidenced by subscription certificates which will be mailed to Record Date Shareholders, except as discussed under “—Requirements for Foreign Shareholders.”
Rights may be exercised by filling in and signing the subscription certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to Computershare Inc. which, together with Computershare Trust Company, N.A., serves as the subscription agent for the Offer (the “Subscription Agent”), together with payment at the estimated Subscription Price for the common shares subscribed for. For a discussion of the method by which Rights may be exercised and common shares may be paid for, see “—Method for Exercising Rights” and “—Payment for Shares.”
The Fund has retained UBS Securities LLC, the Dealer Manager, to provide the Fund with financial structuring and soliciting services relating to the Offer, including advice with respect to the structure, timing and terms of the Offer. In determining the structure of the Offer, the Board considered, among other things, using a fixed-pricing versus a variable-pricing mechanism, the benefits and drawbacks of conducting a non-transferable
versus a transferable rights offering, the anticipated effect on the Fund and its existing Common Stockholders if the Offer is not fully subscribed, the anticipated dilutive effects on the Fund and its existing Common Stockholders of the Offer and the experience of the Dealer Manager in conducting rights offerings. The Board also considered that the Advisor would benefit from the Offer because the management fee paid to the Advisor is based on the Fund’s managed assets, which would increase as a result of the Offer. See “—Benefits to the Advisor.” The Board further considered that the Advisor has agreed to pay the Dealer Manager fee and all other offering expenses, which could have the effect of reducing the dilution to NAV from the Offer. See “—Expenses of the Offer”, “—Compensation to Dealer Manager” and “—Investment Considerations and Dilution.”

Important Dates to Remember

Record Date:	June 18, 2026
Subscription Period:	June 18, 2026 – July 15, 2026*
Final Date Rights Will Trade:	July 14, 2026*
Expiration Date and Pricing Date:	July 15, 2026*
Payment for Shares or Notice of Guarantees of Delivery Due:	July 15, 2026*
Confirmation Mailed to Participants:	July 29, 2026*
Final Payment for Shares Due:	August 12, 2026†

*	Unless the Offer is extended.
†	Only if the final subscription price is higher than the estimated Subscription Price. See “Terms of the Offer-Payment for Shares.”
Subscription Price
The Subscription Price per common share will be determined based on a formula equal to 92.5% of the average of the last reported sales price of a common share on the NYSE on the Expiration Date and each of the four (4) preceding trading days. If, however, the Formula Price is less than 90% of the average of NAV per common share at the close of trading on the NYSE on the Expiration Date and each of the four (4) preceding trading days, then the Subscription Price will be 90% of the average of the Fund’s NAV per common share at the close of trading on the NYSE on the Expiration Date and each of the four (4) preceding trading days. In each case, NAV will be calculated as of the close of trading on the NYSE on the applicable day. The Advisor, and not the Fund, will pay a sales load on the Subscription Price.
Because the Expiration Date of the subscription period will be July 15, 2026 (unless the subscription period is extended), Rights holders may not know the Subscription Price at the time of exercise and will be required initially to pay for both the common shares subscribed for pursuant to the primary subscription and, if eligible, any additional common shares subscribed for pursuant to the over-subscription privilege at the estimated Subscription Price of $12.18 per common share. See “—Payment for Shares.” A Rights holder will have no right to rescind his subscription after the Subscription Agent has received a completed subscription certificate together with payment for the common shares subscribed for. The Fund does not have the right to withdraw the Rights or to cancel the Offer after the Rights have been distributed.
The NAV per common share at the close of business on June 12, 2026, was $13.70, and the last reported sale price of a common share on the NYSE on that day was $12.98.
Over-Subscription Privilege
Record Date Shareholders who exercise all the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one common share) are entitled to subscribe for additional common shares that were not subscribed for by other holders of Rights at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations and subject to allotment. If sufficient remaining common shares are available following the primary subscription, all Record Date Shareholders’ over-subscription requests will be honored in full. Investors who are not Record Date Shareholders, but who otherwise acquire Rights pursuant to the Offer, are not entitled to subscribe for any common shares pursuant to the over-subscription privilege. If sufficient common shares are not available to honor all over-subscription requests, unsubscribed common shares will be allocated pro rata among those Record Date Shareholders who over-subscribe based on the number of common shares they owned on the Record Date. The allocation process may involve a series of allocations in order to ensure that the total number of common shares available for over-subscriptions is distributed on a pro rata basis.

Record Date Shareholders who are fully exercising their Rights during the subscription period should indicate, on the subscription certificate that they submit with respect to the exercise of the Rights issued to them, how many common shares they desire to acquire pursuant to the over-subscription privilege.
Banks, broker-dealers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised during the subscription period and the number of common shares subscribed for pursuant to the over-subscription privilege by such beneficial owner, and that such beneficial owner’s primary subscription was exercised in full. Nominee holder over-subscription forms will be distributed to banks, brokers, trustees and other nominee holders of Rights with the subscription certificates.
The Fund will not offer or sell any common shares that are not subscribed for during the subscription period or pursuant to the over-subscription privilege.
The Fund has been advised that one or more of the directors, officers or employees of Fund and/or the Advisor may exercise all of the Rights initially issued to them and may request additional common shares pursuant to the over-subscription privilege. An exercise of the over-subscription privilege by such persons will increase their proportionate voting power and share of the Fund’s assets.
Sale and Transferability of Rights
The Rights will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “RQI RT” during the course of the Offer. Trading in the Rights on the NYSE may be conducted until the close of trading on the NYSE on the last business day prior to the Expiration Date. The Fund will use its best efforts to ensure that an adequate trading market for the Rights will exist, although there can be no assurance that a market for the Rights will develop. Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels or sold through the Subscription Agent.
Sales through the Subscription Agent and the Dealer Manager.
Record Date Shareholders who do not wish to exercise any or all of the Rights issued to them pursuant to the Offer may instruct the Subscription Agent to try to sell any unexercised Rights. Although the Rights are expected to trade on the NYSE through the last business day prior to the Expiration Date, subscription certificates representing the Rights to be sold by the Subscription Agent must be received by the Subscription Agent by 5:00 p.m., Eastern time, on July 8, 2026 (or, if the subscription period is extended, by 5:00 p.m., Eastern time, on the fifth business day prior to the extended Expiration Date).
Upon the timely receipt by the Subscription Agent of appropriate instructions to sell Rights, the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. The sale price of any Rights sold to the Dealer Manager will be based upon the then-current market price for the Rights. The proceeds from each of such sales to the Dealer Manager will be remitted to the Subscription Agent, which will hold such proceeds in an account segregated from the Subscription Agent’s own funds pending distribution to each selling Record Date Shareholder. It is expected that following each such sale of Rights to the Dealer Manager, the proceeds from each such sale will be received by the Subscription Agent within three (3) business days of the sale and that the proceeds will then be remitted to the selling Record Date Shareholder within five (5) business days following the Expiration Date by the Subscription Agent.
If the Dealer Manager declines to purchase the Rights of a Record Date Shareholder that have been duly submitted to the Subscription Agent for sale, the Subscription Agent will attempt to sell such Rights in the open market. If the Rights can be sold in such manner, all of such sales will be deemed to have been effected at the weighted-average price of all Rights sold by the Subscription Agent in such open market transactions throughout the subscription period. The proceeds from such sales will be held by the Subscription Agent in an account segregated from the Subscription Agent’s own funds pending distribution to the selling Record Date Shareholders. It is expected that the proceeds of such open market sales will be remitted by the Subscription Agent to the selling Record Date Shareholders within five (5) business days following the Expiration Date.

The Subscription Agent will also attempt to sell (either to the Dealer Manager or in open market transactions) all Rights that remain unclaimed as a result of subscription certificates being returned by the postal authorities to the Subscription Agent as undeliverable as of the fifth business day prior to the Expiration Date. The Subscription Agent will hold the proceeds from those sales for the benefit of those non-claiming
Common Stockholders until the proceeds are either claimed or revert to their state of residence.
There can be no assurance that the Subscription Agent will be able to complete the sale of any Rights, and neither the Fund nor the Subscription Agent have guaranteed any minimum sale price for the Rights. If a Record Date Shareholder does not utilize the services of the Subscription Agent and chooses to use another broker-dealer or other financial institution to sell Rights issued to that Record Date Shareholder pursuant to the Offer, then the other broker-dealer or financial institution may charge a fee to sell the Rights.
Other Transfers
. The Rights evidenced by a subscription certificate may be transferred in whole by endorsing the subscription certificate for transfer in accordance with the instructions accompanying the subscription certificate. A portion of the Rights evidenced by a single subscription certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a subscription certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee and to issue a new subscription certificate to the transferee evidencing the transferred Rights. If this occurs, a new subscription certificate evidencing the balance of the Rights, if any, will be issued to the Record Date Shareholder or, if the Record Date Shareholder so instructs, to an additional transferee. The signature on the subscription certificate must correspond with the name as written upon the face of the subscription certificate in every particular, without alteration or enlargement or any other change. A signature guarantee will be required in connection with a transfer of Rights. If required, a signature guarantee must be provided by an “eligible guarantor institution” (as defined in Rule
17Ad-15
of the Securities Exchange Act of 1934, as amended), subject to the standards and procedures adopted by the Fund.
Record Date Shareholders wishing to transfer all or a portion of their Rights should allow at least ten (10) business days prior to the Expiration Date for: (i) the transfer instructions to be received and processed by the Subscription Agent; (ii) a new subscription certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights and to the transferor with respect to retained Rights, if any; and (iii) the Rights evidenced by the new subscription certificate to be exercised or sold by the recipients of the subscription certificate. Neither the Fund nor the Subscription Agent nor the Dealer Manager shall have any liability to a transferee or transferor of Rights if subscription certificates are not received in time for exercise or sale prior to the Expiration Date.
Except for the fees charged by Georgeson LLC, the information agent for the Offer (the “Information Agent”), the Subscription Agent and the Dealer Manager (which are expected to be paid by the Advisor and not by the Fund), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred or charged in connection with the purchase, sale or transfer of Rights will be for the account of the transferor of the Rights, and none of these commissions, fees or other expenses will be paid by the Fund, the Advisor, the Information Agent, the Subscription Agent or the Dealer Manager. Rights holders who wish to purchase, sell, exercise or transfer Rights through a broker, bank or other party should first inquire about any fees and expenses that the holder will incur in connection with the transactions.
The Fund anticipates that the Rights will be eligible for transfer through, and that the exercise of the primary subscription and the over-subscription may be effected through, the facilities of DTC or the Subscription Agent until 5:00 p.m., Eastern time, on the Expiration Date. Your broker, bank, trust company or other intermediary may impose a deadline for exercising Rights earlier than 5:00 p.m. Eastern time, on the Expiration Date.
Method for Exercising Rights
Rights are evidenced by subscription certificates that will be mailed to Record Date Shareholders (except as described under “—Requirements for Foreign Shareholders” below) or, if their common shares are held by

Cede & Co. or any other depository or nominee on their behalf, to Cede & Co. or such other depository or nominee. Rights may be exercised by completing and signing the subscription certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to the Subscription Agent, together with payment in full at the estimated Subscription Price for the common shares subscribed for by the Expiration Date as described under “—Payment For Shares.” Rights may also be exercised by contacting your broker, banker, trust company or other intermediary, which can arrange, on your behalf, to guarantee delivery of a properly completed and executed subscription certificate pursuant to a notice of guaranteed delivery by the close of business on the first business day after the Expiration Date. A fee may be charged for this service. Completed subscription certificates and payments must be received by the Subscription Agent by 5:00 p.m., Eastern time, on the Expiration Date (unless delivery of subscription certificate is effected by means of a notice of guaranteed delivery as described below under “—Payment for Shares”) at the offices of the Subscription Agent at one of the addresses set forth below under “— Subscription Agent.” Your broker, bank, trust company or other intermediary may impose a deadline for transferring Rights earlier than 5:00 p.m., Eastern time, on the Expiration Date. Fractional common shares will not be issued upon exercise of Rights.
Shareholders who are Record Owners
. Shareholders who are record owners of common shares can choose between either option set forth under “—Payment For Shares.” If time is of the essence, option (2) will permit delivery of the subscription certificate after the Expiration Date.
Investors whose Common Shares are Held by a Nominee
. Investors whose common shares are held by a nominee, such as a bank, broker, trustee or other intermediary, must contact that nominee to exercise their Rights. In that case, the nominee will complete the subscription certificate on behalf of the investor and arrange for proper payment by one of the methods set forth below under “—Payment For Shares.”
Nominees
. Nominees, such as banks, brokers, trustees or depositories for securities, who hold common shares for the account of others should notify the respective beneficial owners of such common shares as soon as possible to ascertain those beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the subscription certificate and submit it to the Subscription Agent with the proper payment as described under “—Payment For Shares.”
Banks, brokers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner who is a Record Date Shareholder, as to the aggregate number of Rights exercised during the subscription period and the number of common shares subscribed for pursuant to the over-subscription privilege by the beneficial owner, and that the beneficial owner exercised all the Rights issued to it pursuant to the Offer (other than those Rights that cannot be exercised because they represent the right to acquire less than one common share).
Requirements for Foreign Shareholders.
Subscription certificates will not be mailed to Foreign Shareholders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States). The Subscription Agent will send a letter via regular mail to Foreign Shareholders to notify them of the Offer. The Rights of Foreign Shareholders will be held by the Subscription Agent for their accounts until instructions are received to exercise the Rights. If instructions have not been received by 5:00 p.m., Eastern time, on July 8, 2026, five (5) business days prior to the Expiration Date (or, if the subscription period is extended, on or before the fifth business day prior to the extended Expiration Date), the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. If the Dealer Manager declines to purchase the Rights, the Subscription Agent will attempt to sell such Rights in the open market. The net proceeds, if any, from the sale of those Rights will be remitted to those Foreign Shareholders.
Expenses of the Offer
The Advisor will bear the expenses of the Offer and no such expenses will be borne by the Fund or the Fund’s Common Stockholders. These expenses include, but are not limited to, the Dealer Manager fee, reimbursement of the Dealer Manager’s expenses, the expenses of preparing, printing and mailing the prospectus and Rights subscription materials for the Offer (including reimbursement of expenses of the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions), SEC registration fees and the fees assessed by service providers (including the cost of the Fund’s counsel and independent registered public accounting firm) in connection with the Offer.
Subscription Agent
Computershare Inc., together with Computershare Trust Company, N.A., serves as the Subscription Agent for the Offer. The Subscription Agent will receive for its administrative, processing, invoicing and other services a project management fee, plus certain per transaction fees and reimbursement for all out-of-pocket
expenses related to the Offer. The fees and expenses of the Subscription Agent are included in the fees and expenses of the Offer and therefore will be borne by the Advisor, and not the Fund or its Common Stockholders. Questions regarding the subscription certificates should be directed by mail to the Information Agent at Georgeson LLC, 51 West 52 nd
Street, 6
th
Floor, New York, NY 10019. Shareholders may also subscribe for the Offer by contacting their broker dealer, trust company, bank or other nominee.
Completed subscription certificates must be sent together with proper payment of the estimated Subscription Price for all common shares subscribed for in the primary subscription and the over-subscription privilege (for Record Date Shareholders) to the Subscription Agent by one of the methods described below. Alternatively, Rights holders may arrange for their financial intermediaries to submit notices of guaranteed delivery through DTC to be received by the Subscription Agent prior to 5:00 p.m., Eastern time, on the Expiration Date. The Fund will accept only properly completed and executed subscription certificates actually received at any of the addresses listed below, prior to 5:00 p.m., Eastern time, on the Expiration Date, or by the close of business on the first business day after the Expiration Date following timely receipt of a notice of guaranteed delivery. See “—Payment for Shares.”

Subscription Certificate Delivery Method	Address/Number
Notice of Guaranteed Delivery:	Contact your broker-dealer, trust company, bank or other nominee to notify the Fund of your intent to exercise the Rights.

Send via email to: canoticeofguarantee@computershare.com

First Class Mail Only (No Express Mail or Overnight Courier):	Computershare
c/o Corporate Actions Voluntary Offer / Cohen & Steers Quality Income Realty Fund P.O. Box 43011 Providence, RI 02940-3011
Express Mail or Overnight Courier:	Computershare
c/o Corporate Actions Voluntary Offer / Cohen & Steers Quality Income Realty Fund 150 Royall Street, Suite V Canton, MA 02021
The Fund will honor only subscription certificates received by the Subscription Agent prior to 5:00 p.m., Eastern time, on the Expiration Date at one of the addresses listed above. Delivery to an address other than those listed above will not constitute good delivery.

Information Agent
The Information Agent for the Offer is Georgeson LLC. If you have questions or need further information about the Offer, please contact the Information Agent toll-free at (888)
867-6963.
Any questions or requests for assistance concerning the method of subscribing for common shares or additional copies of this Prospectus Supplement and the accompanying Prospectus or subscription certificates should be directed to the Information Agent. Common Stockholders may also contact their brokers or nominees for information with respect to the Offer.
The Information Agent will receive a fee for its services, plus reimbursement for all out-of-pocket
expenses related to the Offer. The fees and expenses of the Information Agent are included in the fees and expenses of the Offer and therefore will be borne by the Advisor, and not the Fund.
Expiration of the Offer
The Offer will expire at 5:00 p.m., Eastern time, on July 15, 2026, unless the Fund extends the subscription period. Rights will expire on the Expiration Date and may not be exercised after that date. If the Fund extends the subscription period, the Fund will make an announcement as promptly as practicable. This announcement will be issued no later than 9:00 a.m., Eastern time, on the next business day following the previously scheduled Expiration Date. Without limiting the manner in which the Fund may choose to make this announcement, the Fund will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate this announcement other than by making a release to the Dow Jones News Service or any other means of public announcement as the Fund may deem proper.
Payment for Shares
Rights holders who wish to acquire common shares pursuant to the Offer may choose between the following methods of payment:

(1)
A Rights holder can send the properly completed and executed subscription certificate together with payment for the common shares subscribed for during the subscription period and, if eligible, for any additional common shares subscribed for pursuant to the over-subscription privilege to the Subscription Agent based upon an estimated Subscription Price of $12.18 per common share. A subscription will be accepted when payment, together with the executed subscription certificate, is received by the Subscription Agent at one of the addresses set forth under “—Subscription Agent”, the payment and the properly completed and executed subscription certificate must be received by the Subscription Agent by 5:00 p.m., Eastern time, on the Expiration Date. The Subscription Agent will deposit all checks received by it for the purchase of common shares into a segregated account of the Fund pending proration and distribution of common shares. A payment pursuant to this method must be in U.S. dollars by personal check drawn on a bank located in the United States, must be payable to “Computershare” and must accompany a properly completed and executed subscription certificate for such subscription to be accepted.

(2)
Alternatively, a subscription will be accepted by the Subscription Agent if, by 5:00 p.m., Eastern time, on the Expiration Date, the Subscription Agent has received a notice of guaranteed delivery and payment of the full Subscription Price at the estimated Subscription Price for the common shares subscribed for during the subscription period and, if eligible, any additional common shares subscribed for pursuant to the over-subscription privilege by mail or email or otherwise from a bank, a trust company or an NYSE member guaranteeing delivery of a properly completed and executed subscription certificate. The Subscription Agent will not honor a notice of guaranteed delivery unless a properly completed and executed subscription certificate are received by the Subscription Agent by the close of business on the first business day after the Expiration Date.

On the confirmation date, which will be ten (10) business days following the Expiration Date, a confirmation will be sent by the Subscription Agent to each Rights holder exercising its Rights (or, if a Rights holder’s common shares are held by DTC or any other depository or nominee, to DTC and/or that other depository or nominee) showing (i) the number of common shares acquired during the subscription period, (ii) the number of common shares, if any, acquired pursuant to the over-subscription privilege, (iii) the per common share and total purchase price for the common shares and (iv) any additional amount payable to the Fund by the Rights holder or any excess to be refunded by the Fund to the Rights holder, in each case based on the Subscription Price as determined on the Expiration Date. Any additional payment required from a Rights holder must be received by the Subscription Agent within ten (10) business days after the confirmation date (which confirmation date is July 29, 2026, unless the subscription period is extended). Any excess payment to be refunded by the Fund to a Rights holder will be mailed by the Subscription Agent to such Rights holder as promptly as practicable. All payments by a Rights holder must be in U.S. dollars by personal check drawn on a bank located in the United States and payable to “Computershare.”
Whichever of the two methods described above is used, issuance and delivery of the common shares subscribed for are contingent upon actual payment for such common shares. No certificates will be issued or delivered with respect to common shares issued and sold in the Offer.
Rights holders who have exercised their Rights will have no right to rescind their subscription after receipt of the completed subscription certificate together with payment for common shares by the Subscription Agent.
If a Rights holder who acquires common shares during the subscription period or pursuant to the over-subscription privilege (for Record Date Shareholders) does not make payment of any amounts due by the Expiration Date or a notice of guaranteed delivery, the Fund reserves the right to take any or all of the following actions through all appropriate means: (i) find other Record Date Shareholders for the subscribed and unpaid-for
common shares; (ii) apply any payment actually received by the Fund toward the purchase of the greatest whole number of common shares that could be acquired by the Rights holder upon exercise of such Rights acquired during the subscription period or pursuant to the over-subscription privilege; and/or (iii) exercise any and all other rights or remedies to which the Fund may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed common shares.
The method of delivery of completed subscription certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of exercising Rights holders, but if sent by mail it is recommended that such forms and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment by 5:00 p.m., Eastern time, on the Expiration Date. Because uncertified personal checks may take at least five (5) business days to clear, exercising Rights holders are strongly urged to submit their payment as soon as possible.
All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Fund, which determinations will be final and binding. The Fund, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until substantially all irregularities have been waived or cured within such time as the Fund determines in its sole discretion. The Fund will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.
Delivery of Shares
Participants in the Fund’s dividend reinvestment plan (the “Plan”) will have any common shares acquired pursuant to the Offer credited to their Common Stockholder dividend reinvestment accounts in the Plan. Common Stockholders whose common shares are held of record by DTC or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any common shares acquired during the subscription period credited to the account of DTC or other depository or nominee. No certificates will be issued or delivered with respect to common shares issued and sold in the Offer.
U.S. Federal Income Tax Consequences
The following is a general summary of the U.S. federal income tax consequences of the Offer to Record Date Shareholders and other Rights holders who are U.S. Persons as defined below. The following summary supplements the discussion set forth in the accompanying Prospectus and the SAI under the headings “Taxation” and is subject to the qualifications and assumptions set forth therein. Please refer to such discussion for a general description of the U.S. federal income tax consequences of investing in common shares.
The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury regulations”), judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. The discussion does not address all of the tax consequences that may be relevant to a particular Record Date Shareholder or other Rights holder, including those subject to special treatment under U.S. federal income tax laws such as financial institutions, insurance companies, broker-dealers, traders in securities that elect to use the mark-to-market
method of tax accounting, persons liable for alternative minimum tax, tax-exempt
organizations, persons with a functional currency other than the U.S. dollar, foreign persons, persons deemed to sell the Rights or common shares pursuant to the constructive sale rules of the Code or persons holding Rights or common shares as part of a straddle, hedging transaction or conversion transaction. This discussion is limited to Record Date Shareholders and other Rights holders that hold Rights or common shares as capital assets. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Record Date Shareholders and other Rights holders should consult their tax advisors as to the U.S. federal income tax consequences of the Offer that are relevant to their particular situations, as well as the effects of state, local and
non-U.S.
tax laws.
For purposes of this discussion, a “U.S. Person” means a beneficial owner of common shares or Rights that is, for U.S. federal income tax purposes, any one of the following:

•	an individual who is a citizen or resident of the U.S.;
•	a corporation or other entity treated as a corporation that is created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;
•
a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.
If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds common shares or Rights, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding common shares or Rights, and partners in such partnerships, should consult their tax advisors concerning the U.S. federal income and other tax consequences relevant to their particular situation.
Issuance of Rights, Basis and Holding Period.
Record Date Shareholders should not recognize taxable income in connection with the receipt of a Right pursuant to the Offer, provided that the distribution does not have the result of causing some Record Date Shareholders to receive an increase in their proportionate interest in the assets or earnings and profits of the Fund and other Record Date Shareholders to receive cash or property. The distribution of the Rights in the Offer should not have the effect of causing some Record Date Shareholders to receive an increase in their proportionate interest in the assets or earnings and profits of the Fund and other Record Date Shareholders to receive cash or property. Therefore, no income should be recognized by any Record Date Shareholders in connection with the issuance of the Rights pursuant to the Offer.
Except as provided in the following sentence, the basis of the Rights received by a Record Date Shareholder will be zero and the basis of the common shares with respect to which the Rights were issued (the “Old Common Shares”) will remain unchanged. The Record Date Shareholder must allocate a portion of the basis of the Old Common Shares to the Rights in proportion to their respective fair market values on the date of distribution if (i) either (a) the fair market value of the Rights on the date of distribution is at least 15% of the fair market value of the Old Common Shares on that date, or (b) the Record Date Shareholder affirmatively elects (by attaching a statement to the Record Date Shareholder’s federal income tax return for the year in which the Rights are received) to allocate to the Rights a portion of the basis of the Old Common Shares and (ii) the Rights do not expire unexercised in the hands of the Record Date Shareholder (i.e., the Record Date Shareholder either exercises or sells the Rights following their issuance).
The basis of a Right purchased in the market will generally be its purchase price.
The holding period of the Rights received in the Offer will include the Record Date Shareholder’s holding period for the Old Common Shares with respect to which the Rights were issued.
Expiration of the Rights
. Record Date Shareholders who receive Rights in the Offer with respect to their Old Common Shares and who allow such Rights to expire unexercised will not recognize any gain or loss, and no adjustment will be made to the basis of the holder’s Old Common Shares.
If a Right that has been purchased in the market expires unexercised, the holder will recognize a loss equal to the basis of the Right. If the Right was held as a capital asset, loss on the expiration of the Right generally will be a capital loss. The deductibility of capital losses is subject to a number of limitations under the Code.
Sale of the Rights
. Upon the sale of a Right, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller’s basis in the Right. Any gain or loss on the sale of a Right will be capital gain or loss if the Right is held as a capital asset (which in the case of Rights issued to a Record Date Shareholder will depend on whether the Old Common Shares are held as a capital asset), and will be a long-term capital gain or loss if the holding period of the Right (as determined under the discussion herein with respect to a Right received in the Offer by a Record Date Shareholder) is deemed to exceed one year at the time of the disposition.
Exercise of the Rights, Basis and Holding Period of Acquired Shares
. No gain or loss will be recognized by a Rights holder upon the exercise of Rights, and the basis of any common shares acquired upon exercise of the Rights (the “New Common Shares”) will equal the sum of (i) the basis, if any, of the Rights exercised and (ii) the Subscription Price for the New Common Shares. The holding period for the New Common Shares acquired through exercise of the Rights will begin on the date of exercise of the Rights (or, in the case of Rights purchased in the market, potentially the day after the date of exercise).
Employee Benefit Plan Considerations
Common Stockholders that are employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including corporate savings and 401(k) plans, each, an ERISA Plan), Keogh plans of self-employed individuals, Individual Retirement Accounts (“IRAs”) and other plans subject to Section 4975 of the Code (each a “Plan” and collectively, the “Plans”) should be aware of the possibility that additional contributions of cash to the Plan (other than rollover contributions or trustee-to-trustee
transfers from other Plans) made in order to exercise Rights could be treated as Plan contributions and, when taken together with contributions previously made, may subject a Plan to excise taxes for excess or nondeductible contributions. In the case of Plans qualified under Section 401(a) of the Code and certain other plans, additional cash contributions could cause the maximum contribution limitations of Section 415 of the Code or other qualification rules to be violated. Plans contemplating the receipt of additional cash contributions to exercise Rights should consult with their counsel prior to receiving or using such contributions.
Plans and other
tax-exempt
entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of Rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an IRA is used as security for a loan to the individual for whose benefit the IRA is established, the portion so used may also be treated as distributed to such individual.
Each fiduciary of a Plan with responsibility for decisions regarding the exercise or other disposition of Rights, and any investment in additional common shares as a consequence thereof, should consider, among other things, to the extent applicable, the fiduciary standards of ERISA and the Code in the context of the Plan’s particular circumstances before making any decision regarding the exercise or other disposition of rights, and any investment in common shares as a consequence thereof. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Plan, is generally considered to be a fiduciary of the Plan. Accordingly, among other factors, the fiduciary should consider whether the exercise, transfer or other disposition of Rights and an investment in common shares pursuant to an exercise would satisfy, inter alia
, the prudence and diversification requirements of ERISA, to the extent applicable, and would be consistent with its fiduciary responsibilities, and the documents and instruments governing the Plan.
Prohibited transactions could occur under Section 406 of ERISA and Section 4975 of the Code with respect to transactions contemplated by the Offer. For example, to the extent the Fund, the Advisor or certain of their respective affiliates or other parties involved with the Offer might be considered a “party in interest” or a “disqualified person” with respect to a Plan, prohibited transactions may arise under ERISA and/or Section 4975 of the Code in connection with exercises, transfers or other disposition of Rights unless made pursuant to an available statutory or administrative exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions that may potentially apply to such transactions. These exemptions include transactions effected on behalf of a Plan by a “qualified professional asset manager” (prohibited transaction exemption
84-14)
or an
“in-house
asset manager” (prohibited transaction exemption
96-23),
transactions involving insurance company general accounts (prohibited transaction exemption
95-60),
transactions involving insurance company pooled separate accounts (prohibited transaction exemption
90-1),
and transactions involving bank collective investment funds (prohibited transaction exemption
91-38).
In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that the issuer of the securities and any of its affiliates (directly or indirectly) are a “party in interest” or “disqualified person” solely by reason of being a service provider to the Plan (or by reason of certain relationships to such service provider), and that they do not have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). There can be no assurance that any of the above exemptions or any other exemption would apply, or that any or all of the conditions of any such exemptions would be satisfied, with respect to all otherwise prohibited transactions involving Rights or any common shares obtained pursuant to any Rights.
Governmental plans, certain church plans and
non-U.S.
plans may not be subject to the prohibited transaction provisions of ERISA or the Code but may be subject to similar laws (“Similar Laws”). Fiduciaries of any such plans should consult with counsel before exercise or transfer of Rights.
Because of the foregoing, the person making the decisions regarding the exercise, transfer or other disposition of any Rights (the “fiduciary”) on behalf of a Plan or a governmental, church or foreign plan will be deemed to represent on behalf of itself and the Plan that the exercise or other disposition of the Rights (and the investment in common shares pursuant to any exercise) will not result in a non-exempt
prohibited transaction under ERISA or Section 4975 of the Code or any applicable Similar Law. In addition, the fiduciary making any decision on behalf of a Plan to exercise or transfer Rights will be deemed to have represented, warranted and acknowledged that neither the Fund, the Advisor, nor any of their respective affiliates or agents (“Transaction Parties”) has provided or will provide advice in a fiduciary capacity with respect to the exercise or disposition of Rights by the Plan except to the extent such advice is provided in accordance with an applicable statutory or administrative exemption.
Neither the offer of Rights, nor the sale of common shares pursuant to an exercise of any Rights, to a Plan or to a plan that is subject to Similar Laws is in any respect a representation or recommendation by any of the Transaction Parties that such an investment meets all relevant legal requirements with respect to investments by Plans or plans subject to Similar Laws generally or any particular Plan or other such plan, or that such an investment is appropriate or advisable for Plans or plans subject to Similar Laws generally or any particular Plan or other such plan, except to the extent such advice is provided in accordance with an applicable statutory or administrative exemption. Common Stockholders that are Plans or plans subject to Similar Laws have the exclusive responsibility for ensuring that their exercise or transfer of Rights, and the investment in common shares pursuant to an exercise of Rights complies with the fiduciary responsibility rules of ERISA or any applicable Similar Laws and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.
Benefits to the Advisor
The Advisor will benefit from the Offer, in part, because the investment management fee paid by the Fund to the Advisor is based on the Fund’s managed assets. It is not possible to state precisely the amount of additional compensation the Advisor will receive as a result of the Offer because it is not known how many common shares will be subscribed for and because the proceeds of the Offer will be invested in additional portfolio securities which will fluctuate in value. However, assuming (i) all Rights are exercised, (ii) the Fund’s average NAV during the twelve-month period beginning June 12, 2026 is $13.70 per common share (the NAV per common share on June 12, 2026), (iii) the Subscription Price is $12.18 per common share, and (iv) for purposes of this example, the Fund increases the amount of leverage it has outstanding while maintaining approximately the same percentage of total assets attributable to leverage, the Advisor would receive additional investment management fees of approximately $6.05 million, for the twelve-month period beginning June 12, 2026, and would continue to receive additional investment management fees, as a result of the Offer, based on the Fund’s managed assets attributable to the common shares issued in the Offer and related additional leverage, thereafter.
Investment Considerations and Dilution
Upon completion of the Offer, Common Stockholders who do not exercise their Rights fully will own a smaller proportional interest in the Fund than would be the case if the Offer had not been made. Furthermore, if you do not participate in the over-subscription privilege, if it is available, your percentage ownership may also be diluted. In addition, because the Subscription Price per common share is likely to be less than the Fund’s NAV per common share, the Offer will likely result in a dilution of the Fund’s NAV per common share for all Common Stockholders, irrespective of whether they exercise all or any portion of their Rights. Although it is not possible to state precisely the amount of such a decrease in value, because it is not known at this time what the Subscription Price will be, what the NAV per common share will be on the Expiration Date or what proportion of common shares will be subscribed for, the dilution could be substantial. For example, assuming that all Rights are exercised, that the Fund’s NAV on the Expiration Date is $13.70 per common share (the NAV per common share on June 12, 2026), and that the Subscription Price is $12.18 per common share, the Fund’s NAV per common share on this date would be reduced by approximately $0.38 per common share (or 2.8%). This estimate does not reflect any reduction in net assets as a result of the Dealer Manager fee of approximately $14 million or other estimated offering expenses (estimated at approximately $1.5 million since the Advisor, and not the Fund, has agreed to pay the Dealer Manager fee and such other offering expenses. Record Date Shareholders will experience a decrease in the NAV per common share held by them, irrespective of whether they exercise all or any portion of their Rights. The distribution of transferable Rights, which may themselves have value, will afford non-participating
Common Stockholders the potential of receiving a cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for the economic dilution of their interests, although there can be no assurance that a market for the Rights will develop.
The fact that the Advisor, and not the Fund, is paying the Dealer Manager fee and all other offering expenses (which include, among other items, reimbursement of the Dealer Manager’s expenses, the expenses of preparing, printing and mailing the prospectus and Rights subscription materials for the Offer (including reimbursement of expenses of the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions), SEC registration fees and the fees assessed by service providers (including the cost of the Fund’s counsel and independent registered public accounting firm)) may reduce the effects of dilution as a result of the Offer since the Fund’s net assets will not additionally be reduced by the expenses of conducting the Offer and since the Fund will receive as proceeds from the Offer the full Subscription Price for each common share issued.

RISKS RELATING TO THE OFFER
Risk is inherent in all investing. Therefore, before investing in the common shares you should consider the risks carefully. See “Principal Risks of the Fund” in the Prospectus and the special risks and considerations set out below.
Dilution Risk
As a result of this Offer, it is anticipated that even if you fully exercise your Rights, you should expect to incur immediate economic dilution and, if you do not exercise all of your Rights, you will incur voting dilution. To the extent that the number of common shares outstanding after the Offer will have increased proportionately more than the increase in the size of the Fund’s net assets, you will, at the completion of the Offer, experience immediate dilution of NAV. The percentage increase in common shares outstanding that will occur if all the Rights are exercised is 33 1/3%. In addition, if the Subscription Price for the Offer is less than the Fund’s NAV per common share as of the Expiration Date, you would experience additional immediate dilution of NAV as a result of the Offer. If the Subscription Price is substantially less than the current NAV per common share at the expiration of the Offer, such dilution could be substantial. It is anticipated that the existing Common Stockholders will experience immediate dilution even if they fully exercise their Rights. This dilution of NAV will disproportionately affect Common Stockholders who do not exercise their Rights. The Fund cannot state precisely the amount of any decrease because it is not known at this time how many common shares will be subscribed for or what the NAV or market price of the Fund’s common shares will be on the Expiration Date or what the Subscription Price will be. For example, based on the Fund’s NAV and market price of the common shares on June 12, 2026, and on each of the four (4) preceding trading days, the Subscription Price would be less than NAV and there would be dilution. Assuming full exercise of the Rights being offered at the Subscription Price and assuming that the Expiration Date was June 12, 2026, it is estimated that the per common share dilution resulting from the Offer would be $0.38 per common share or 2.8%.
In addition to the economic dilution described above, if you do not exercise all of your Rights, you will incur voting dilution as a result of this Offer. This voting dilution will occur because you will own a smaller proportionate interest in the Fund after the Offer than you owned prior to the Offer.
The fact that the Rights are transferable may reduce the effects of dilution as a result of the Offer. Rights holders can transfer or sell their Rights. The cash received from the sale of Rights may be viewed as partial compensation for any possible dilution. There can be no assurances, however, that a market for the Rights will develop or that the Rights will have any value in that market. Additionally, the fact that the Advisor, and not the Fund, is paying the Dealer Manager fee and all other offering expenses (which include, among other items, reimbursement of the Dealer Manager’s expenses, the expenses of preparing, printing and mailing the prospectus and Rights subscription materials for the Offer (including reimbursement of expenses of the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions), SEC registration fees and the fees assessed by service providers (including the cost of the Fund’s counsel and independent registered public accounting firm)) may reduce the effects of dilution as a result of the Offer since the Fund’s net assets will not additionally be reduced by the expenses of conducting the Offer and since the Fund will receive as proceeds from the Offer the full Subscription Price for each common share issued.
Increase in Share Price Volatility; Decrease in Share Price
The Offer may result in an increase in trading of the common shares, which may increase volatility in the market price of the common shares. The Offer may result in an increase in the number of Common Stockholders wishing to sell their common shares, which would exert downward price pressure on the price of common shares.
Under-Subscription
It is possible that the Offer will not be fully subscribed. Under-subscription of the Offer could have an impact on the net proceeds of the Offer and whether the Fund achieves any benefits.

Risks of Acquiring Rights to Purchase common shares
Shares of
closed-end
funds such as the Fund frequently trade at a discount to NAV. Since inception, the Fund’s common shares have frequently traded at both a premium and a discount to NAV. See “Description of the Securities” in the Prospectus. If the Formula Price is less than 90% of the average of NAV per common share at the close of trading on the NYSE on the Expiration Date and each of the four (4) preceding trading days, then the Subscription Price will likely be greater than the market price of a common share on that date. In addition, the Formula Price, even if above 90% of the average of NAV per common share at the close of trading on the NYSE on the Expiration Date and each of the four (4) preceding trading days, may still be above the market price of a common share on the Expiration Date. If either event occurs, the Rights will have no value, and a person who exercises Rights will experience an immediate loss of value.
There can be no assurance that a market for the Rights will develop or, if such a market develops, what the price of the Rights will be. Changes in market conditions may result in the common shares purchasable upon exercise of the Rights being less attractive to investors at the Expiration Date. This may reduce or eliminate the value of the Rights. Investors who receive or acquire Rights may find that there is no market to sell Rights that they do not wish to exercise.

PLAN OF DISTRIBUTION
Distribution Arrangements
UBS Securities LLC will act as Dealer Manager for this Offer. Under the terms and subject to the conditions contained in the Dealer Manager Agreement among the Dealer Manager, the Fund and the Advisor, the Dealer Manager will provide financial structuring and solicitation services in connection with the Offer and will solicit the exercise of Rights and participation in the over-subscription privilege. The Offer is not contingent upon any number of Rights being exercised. The Dealer Manager will also be responsible for forming and managing a group of selling broker-dealers (each a “Selling Group Member” and collectively the “Selling Group Members”), whereby each Selling Group Member will enter into a Selling Group Agreement with the Dealer Manager to solicit the exercise of Rights and to sell common shares purchased by the Selling Group Member from the Dealer Manager. In addition, the Dealer Manager will enter into a Soliciting Dealer Agreement with other soliciting broker-dealers (each a “Soliciting Dealer” and collectively the “Soliciting Dealers”) to solicit the exercise of Rights. See “—Compensation to Dealer Manager” for a discussion of fees and other compensation to be paid to the Dealer Manager, Selling Group Members and Soliciting Dealers in connection with the Offer.
The Fund and the Advisor have each agreed to indemnify the Dealer Manager for losses arising out of certain liabilities, including liabilities under the Securities Act. The Dealer Manager Agreement also provides that the Dealer Manager will not be subject to any liability to the Fund in rendering the services contemplated by the Dealer Manager Agreement except for any act of willful misfeasance, bad faith or gross negligence of the Dealer Manager or reckless disregard by the Dealer Manager of its obligations and duties under the Dealer Manager Agreement.
Prior to the expiration of the Offer, the Dealer Manager may purchase Rights in the open-market and may purchase Rights offered to it by the Subscription Agent from electing Record Date Shareholders, that remain unclaimed as a result of subscription certificates being returned by the postal authorities and/or unexercised Rights of Record Date Shareholders whose record addresses are outside the United States that are held by the Subscription Agent and for which no instructions are received. The Dealer Manager may purchase such Rights as principal or act as agent on behalf of its clients for the purchase (and resale) of such Rights.
The Dealer Manager is authorized to exercise Rights it acquires prior to the expiration of the Offer for delivery of common shares prior to the expiration of the Offer at a subscription price equal to the greater of 92.5% of the last reported sale price of a common share on the NYSE on the date of exercise or 90% of the last reported NAV. There is no limit on the number of Rights the Dealer Manager can purchase or exercise. With respect to such exercises of Rights by the Dealer Manager prior to the expiration of the Offer, the subscription price will be paid to the Fund by the Dealer Manager and the dealer manager fee with respect to such proceeds will be paid to the Dealer Manager by the Advisor and not the Fund on the applicable settlement date(s) of such exercise(s). Prior to the expiration of the Offer, the Dealer Manager may independently offer for sale common shares it has acquired through purchasing and exercising the Rights to the public or to Selling Group Members at the offering price set by the Dealer Manager from time to time. The Dealer Manager may set the price for those common shares at any price that it determines, in its sole discretion. Neither the Fund nor the Advisor has a role in setting the terms, including the sales price, on which the Dealer Manager offers for sale and sells common shares it has acquired through purchasing and exercising Rights or the timing of the exercise of Rights or sales of common shares by the Dealer Manager. Persons who purchase common shares from the Dealer Manager or the selling group will purchase common shares at a price set by the Dealer Manager, which may be more or less than the Subscription Price, and at a time set by the Dealer Manager, which is expected to be prior to the Expiration Date. Since persons who purchase common shares from the Dealer Manager or members of the selling group were not Record Date Shareholders, they will not be eligible to participate in the over-subscription privilege with respect to such common shares acquired from the Dealer Manager or selling group.
Although the Dealer Manager may realize gains and losses in connection with purchases and exercises of Rights and sales of common shares, such transactions are intended by the Dealer Manager to facilitate the Offer, and any gains or losses in connection with such transactions are not expected to be material to the Dealer Manager. The Dealer Manager’s fee for its financial structuring and soliciting services is independent of any gains or losses that may be realized by the Dealer Manager through the purchase and exercise of the Rights and the sale of common shares.
In the ordinary course of their businesses, the Dealer Manager and/or its affiliates may engage in investment banking or financial transactions with the Fund, the Advisor and their affiliates. In addition, in the ordinary course of their businesses, the Dealer Manager and/or its affiliates may, from time to time, own securities of the Fund or its affiliates.
The principal business address of the Dealer Manager is 11 Madison Avenue, New York, New York 10010.
Compensation to Dealer Manager
Pursuant to the Dealer Manager Agreement, the Advisor, and not the Fund, has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to 3.50% of the Subscription Price per common share issued pursuant to the exercise of Rights, including the over-subscription privilege, on gross proceeds raised in the Offer up to $150 million, plus 2.75% of the Subscription Price per common share issued pursuant to the exercise of Rights, including the over-subscription privilege, on gross proceeds raised in the Offer in excess of $150 million.
The Dealer Manager will reallow to Selling Group Members in the Selling Group to be formed and managed by the Dealer Manager selling fees equal to 2.00% of the Subscription Price for each common share issued pursuant to the Offer or the Over-Subscription Privilege as a result of their selling efforts. In addition, the Dealer Manager will reallow to Soliciting Dealers that have executed and delivered a Soliciting Dealer Agreement and have solicited the exercise of Rights, solicitation fees equal to 0.50% of the Subscription Price for each common share issued pursuant to the exercise of Rights as a result of their soliciting efforts, subject to a maximum fee based on the number of common shares held by such Soliciting Dealer through DTC on the Record Date. Fees will be paid to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the Dealer Manager.
In addition, the Advisor, and not the Fund, has agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement for its expenses incurred in connection with the Offer. These expenses include, for example, reasonable fees and disbursements of legal counsel for the Dealer Manager, as well as reasonable out-of-pocket
fees and expenses incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers. The fees described above are one-time
fees payable on each date on which the Fund issues common shares after the Expiration Date with respect to the Dealer Manager, and on or before the tenth business day following the day the Fund issues common shares after the Expiration Date with respect to a Selling Group Member or Soliciting Dealer. No other fees will be payable by the Fund or the Advisor to the Dealer Manager in connection with the Offer.

ADDITIONAL SUPPLEMENTAL INFORMATION
Assuming the net proceeds of the Offer are $545,962,000 leverage in the credit facility with BNPP is expected to represent approximately 30.41% of the Fund’s managed assets.
Assuming that leverage will (1) be equal in amount to approximately 30.41% of the Fund’s managed assets, and (2) charge interest at a projected blended annual average interest rate of 4.60%, then the annual return generated by the Fund’s portfolio (net of estimated expenses) must exceed approximately 1.40% in order to cover such interest payments and other expenses specifically related to leverage. Of course, these numbers are merely estimates, used for illustration. Actual interest or payment rates may vary frequently and may be significantly higher or lower than the rate estimated above.
The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on common share total return, assuming investment portfolio total returns (comprised of net investment income of the Fund, realized gains or losses of the Fund and changes in the value of the securities held in the Fund’s portfolio) of
-10%,
-5%,
0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Fund. The table further reflects leverage representing 30.41% of the Fund’s managed assets, the Fund’s current projected blended annual average interest rate of 4.60% and a management fee at an annual rate of 0.85% of managed assets.

Assumed portfolio total return (net of expenses)	(10)%	(5)%	0%	5%	10%
Common share total return	(16.38)%	(9.19)%	(2.01)%	5.17%	12.36%
Common share total return is composed of two elements—the net investment income of the Fund after paying expenses, including interest expenses on the Fund’s Borrowings as described above and dividend payments on any preferred shares issued by the Fund, and gains and losses on the value of the securities the Fund owns. As required by the rules of the SEC, the table assumes the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0%, the Fund must assume that the income it receives on its investments is entirely offset by losses in the value of those securities.
During the time in which the Fund uses leverage, the amount of the fees paid to the Advisor will be higher than if the Fund did not use leverage because these fees will be calculated based on the Fund’s managed assets.

LEGAL MATTERS
Certain legal matters will be passed on by Simpson Thacher & Bartlett LLP, 855 Boylston Street, Boston, MA 02116 and Venable LLP, 750 E. Pratt Street, Suite 900, Baltimore, MD 21202 as special counsel to the Fund in connection with the Offer. Certain legal matters will be passed on by Dechert LLP, as special counsel to the Dealer Manager in connection with the Offer. Dechert LLP will also rely as to matters of Maryland law on the opinion of Venable LLP.
RIGHTS OFFERING
This Offer will be made in accordance with the 1940 Act. Under the Maryland General Corporation Law, the Fund’s charter authorizes the Board to approve the issuance of shares, including through rights offerings without obtaining stockholder approval, provided that the total number of shares issued does not exceed the number of shares authorized under the charter. The staff of the SEC has interpreted the 1940 Act as not requiring shareholder approval of a transferable rights offering to purchase common shares at a price below the then current net asset value so long as certain conditions are met, including: (i) a good faith determination by a fund’s Board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP, New York, New York, serves as the independent registered public accounting firm of the Fund and will annually render an opinion on the financial statements of the Fund.
ADDITIONAL INFORMATION
This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the common shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s web site (http://www.sec.gov).

BASE PROSPECTUS

Dated June 8, 2026

$670,000,000

Cohen & Steers Quality Income Realty Fund, Inc.

Common Stock

Subscription Rights to Purchase Common Stock

Investment Objectives. Cohen & Steers Quality Income Realty Fund, Inc., a Maryland corporation (the “Fund”), is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s primary investment objective is high current income through investment in real estate securities. Capital appreciation is a secondary investment objective. Under normal market conditions, at least 80% of the Fund’s total assets are invested in income-producing common stocks and other securities issued by real estate companies, such as real estate investment trusts.

The Fund was incorporated as a Maryland corporation on August 22, 2001, and commenced investment operations on February 28, 2002. An investment in the Fund is not appropriate for all investors.

We may offer, from time to time, in one or more offerings, our shares of common stock, par value $0.001 per share (“common shares”), and/or our subscription rights to purchase our common shares, which we refer to collectively as the “securities.” Securities may be offered at prices and on terms to be set forth in one or more supplements to this prospectus (this “Prospectus” and each supplement thereto, a “Prospectus Supplement”). You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our securities.

Our securities may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The Prospectus Supplement relating to the offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. We may offer subscription rights for common shares. The Prospectus Supplement relating to any offering of subscription rights will set forth the number of common shares issuable upon the exercise of each right and the other terms of such rights offering. We may not sell any of our securities through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our securities. Our common shares are listed on the New York Stock Exchange under the symbol “RQI.” On June 5, 2026, the last reported sale price of our common shares was $13.53. The net asset value of the Fund’s common shares at the close of business on June 5, 2026 was $13.52 per share.

Shares of closed-end funds often trade at a discount from net asset value. This creates a risk of loss for an investor purchasing shares in a public offering.

Investing in the Fund’s securities involves risks. See “Principal Risks of the Fund” beginning on page 25 for factors that should be considered before investing in securities of the Fund.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus may not be used to consummate sales of securities by us through agents, underwriters or dealers unless accompanied by a Prospectus Supplement.

This Prospectus, together with an applicable Prospectus Supplement, sets forth concisely the information about the Fund that a prospective investor should know before investing. You should read this Prospectus, together with an applicable Prospectus Supplement, which contains important information about the Fund, before deciding whether to invest in the securities, and retain it for future reference. A Statement of Additional Information, dated June 8, 2026 (the “SAI”), containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. You can review the table of contents of the SAI on page 74 of this Prospectus. You may receive free of charge a copy of the SAI or the Fund’s annual and semi-annual reports to stockholders by visiting our website at www.cohenandsteers.com, by calling 800-330-7348, or by writing to the Fund, or obtain a copy (and other information regarding the Fund) from the SEC’s web site (http://www.sec.gov). The SAI is only updated in connection with an offering and is therefore not available on the Fund’s website.

Our securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

You should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer to sell these securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date of this Prospectus or the date of the applicable Prospectus Supplement.

As permitted by regulations adopted by the SEC, paper copies of the Fund’s annual and semi-annual stockholder reports will not be sent by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on the Fund’s website at www.cohenandsteers.com, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you have already elected to receive stockholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive stockholder reports and other communications from the Fund electronically anytime by contacting your financial intermediary or, if you are a direct investor, by signing up at www.cohenandsteers.com.

You may elect to receive all future reports in paper free of charge. If you invest through a financial intermediary, you can contact your financial intermediary or, if you are a direct investor, you can call (866) 227-0757 to let the Fund know you wish to continue receiving paper copies of your stockholder reports. Your election to receive reports in paper will apply to all Funds held in your account if you invest through your financial intermediary or all Funds held within the fund complex if you invest directly with the Fund.

ii

PROSPECTUS SUMMARY

This is only a summary. This summary may not contain all of the information that you should consider before investing in our securities. You should review the more detailed information contained in this prospectus (this “Prospectus”), including the section titled “Principal Risks of the Fund” beginning on page 25, the applicable Prospectus Supplement and the Statement of Additional Information, dated June 8, 2026 (the “SAI”).

The Fund

Cohen & Steers Quality Income Realty Fund, Inc. is a diversified, closed-end management investment company. The Fund was incorporated as a Maryland corporation on August 22, 2001. Throughout this Prospectus, we refer to Cohen & Steers Quality Income Realty Fund, Inc. as the “Fund” or as “we.” See “The Fund.”

The Fund’s outstanding shares of common stock, par value $0.001 per share (“common shares”), are listed on the New York Stock Exchange (the “NYSE”) under the symbol “RQI.”

The Offering

We may offer, from time to time, in one or more offerings, our common shares, or our subscription rights to purchase our common shares, which we refer to collectively as the “securities.” The securities may be offered at prices and on terms to be set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). The offering price per common share of the Fund will not be less than the net asset value per common share at the time we make the offering, exclusive of any underwriting commissions or discounts; however, transferable rights offerings that meet certain conditions may be offered at a price below the then current net asset value per common share of the Fund. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our securities. Our securities may be offered directly to one or more purchasers, through agents designated from time to time by us, or through underwriters or dealers. The Prospectus Supplement relating to the offering will identify any agents, underwriters or dealers involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. The Prospectus Supplement relating to any offering of subscription rights will set forth the number of common shares issuable upon the exercise of each right and the other terms of such rights offering.

We may not sell any of our securities through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering.

Investment Objectives and Policies

The Fund’s primary investment objective is high current income through investment in real estate securities. The Fund’s secondary objective is capital appreciation. Our investment objectives are considered fundamental and may not be changed without stockholder approval. See “Investment Objectives and Policies” in the Prospectus.

Under normal market conditions, the Fund seeks to achieve its investment objectives by investing at least 80% of the Fund’s total assets in income-producing common stocks and other securities issued by real estate companies, such as real estate investment trusts (“REITs”). Real estate securities include common stocks, preferred stocks, and other equity and debt securities issued by real estate companies, including REITs and similar REIT-like entities.

Private real estate investments are generally less liquid than public real estate investments and may involve complex investment structures. In addition, private real estate investments may have higher capital requirements, and transactions involving this asset class may be more complex than those of public real estate investments. Making private real estate investments involves a high degree of sophistication, and returns are subject to the skill and decision-making process of Cohen & Steers Capital Management, Inc. (the “Advisor”), as well as local, regional, and national market conditions. As is common in the real estate industry, many of the Fund’s investments in private real estate will be leveraged. For example, the Fund (through a REIT Subsidiary) expects to make investments in private real estate investments which obtain debt financing consisting of property level debt. Property level debt will be secured by the real estate owned through private real estate investment. Typically, these investments would solely own real estate assets and would borrow from a lender using the owned property as mortgage collateral. If one of the Fund’s investments were to default on a loan, the lender’s recourse would be to the mortgaged property and the lender would typically not have a claim to other assets of the Fund or its subsidiaries. Such property level debt is generally not recourse to the Fund and the Fund will not treat these non-recourse borrowings as senior securities (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) for purposes of complying with the 1940 Act’s limitations on leverage unless the financial statements of the entity holding such property-level debt are consolidated with the Fund’s financial statements. See “Recourse Financings Risk.” The Fund intends to manage its investments to avoid treating such non-recourse borrowings as senior securities, although there is no guarantee that the Fund will be successful in doing so, and failure to do so may impede the Fund’s ability to achieve its investment objective and decrease returns to stockholders. There is no guarantee that the Fund’s investments will be able to obtain mortgage loans on attractive terms or at all. In certain limited cases, property level debt may be recourse to the Fund. The Fund’s private real estate investments may also include direct or indirect interests in companies or properties with highly leveraged capital structures. The cumulative effect of the use of leverage by the Fund or the real estate investments in which the Fund invests could result in substantial losses, exceeding those that would have been incurred had leverage not been employed. Because of the leveraged nature of the Fund’s private real estate investments, the Fund’s economic exposure to these investments may be greater than the percentage of the Fund’s total assets invested in such investments.

A real estate company is defined as a company that derives at least 50% of its revenue from the ownership, construction, financing, management or sale of commercial, industrial, or residential real estate or has at least 50% of its assets in such real estate. A REIT is a company dedicated to owning, and usually operating, income producing real estate, or to financing real estate. REITs are generally not taxed on income distributed to stockholders provided they distribute to their stockholders substantially all of their taxable income (other than net capital gains) and otherwise comply with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”). As a result, REITs generally pay relatively high dividends (as compared to other types of companies) and the Fund seeks to use these REIT dividends in an effort to meet its primary objective of high current income through investment in real estate securities.

The Fund has a fundamental investment policy of concentrating its investments in the U.S. real estate industry and not in any other industry.

The Fund may invest up to 10% of its total assets in debt securities issued or guaranteed by real estate companies. The Fund will not invest more than 20% of the Fund’s total assets in preferred stock or debt securities rated below investment grade (commonly known as “junk bonds”) or unrated securities of comparable quality. Preferred stock or debt securities will be considered to be investment grade if, at the time of investment, such security has a rating of BBB- or higher by S&P Global Ratings (“S&P”), Baa3 or higher by Moody’s Investors Services, Inc. (“Moody’s”) or an equivalent rating by a nationally recognized statistical rating agency. The Fund may also invest in preferred stock or debt securities which are unrated but which, in the opinion of the Advisor, are determined to be of equivalent quality. The Fund may invest up to 25% of its managed assets in foreign securities, including up to 15% of its assets in companies located in emerging market countries. The Fund will generally not invest more than 10% of the Fund’s total assets in the securities of one issuer.

The Fund may invest in mortgage- and asset-backed securities. Mortgage-backed securities are mortgage-related securities issued or guaranteed by the U.S. government, its agencies and instrumentalities, or issued by non-government entities. Mortgage related securities represent pools of mortgage loans assembled for sale to investors by various government agencies, as well as by non-government issuers such as commercial banks, savings and loan institutions, mortgage bankers and private mortgage insurance companies. Other asset-backed securities are structured like mortgage-backed securities, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include such items as motor vehicle installment sales or installment loan contracts, leases of various types of real and personal property, and receivables from credit card agreements and from sales of personal property.

The Fund may, but is not required to, use, without limit, various derivatives transactions to seek to generate return, facilitate portfolio management and mitigate risks. Although the Advisor may seek to use these kinds of transactions to further the Fund’s investment objectives, no assurance can be given that they will achieve this result. The Fund may enter into (buy or sell) exchange-listed and over-the-counter put and call options on securities (including securities of investment companies and baskets of securities), indices, and other financial instruments; purchase and sell financial futures contracts and options thereon; enter into various interest rate transactions, such as swaps, caps, floors or collars or credit transactions; equity index, total return and credit default swaps; forward contracts; and structured investments. In addition, the Fund may enter into various currency transactions, such as forward currency contracts, currency futures contracts, currency swaps or options on currency or currency futures. The Fund also may purchase and sell derivative instruments that combine features of these instruments. The Fund may invest in other types of derivatives, structured and similar instruments which are not currently available but which may be developed in the future.

The Fund is intended for investors seeking high current income and capital appreciation. It is not intended for those who wish to play short-term swings in the stock market.

Unless otherwise stated herein or in the SAI, the Fund’s investment policies are non-fundamental policies and may be changed by the Board of Directors (the “Board” and each member of the Board individually a “Director”) without prior stockholder approval. Unless otherwise expressly stated in this Prospectus or the SAI, or otherwise required by applicable law, all percentage and ratings or credit quality limitations stated herein or in the SAI apply only at the time of investment and subsequent changes in value, ratings downgrades or changes in credit quality will not result in the Fund being required to dispose of any portfolio security.

No assurance can be given that the Fund will achieve its investment objectives. See “Investment Objectives and Policies” in the Prospectus.

Investment Adviser

Cohen & Steers Capital Management, Inc., a registered investment adviser, located at 1166 Avenue of the Americas, New York, New York 10036, is the investment adviser to the Fund. The Advisor is a wholly-owned subsidiary of Cohen & Steers, Inc. (“CNS”), a publicly traded company whose shares are listed on the NYSE under the symbol “CNS.”

The Advisor adheres to a bottom-up, relative value investment process when selecting publicly traded real estate securities. To guide the portfolio construction process, the Advisor utilizes a proprietary valuation model that quantifies relative valuation of real estate securities based on price-to-net asset value (“NAV”), cash flow multiple/growth ratios and a dividend discount model (“DDM”). Analysts incorporate both quantitative and qualitative analysis in their NAV, cash flow, growth and DDM estimates. The company research process includes an evaluation of the commercial real estate supply and demand dynamics, management, strategy, property quality, financial strength and corporate structure. Judgments with respect to risk control, geographic and property sector diversification, liquidity and other factors are considered along with the models’ output and drive the portfolio managers’ investment decisions.

Leverage	As provided in the 1940 Act and subject to certain exceptions, the Fund may issue senior securities (which may be stock, such as preferred shares, and/or borrowings) only if immediately after such issuance the value of the Fund’s total assets, less certain ordinary course liabilities, exceeds 300% of the amount of the borrowings outstanding and exceeds 200% of the amount of preferred shares and borrowings outstanding. The Fund currently uses leverage by borrowing from banks or other financial institutions. At March 31, 2026, the Fund had $710,000,000 in outstanding borrowings. As of March 31, 2026, the amount of leverage represented approximately 30.21% of the Fund’s managed assets.

The Fund may also engage in investment management techniques which will not be considered senior securities if the Fund establishes a segregated account with cash or other liquid assets or sets aside assets on the accounting records equal to the Fund’s obligations in respect of such techniques. See “Investment Objectives and Policies—Certain Investment Practices” in the Prospectus.

Leverage creates a greater risk of loss as well as a potential for more gains for the common shares than if leverage were not used. See “Principal Risks of the Fund—Special Risk Factors to Holders of Common Shares—Leverage Risk.”

The Fund may revise the amount and type of leverage it employs at any time and from time to time without notice to stockholders based on market conditions or other factors considered relevant by the Fund’s Board. If the Fund issues additional common shares pursuant to this Prospectus, the Fund intends to increase the amount of its borrowings. See “Summary of Fund Expenses.”

Indebtedness

Under applicable state law and the charter of the Fund (the “Charter”), we may borrow money without prior approval of holders of common and preferred shares. We may issue debt securities or other evidence of indebtedness and may secure any borrowings by mortgaging, pledging or otherwise subjecting as security our assets to the extent permitted by the 1940 Act or rating agency guidelines. Any borrowings will rank senior to the common shares and any preferred shares that may be outstanding. Interest on borrowings will be payable when due. If we do not pay interest when due, it will trigger an event of default and we expect that we would be restricted from declaring dividends and making other distributions with respect to our common shares and any preferred shares that may be outstanding.

The Fund also may borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions.

As of March 31, 2026, the Fund had outstanding borrowings of $710,000,000 at a rate of 4.4% on a revolving credit facility (the “Facility”) with BNP Paribas Prime Brokerage International Limited (“BNPP”). If the Fund issues additional common shares pursuant to this Prospectus, the Fund intends to increase the amount of its borrowings on the Facility; however, the Fund intends to maintain approximately the same leverage ratio following the offering of any common shares. See “Summary of Fund Expenses.”

Preferred Shares	The terms of any series of preferred stock that the Fund may issue in the future may be fixed by the Board and may materially limit and/or qualify the rights of holders of the Fund’s common shares. If the Fund’s Board determines that it may be advantageous to the holders of the Fund’s common shares for the Fund to utilize additional leverage, the Fund may issue preferred stock. Any preferred stock issued by the Fund will pay distributions at a fixed or variable rate.

Dividends and Distributions

Dividends from net investment income and capital gain distributions are determined in accordance with U.S. federal income tax regulations, which may differ from generally accepted accounting principles (GAAP). Dividends from net investment income, if any, are declared quarterly and paid monthly. Net realized capital gains, unless offset by any available capital loss carryforward, are typically distributed to stockholders at least annually. Dividends and distributions to stockholders are recorded on the ex-dividend date and are automatically reinvested in full and fractional shares of the Fund in accordance with the Fund’s Reinvestment Plan, unless the stockholder has elected to have them paid in cash.

The Fund has a managed distribution policy (the “Policy”) in accordance with exemptive relief issued by the Securities and Exchange Commission (the “SEC”). The Policy gives the Fund greater flexibility to realize long-term capital gains throughout the year and to distribute those gains on a more regular basis to stockholders. In accordance with the Policy, the Fund currently distributes $0.09 per common share on a monthly basis. Therefore, regular monthly distributions throughout the year may include a portion of estimated realized long-term capital gains, along with net investment income, short-term capital gains and return of capital.

The Fund may therefore pay distributions in excess of the Fund’s investment company taxable income and net realized gains. This excess would be a return of capital distributed from the Fund’s assets. Distributions of capital decrease the Fund’s total assets and, therefore, could have the effect of increasing the Fund’s expense ratio. In addition, in order to make these distributions, the Fund may have to sell portfolio securities at a less than opportune time. These effects could have a negative impact on the price investors receive when they sell shares of the Fund.

The actual source of all distributions paid by the Fund, including net investment income, is subject to change and is not determined until after the end of the year. This is because the Fund invests primarily in REITs and similar companies.

Distributions from REITs are attributed to various sources, including net investment income, capital gains and return of capital. Until the Fund receives a final determination from these companies as to the source of distributions – generally around January 31 of the following year – the Fund cannot provide a final determination of the source of distributions paid.

If the Fund does not generate sufficient earnings (dividends and interest income and realized net capital gain) equal to or in excess of the aggregate distributions paid by the Fund in a given year, then the amount distributed in excess of the Fund’s earnings would generally be deemed a return of capital to the extent of the stockholder’s tax basis in the shares (reducing the basis accordingly) and as capital gains thereafter. Since a return of capital is considered a return of a portion of a stockholder’s original investment, it is generally not taxable and is treated as a reduction in the stockholder’s tax basis, thereby increasing the stockholder’s potential taxable gain or reducing the potential taxable loss on the sale of the shares.

The Fund’s distributions for the past five fiscal years have not included a return of capital.

You should not draw any conclusions about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the Policy. Distributions sourced from paid-in capital should not be considered as the dividend yield or total return of an investment in the Fund. Stockholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Stockholders should not assume that the source of a distribution from the Fund is net profit.

In accordance with the Policy, the Fund is required to adhere to certain conditions in order to distribute long-term capital gains during the year. The Board may amend, terminate or suspend the Policy at any time, which could have an adverse effect on the effect of the market price of the Fund’s common shares.

Use of Proceeds	The Fund will use the net proceeds from the offering to purchase portfolio securities in accordance with its investment objectives and policies. The Advisor anticipates that the investment of the proceeds will be made as appropriate investment opportunities are identified, which is expected to substantially be completed within three months; however, changes in market conditions could result in the Fund’s anticipated investment period extending to as long as six months. See “Investment Objectives and Policies” in the Prospectus. Depending on market conditions and operations, a portion of the proceeds may be used to pay distributions. See “Use of Proceeds” in the Prospectus.

Exchange Listing	The Fund’s outstanding common shares have been listed and traded on the NYSE under the trading or “ticker” symbol “RQI” since February 28, 2002. See “Description of the Securities.” The Fund’s common shares have historically traded at both a premium and a discount to the Fund’s NAV. Since the Fund commenced trading on the NYSE, the Fund’s common shares have traded at a discount to NAV as high as (38.5)% and a premium as high as 17.1%. Any subscription rights issued in the future pursuant to a Prospectus Supplement by the Fund would also likely be listed on the NYSE.

Principal Risks of the Fund

The Fund is a diversified, closed-end management investment company designed primarily as a long-term investment and not as a trading vehicle. The Fund is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Fund will achieve its investment objective.

A summary of certain risks associated with an investment in the Fund is set forth below. It is not complete and you should read and consider carefully the more detailed list of risks described in “Principal Risks of the Fund” in the Prospectus and “Principal Risks of the Fund” in the Fund’s annual report on Form N-CSR for the fiscal year ended December 31, 2025, filed with the SEC on March 6, 2026.

The Fund is subject to numerous risks including, but not limited to:

•

Risk of Market Price Discount From NAV. Shares of closed-end investment companies frequently trade at a discount from their NAV. This characteristic is a risk separate and distinct from the risk that NAV could decrease as a result of investment activities.

•

Investment Risk. An investment in the Fund is subject to investment risk, including the possible loss of the entire principal amount that you invest.

•

Market Risk. Your investment in common shares represents an indirect investment in the preferred securities, debt securities and other investments owned by the Fund. The value of these securities, like other investments, may move up or down, sometimes rapidly and unpredictably. The Fund may utilize leverage, which magnifies this risk. Your common shares at any point in time may be worth less than what you invested, even after taking into account the reinvestment of Fund dividends and distributions. See “Principal Risks of the

Fund—Special Risk Factors to Holders of Common Shares—Leverage Risk.”

•

Real Estate Industry Risk. Since the Fund concentrates its assets in companies engaged in the real estate industry, an investment in the Fund will be closely linked to the performance of the real estate markets. Risks of investing in real estate securities include falling property values due to increasing vacancies, declining rents resulting from economic, legal, tax, political or technological developments, lack of liquidity, limited diversification, and sensitivity to certain economic factors such as interest-rate changes and market recessions. Real estate company prices also may drop because of the failure of borrowers to pay their loans and poor management, and residential developers, in particular, could be negatively impacted by falling home prices, slower mortgage origination and rising construction costs. The risks of investing in REITs are similar to those associated with direct investments in real estate securities. See “Principal Risks of the Fund—General Risks—Real Estate Industry Risk” in the Prospectus.

•

REIT and Real Estate Risks. A REIT is a company that primarily owns income producing real estate, real estate mortgages or mortgage related securities. REITs may concentrate their investments in specific geographic areas or in specific property types (i.e. hotels, shopping malls, residential complexes and office buildings). A REIT is not taxed on income distributed to stockholders if, among other things, it distributes to its stockholders substantially all of its taxable income (other than net capital gains) for each taxable year. As a result, REITs tend to pay relatively higher distributions than other types of companies. By investing in REITs indirectly through the Fund, a stockholder will bear not only his or her proportionate share of the expenses of the Fund, but also, indirectly, similar expenses of the REITs. Because REITs own and operate real estate and because they are unable to retain earnings, REITs are vulnerable to the risks affecting the real estate industry.

•

Interest Rate Risk. The market value of fixed-income and dividend-paying securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of fixed-income and dividend-paying securities will increase as interest rates fall and decrease as interest rates rise. The magnitude of these fluctuations in the market price of fixed-income and dividend-paying securities is generally greater for those securities with longer maturities. Fluctuations in the market price of the Fund’s investments will not affect interest or dividend income derived from instruments already owned by the Fund, but will be reflected in the Fund’s NAV. The Fund may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by Fund management.

In addition to the foregoing, the Fund is subject to general economic and market risks that could impact the Fund’s performance. Investors should read and consider carefully the more detailed risks described in “Principal Risks of the Fund” in the Prospectus and “Principal Risks of the Fund” in the Fund’s annual report on Form N-CSR for the fiscal year ended December 31, 2025, filed with the SEC on March 6, 2026.

Management and Fees

For the services provided to the Fund, the Advisor receives a fee, accrued daily and paid monthly, at the annual rate of 0.85% of the average daily managed assets of the Fund pursuant to the investment advisory agreement between the Fund and the Advisor (the “Investment Management Agreement”). Managed assets are equal to the net assets plus the amount of any borrowings used for leverage outstanding.

Because the investment advisory fees are based on a percentage of managed assets, which includes assets attributable to the Fund’s use of leverage, the Advisor may have a conflict of interest in the input it provides to the Board regarding whether to use or increase the Fund’s use of leverage. The Board bases its decision, with input from the Advisor, regarding whether and how much leverage to use for the Fund on its assessment of whether such use of leverage is in the best interests of the Fund, and the Board seeks to manage the Advisor’s potential conflict of interest by periodically reviewing the Fund’s performance and use of leverage.

The Advisor also provides certain administrative functions for the Fund pursuant to a separate administration agreement (the “Administration Agreement”), for which the Advisor receives a fee, accrued daily and paid monthly, at the annual rate of 0.06% of the average daily managed assets of the Fund.

Additionally, State Street Bank and Trust Company (“State Street,” the “Custodian” or the “Co-Administrator”), located at One Congress Street, Suite 1, Boston, Massachusetts 02114-2016, serves as the co-administrator for the Fund. The Fund pays State Street fees for certain accounting and administrative services under an administration agreement.

See “Management of the Fund—Investment Advisory and Administrative Arrangements” in the Prospectus.

Custodian, Transfer Agent, Dividend Disbursing Agent and Registrar

State Street acts as custodian.

Computershare Inc. (“Computershare”) acts as transfer agent, dividend disbursing agent and registrar for the Fund.

See “Custodian, Transfer Agent and Dividend Disbursing Agent and Registrar.”

USE OF PROCEEDS

The Advisor expects that it will initially invest the proceeds of the offering in high quality short-term debt securities and instruments. The Advisor anticipates that the investment of the proceeds will be made in accordance with the Fund’s investment objectives and policies as appropriate investment opportunities are identified, which is expected to substantially be completed within three months; however, changes in market conditions could result in the Fund’s anticipated investment period extending to as long as six months. Depending on market conditions and operations, a portion of the cash held by the Fund, including any proceeds raised from this offering, may be used to pay distributions in accordance with the Fund’s distribution policy.

SUMMARY OF FUND EXPENSES

The following table shows the Fund’s expenses, which are borne directly or indirectly by holders of the Fund’s common shares as a percentage of net assets attributable to common shares.

Stockholder Transaction Expenses
Sales Load (as a percentage of offering price)	0.18	%(1)
Offering Expenses Borne by the Fund (as a percentage of offering price)	0.01	%(1)
Dividend Reinvestment Fees	None	(2)

	Percentage of Net Assets Attributable to Common Shares
Annual Expenses (as a percentage of net assets attributable to common shares)
Management Fees	1.20	%(3)
Interest Payments on Borrowed Funds	2.07	%(4)
Other Expenses	0.18	%(5)

Total Annual Expenses	3.45%

(1)

Estimated maximum amount based on offering of $670 million in common shares. The estimates assume that no sales load or offering expenses would be paid by the Fund or stockholders on $550 million in offered common shares, and that a 1% sales load and $62,000 in common share offering expenses will be paid on $120 million in offered common shares. Actual sales loads and offering expenses may be higher or lower than these estimates and will be set forth in the Prospectus Supplement if applicable.

(2)	Stockholders participating in the Fund’s Reinvestment Plan generally do not incur any additional fees. See “Reinvestment Plan.”

(3)

The Advisor’s fee is a monthly fee computed at an annual rate of 0.85% of the Fund’s average daily managed assets. Consequently, since the Fund has borrowings outstanding, the investment management fee and other expenses as a percentage of net assets attributable to common shares are higher than if the Fund did not utilize a leveraged capital structure.

(4)

Assumes the issuance of $670 million in common shares and borrowings from financial institutions representing 30.41% of managed assets at an annual interest expense to the Fund of 2.07%, which is based on the weighted average borrowing cost currently applicable under the Fund’s existing credit facility with BNPP and an assumption that if the Fund issues an additional $670 million in common shares it will increase the amount of its credit facility with BNPP from $710 million to $1.0 billion in order to maintain approximately the same leverage ratio following the offering of any common shares. The actual amount of interest expense borne by the Fund will vary over time. Interest expense is required to be treated as an expense of the Fund for accounting purposes.

(5)

“Other Expenses” are based on estimated amounts for the current year assuming completion of the proposed issuances. The Fund and the Advisor have entered into the Administration Agreement and the Fund and State Street have entered into a co-administration agreement (the “Co-Administration Agreement”). “Other Expenses” includes amounts paid to the Advisor under the Administration Agreement, which requires the Fund to pay the Advisor an amount equal to, on an annual basis, 0.06% of the Fund’s average daily managed assets, and amounts paid to State Street under the Co-Administration Agreement.

The purpose of the table above and the example below is to help you understand the various costs and expenses that you, as a stockholder, would bear directly or indirectly. For a more complete description of the various costs and expenses a stockholder would bear in connection with the issuance and ongoing maintenance of any preferred shares or notes issued by the Fund, see “Principal Risks of the Fund—Special Risks to Holders of Common Shares—Leverage Risk.”

The following example illustrates the expenses (including the maximum estimated sales load of $1.79 on common shares, and estimated offering expenses of $62,000 from the issuance of $670 million in common shares) that you would pay on each $1,000 investment in our common shares, assuming (1) total net annual expenses of 3.45% in years 1 through 10, (2) a 5% annual return and (3) that all dividends and distributions are reinvested at NAV.

	1 Year	3 Years	5 Years	10 Years
Total Expenses incurred	$36	$108	$181	$374

*

The example should not be considered a representation of future expenses. The example is based on total Annual Expenses shown in the table above and assumes that the amounts set forth in the table do not change and that all distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

THE FUND

The Fund is a diversified, closed-end management investment company registered under the 1940 Act. The Fund was incorporated as a Maryland corporation on August 22, 2001, and commenced investment operations on February 28, 2002. The Fund’s principal office is located at 1166 Avenue of the Americas, New York, NY 10036.

INVESTMENT OBJECTIVES AND POLICIES

General

The Fund’s primary investment objective is high current income through investment in real estate securities. The Fund’s secondary objective is capital appreciation. Under normal market conditions, the Fund seeks to achieve its investment objectives by investing at least 80% of the Fund’s total assets in income-producing common stocks and other securities issued by real estate companies, such as REITs. Real estate securities include common stocks, preferred stocks, and other equity and debt securities issued by real estate companies, including REITs and similar REIT-like entities.

The Fund may invest without limit in equity securities of REITs. A REIT in the U.S. is generally not taxed on income distributed to stockholders so long as it meets certain tax related requirements, including the requirement that it distribute substantially all of its taxable income (other than net capital gains) to such stockholders for each taxable year. REIT-like entities are also organized outside of the U.S. and have operations and receive tax treatment in their respective countries similar to that of U.S. REITs. The Fund may invest up to 25% of its managed assets in foreign securities, including up to 15% of its managed assets in companies located in emerging market countries. The Fund is permitted to invest in real estate companies (including REITs) of any market capitalization.

The Fund’s investments in securities of real estate companies may also include private real estate investments. Private real estate investments include debt or equity investments in private real estate operating companies that own or manage real estate, privately offered REITs, mortgages secured by commercial or residential real estate, securities issued by real estate companies prior to an initial public offering, private investments in public equity and joint ventures which invest in residential and commercial real estate. The Fund expects to invest directly or indirectly in certain real estate and real estate-related investments through one or more private, wholly owned REIT subsidiaries (each, a “REIT Subsidiary”). The Fund’s private real estate investments may consist of real estate joint ventures where the Fund (generally through a REIT Subsidiary) partners with a real estate operator. These investments may include retail, office, hotel, healthcare, multifamily residential, industrial and other properties. The Advisor believes that a REIT Subsidiary will allow it to access more attractive investment opportunities than would otherwise be the case.

Private real estate investments are generally less liquid than public real estate investments and may involve complex investment structures. In addition, private real estate investments may have higher capital requirements, and transactions involving this asset class may be more complex than those of public real estate investments. Making private real estate investments involves a high degree of sophistication, and returns are subject to the skill and decision-making process of the Advisor, as well as local, regional, and national market conditions. As is common in the real estate industry, many of the Fund’s investments in private real estate will be leveraged. For example, the Fund (through a REIT Subsidiary) expects to make investments in private real estate investments which obtain debt financing consisting of property level debt. Property level debt will be secured by the real estate owned through private real estate investment. Typically, these investments would solely own real estate assets and would borrow from a lender using the owned property as mortgage collateral. If one of the Fund’s investments were to default on a loan, the lender’s recourse would be to the mortgaged property and the lender would typically not have a claim to other assets of the Fund or its subsidiaries. Such property level debt is generally not recourse to the Fund and the Fund will not treat these non-recourse borrowings as senior securities (as defined in the 1940 Act) for purposes of complying with the 1940 Act’s limitations on leverage unless the financial statements of the entity holding such property-level debt are consolidated with the Fund’s financial statements. See “Principal Risks of the Fund—General Risks—Recourse Financings Risk.” The Fund intends to manage its investments to avoid treating such non-recourse borrowings as senior securities, although there is no guarantee that the Fund will be successful in doing so, and failure to do so may impede the Fund’s ability to achieve its investment objective and decrease returns to stockholders. There is no guarantee that the Fund’s investments will be able to obtain mortgage loans on attractive terms or at all. In certain limited cases, property level debt may be recourse to the Fund. The Fund’s private real estate investments may also include direct or indirect interests in companies or properties with highly leveraged capital structures. The cumulative effect of the use of leverage by the Fund or the real estate investments in which the Fund invests could result in substantial losses, exceeding those that would have been incurred had leverage not been employed. Because of the leveraged nature of the Fund’s private real estate investments, the Fund’s economic exposure to these investments may be greater than the percentage of the Fund’s total assets invested in such investments.

The Fund has a fundamental investment policy of concentrating its investments in the U.S. real estate industry and not in any other industry.

The Fund may invest up to 10% of its total assets in debt securities issued or guaranteed by real estate companies. The Fund will not invest more than 20% of the Fund’s total assets in preferred stock or debt securities rated below investment grade (commonly known as “junk bonds”) or unrated securities of comparable quality. Preferred stock or debt securities will be considered to be investment grade if, at the time of investment, such security has a rating of BBB- or higher by S&P, Baa3 or higher by Moody’s or an equivalent rating by a nationally recognized statistical rating agency. The Fund may also invest in preferred stock or debt securities which are unrated but which, in the opinion of the Advisor, are determined to be of equivalent quality. The Fund may invest up to 25% of its managed assets in foreign securities, including up to 15% of its assets in companies located in emerging market countries. The Fund will generally not invest more than 10% of the Fund’s total assets in the securities of one issuer.

The Fund may invest in mortgage- and asset-backed securities. Mortgage-backed securities are mortgage-related securities issued or guaranteed by the U.S. government, its agencies and instrumentalities, or issued by non-government entities. Mortgage related securities represent pools of mortgage loans assembled for sale to investors by various government agencies, as well as by non-government issuers such as commercial banks, savings and loan institutions, mortgage bankers and private mortgage insurance companies. Other asset-backed securities are structured like mortgage-backed securities, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include such items as motor vehicle installment sales or installment loan contracts, leases of various types of real and personal property, and receivables from credit card agreements and from sales of personal property.

The Fund may, but is not required to, use, without limit, various derivatives transactions to seek to generate return, facilitate portfolio management and mitigate risks. Although the Advisor may seek to use these kinds of transactions to further the Fund’s investment objectives, no assurance can be given that they will achieve this result. The Fund may enter into (buy or sell) exchange-listed and over-the-counter put and call options on securities (including securities of investment companies and baskets of securities), indices, and other financial instruments; purchase and sell financial futures contracts and options thereon; enter into various interest rate transactions, such as swaps, caps, floors or collars or credit transactions; equity index, total return and credit default swaps; forward contracts; and structured investments. In addition, the Fund may enter into various currency transactions, such as forward currency contracts, currency futures contracts, currency swaps or options on currency or currency futures. The Fund also may purchase and sell derivative instruments that combine features of these instruments. The Fund may invest in other types of derivatives, structured and similar instruments which are not currently available but which may be developed in the future.

No assurances can be given that the Fund’s objectives will be achieved. The Fund’s investment objectives and policy of concentrating investments in the U.S. real estate industry are fundamental policies and may not be changed without stockholder approval. Except as expressly stated in the Prospectus or SAI, none of the Fund’s other policies are fundamental, and each may be modified by the Board without stockholder approval. The percentage and ratings or credit quality limitations stated herein and in the SAI apply only at the time of investment and are not considered violated as a result of subsequent changes to the value, or downgrades to the ratings or changes in credit quality, of the Fund’s portfolio investments, and will not result in the Fund being required to dispose of any portfolio security.

The Advisor is a registered investment adviser, located at 1166 Avenue of the Americas, New York, New York 10036, and is the investment adviser to the Fund.

Principal Investment Strategies

The Advisor adheres to a bottom-up, relative value investment process when selecting publicly traded real estate securities. To guide the portfolio construction process, the Advisor utilizes a proprietary valuation model that quantifies relative valuation of real estate securities based on price-to-NAV, cash flow multiple/growth ratios and a DDM. Analysts incorporate both quantitative and qualitative analysis in their NAV, cash flow, growth and DDM estimates. The company research process includes an evaluation of the commercial real estate supply and demand dynamics, management, strategy, property quality, financial strength and corporate structure. Judgments with respect to risk control, geographic and property sector diversification, liquidity and other factors are considered along with the models’ output and drive the portfolio managers’ investment decisions.

Certain Investment Practices

Real Estate Companies. For purposes of the Fund’s investment policies, a real estate company is one that:

•	derives at least 50% of its revenues from the ownership, construction, financing, management or sale of commercial, industrial or residential real estate; or

•	has at least 50% of its assets invested in such real estate.

The equity securities in which the Fund invests consist of:

•	common stocks;

•	preferred stocks;

•	rights or warrants to purchase common and preferred stocks; and

•	securities convertible into common and preferred stocks where the conversion feature represents, in the Advisor’s view, a significant element of the securities’ value.

Real Estate Investment Trusts. REITs are companies that own interests in real estate or in real estate related loans or other interests, and their revenue primarily consists of rent derived from owned, income producing real estate properties and capital gains from the sale of such properties. The Fund may invest without limit in shares of REITs. A REIT in the U.S. is generally not taxed on income distributed to stockholders so long as it meets certain tax related requirements, including the requirement that it distribute substantially all of its taxable income (other than net capital gains) to such stockholders for each taxable year. As a result, U.S. REITs tend to pay relatively higher dividends than other types of companies. Dividends paid by U.S. REITs will not be eligible for the dividends-received deduction and are generally not considered qualified dividend income eligible for reduced rates of taxation for U.S. federal income tax purposes, but may be considered to be “qualified REIT dividends” eligible for a 20% deduction for non-corporate taxpayers. See “Taxation” in this Prospectus and “Taxation” in the SAI.

REITs can generally be classified as equity REITs, mortgage REITs or hybrid REITs. Equity REITs, which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both equity REITs and mortgage REITs.

Common Stock. Common stocks represent the residual ownership interest in the issuer and holders of common stock are entitled to the income and increase in the value of the assets and business of the issuer after all of its debt obligations and obligations to preferred stockholders are satisfied. Common stocks generally have voting rights. Common stocks fluctuate in price in response to many factors including historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

Preferred Stocks. The Fund may invest in preferred stocks. Preferred stocks are securities that pay dividends at a specified rate and have a preference over common stocks in the payment of dividends and the liquidation of assets. This means that a company must pay dividends on its preferred stock prior to paying dividends on its common stock. In addition, in the event a company is liquidated, preferred stockholders must be fully repaid on their investments before common stockholders can receive any money from the company. Preferred stockholders, however, usually have no right to vote for a company’s directors or on other corporate matters.

Preferred stocks pay a fixed stream of income to investors, and this income stream is a primary source of the long-term investment return on preferred stocks. As a result, the market value of preferred stocks is generally more sensitive to changes in interest rates than the market value of common stocks. In this respect, preferred stocks share many investment characteristics with debt securities.

There are two basic types of preferred securities: traditional and hybrid-preferred securities. Traditional preferred securities consist of preferred stock issued by an entity taxable as a corporation. Preferred stocks, which may offer fixed or floating rate dividends, are perpetual instruments and considered equity securities. Preferred securities are subordinated to senior debt instruments in a company’s capital structure, in terms of priority to corporate income and claim to corporate assets, and therefore will be subject to greater credit risk than debt instruments. Alternatively, hybrid-preferred securities may be issued by corporations, generally in the form of interest-bearing notes with preferred securities characteristics, or by an affiliated trust or partnership of the corporation, generally in the form of preferred interests in subordinated debentures or similarly structured securities. The hybrid-preferred securities market consists of both fixed and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates. Hybrid-preferred securities are considered debt securities. Due to their similar attributes, the Advisor also considers senior debt perpetual issues, certain securities with convertible features as well as exchange-listed senior debt issues that trade with attributes of exchange-listed perpetual and hybrid-preferred securities to be part of the broader preferred securities market.

Foreign (Non-U.S.) Real Estate Companies. The Fund is permitted to invest in global real estate companies, including those located outside the United States. These companies include, but are not limited to, companies with similar characteristics to the REIT structure, in which revenue primarily consists of rent derived from owned, income-producing real estate properties, and dividend distributions as a percentage of taxable net income are high (generally greater than 80%).

Convertible Securities. A convertible security entitles the holder to exchange such security for a fixed number of shares of common stock or other equity security, usually of the same company, at fixed prices within a specified period of time and to receive the fixed income of a bond or the dividend preference of a preferred stock until the holder elects to exercise the conversion privilege. The fixed income or dividend component of a convertible security is referred to as the security’s “investment value.”

A convertible security’s position in a company’s capital structure depends upon its particular provisions. In the case of subordinated convertible debentures, the holder’s claims on assets and earnings are subordinated to the claims of others and are senior to the claims of stockholders.

To the degree that the price of a convertible security rises above its investment value because of a rise in price of the underlying common stock, the value of such security is influenced more by price fluctuations of the underlying common stock and less by its investment value. The price of a convertible security that is supported principally by its conversion value will rise along with any increase in the price of the common stock, and such price generally will decline along with any decline in the price of the common stock except that the security will receive additional support as its price approaches investment value. A convertible security purchased or held at a time when its price is influenced by its conversion value will produce a lower yield than nonconvertible senior securities with comparable investment values. Convertible securities may be purchased by the Fund at varying price levels above their investment values and/or their conversion values in keeping with the Fund’s investment objectives.

Many convertible securities in which the Fund will invest have call provisions entitling the issuer to redeem the security at a specified time and at a specified price. This is one of the features of a convertible security which affects valuation. Calls may vary from absolute calls to provisional calls. Convertible securities with superior call protection usually trade at a higher premium. If long-term interest rates decline, the interest rates of new convertible securities will also decline. Therefore, in a falling interest rate environment, companies may be expected to call convertible securities with high coupons and the Fund would have to invest the proceeds from such called issues in securities with lower coupons. Thus, convertible securities with superior call protection will permit the Fund to maintain a higher yield than with issues without call protection.

Debt Securities. The Fund may invest in debt securities issued by real estate companies, including REITs, and other types of issuers. The Fund’s investments in debt securities may include investments in convertible debt securities, convertible preferred securities, corporate debt securities issued by domestic and non-U.S. corporations and government debt securities issued or guaranteed by the U.S. government or its agencies or instrumentalities or a non-U.S. government or its agencies or instrumentalities, such as mortgage debt securities.

Below Investment Grade Securities. The Fund may invest in securities that are rated below investment grade. Securities rated below investment grade are regarded as having predominately speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal, and these bonds are commonly referred to as “high yield” or “junk” securities. These securities are subject to a greater risk of default. The prices of these lower-grade securities are more sensitive to negative developments, such as a decline in the issuer’s revenues or a general economic downturn, than are the prices of higher-grade securities. Lower-grade securities tend to be less liquid than investment grade securities. The market values of lower-grade securities tend to be more volatile than investment grade securities. A security will be considered to be below investment grade if it is rated as such by one nationally recognized statistical rating organization (NRSRO) (for example, below Baa3 or BBB- by Moody’s or S&P) or, if unrated, are judged to be below investment grade by the Advisor. Although a company’s senior debt rating may be, for example, BBB-, an underlying security issued by such company in which the Fund invests may have a lower rating. The Fund does not invest in securities that are in default at the time of purchase. See Appendix A to the SAI for a description of certain ratings.

Warrants and Rights. The Fund may invest in warrants and rights (including those acquired in units or attached to other securities) which entitle the holder to buy equity securities at a specific price for or at the end of a specific period of time. The Fund will do so only if the underlying equity securities are deemed appropriate by the Advisor for inclusion in the Fund’s portfolio.

Investing in rights and warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and thus can be a riskier investment. The value of a right or warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the Fund whose equity underlies the warrant, a change in the perception as to the future price of the underlying security, or any combination thereof. Rights and warrants generally pay no dividends and confer no voting or other rights other than the right to purchase the underlying security.

Options. The Fund may sell (write) put or call options on an index or a security with the intention of earning option premiums in order to enhance current income. Generally, an option on a security gives the purchaser of the option, in return for the premium paid, the right to buy a specified security (in the case of a call option) or to sell a specified security (in the case of a put option) from or to the writer of the option at a designated price during the term of the option. An option on a securities index, and certain options on securities, give the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index or security, as applicable, and the exercise price of the option. The Fund will receive a premium for writing a put or call option, which will increase the Fund’s gross income in the event the option expires unexercised or is closed out at a profit. If the value of a security or an index on which the Fund has written a call option falls or remains the same, the Fund will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of any portfolio securities underlying this option.

Leverage. As provided in the 1940 Act and subject to certain exceptions, the Fund may issue senior securities (which may be stock, such as preferred shares, and/or securities representing debt) only if immediately after such issuance the value of the Fund’s total assets, less certain ordinary course liabilities, exceeds 300% of the amount of the debt outstanding and exceeds 200% of the amount of preferred shares and debt outstanding. Any such preferred shares may be convertible in accordance with the SEC staff guidelines, which may permit the Fund to obtain leverage at attractive rates. The use of leverage magnifies the impact of changes in NAV. In addition, if the cost of leverage exceeds the return on the securities acquired with the proceeds of leverage, the use of leverage will diminish rather than enhance the return to the Fund. The use of leverage generally increases the volatility of returns to the Fund. Such volatility may increase the likelihood of the Fund having to sell investments in order to meet its obligations to make distributions on preferred shares or principal or interest payments on debt securities, or to redeem preferred shares or repay debt, when it may be disadvantageous to do so. The Fund’s use of leverage may require it to sell portfolio investments at inopportune times in order to raise cash to redeem preferred shares or otherwise de-leverage so as to maintain required asset coverage amounts or comply with any mandatory redemption terms of any outstanding preferred shares. See “Principal Risks of the Fund—Special Risks to Holders of Common Shares—Leverage Risk.”

Derivatives

The Fund is authorized to purchase, sell or enter into any derivative contract or option on a derivative contract, transaction or instrument including, without limitation, various interest rate transactions such as swaps, caps, floors or collars, and foreign currency transactions, such as foreign currency forward contracts, futures contracts, options, swaps and other similar transactions in connection with its investments in securities of non-U.S. companies. The Fund may, but is not required to, use, without limit, derivatives to seek to generate return, facilitate portfolio management and mitigate risks. The Fund’s primary use of derivative contracts will, however, be to enter into interest rate hedging transactions in order to reduce the interest rate risk inherent in the Fund’s investments, and foreign currency hedging transactions in order to reduce foreign currency exchange rate risks from adverse changes in the relationship between the U.S. dollar and foreign currencies (including to hedge against anticipated future changes which otherwise might adversely affect the prices of securities that the Fund may purchase at a later date). Derivative instruments, or “derivatives,” include instruments and contracts that are derived from and are valued in relation to one or more underlying interest rates, currencies, securities, financial benchmarks or indexes and include, without limitation, swap agreements (including credit default swaps), futures contracts, forward contracts, options on futures or forward contracts, listed or over-the-counter (“OTC”) put or call options on, or linked to the value of, any security, index or basket of securities, commodity or index or basket of commodities or other reference asset , and structured investments. Fund also may purchase and sell derivative instruments that combine features of these instruments. The Fund may invest in other types of derivatives, structured and similar instruments which are not currently available but which may be developed in the future. Derivatives typically allow an investor to hedge or speculate upon the price movements of a particular interest rate, currency, security, financial benchmark or index at a fraction of the cost of acquiring or borrowing the underlying asset. The value of a derivative depends largely upon price movements in the underlying asset.

An interest rate swap involves the exchange of cash flows based on interest rate specifications and a specified principal amount, often a fixed payment for a floating payment that is linked to an interest rate. In an interest rate cap, one party receives payments at the end of each period in which a specified interest rate on a specified principal amount exceeds an agreed rate; conversely, in an interest rate floor one party may receive payments if a specified interest rate on a specified principal amount falls below an agreed rate. Interest rate collars involve selling a cap and purchasing a floor, or vice versa, to protect a fund against interest rate movements exceeding given minimum or maximum levels.

A foreign currency forward contract is an obligation to purchase or sell a specific currency for an agreed price on a future date that is individually negotiated and privately traded by currency traders and their customers. A foreign currency futures contract is an exchange-traded contract for the purchase or sale of a specified foreign currency at a specified price at a future date. A foreign currency swap is an agreement between two parties to exchange principal and interest payments on a loan made in one currency for principal and interest payments of a loan of equal value in another currency. The Fund may enter into a foreign currency forward contract, foreign currency futures contract or foreign currency swap, or purchase a currency option, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency or expects to receive a dividend or interest payment on a portfolio holding, in order to “lock in” the U.S. dollar value of the security or payment. In addition, the Fund may enter into a foreign currency forward contract, futures contract or swap or purchase a currency option in respect of a currency that acts as a proxy for a currency in which the Fund’s portfolio holdings or anticipated holdings are denominated. This second investment practice is generally referred to as “cross-hedging.” The Fund may also conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market.

The Fund’s transactions in foreign currencies may increase or accelerate the Fund’s recognition of ordinary income and may affect the timing or character of the Fund’s distributions.

Forward Foreign Currency Exchange Contracts

In order to hedge against foreign currency exchange rate risks from adverse changes in the relationship between the U.S. dollar and foreign currencies (including to hedge against anticipated future changes which otherwise might adversely affect the prices of securities that the Fund intends to purchase at a later date), the Fund may enter into forward foreign currency exchange contracts (forward contracts), foreign currency futures contracts (foreign currency futures) and foreign currency swap agreements (foreign currency swaps), as well as purchase put or call options on foreign currencies, as described below. The Fund also may enter into options on currency futures contracts and is not limited to entering into currency transactions for hedging purposes. The Fund may also conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market.

A forward currency contract is an obligation to purchase or sell a specific currency for an agreed price on a future date that is individually negotiated and privately traded by currency traders and their customers. A foreign currency future is an exchange-traded contract for the purchase or sale of a specified foreign currency at a specified price at a future date. A foreign currency swap is an agreement between two parties to exchange principal and interest payments on a notional amount in one currency for principal and interest payments on a notional amount in another currency. The Fund may enter into a foreign currency forward contract, foreign currency futures contract or foreign currency swap, or purchase a currency option, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency or expects to receive a dividend or interest payment on a portfolio holding, in order to “lock in” the U.S. dollar value of the security or payment. In addition, the Fund may enter into a foreign currency forward contract, futures contract or swap or purchase a currency option in respect of a currency that acts as a proxy for a currency in which the Fund’s portfolio holdings or anticipated holdings are denominated. This second investment practice is generally referred to as “cross-hedging.” Because in connection with the Fund’s foreign currency transactions an amount of that Fund’s assets equal to the amount of that Fund’s current commitment will be segregated to be used to pay for the commitment, the Fund expects to have cash or other liquid assets available that are sufficient to cover any commitments under these transactions. The segregated assets will be marked-to-market on a daily basis.

The Fund may enter into a forward contract to attempt to minimize the risk to the Fund from adverse changes in the relationship between the U.S. dollar and foreign currencies. Forward contracts may limit potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Fund than if it had not engaged in such contracts.

The Fund may enter into exchange-traded foreign currency futures for the purchase or sale for future delivery of foreign currencies. U.S. exchange-traded futures are regulated by the CFTC. This investment technique will be used only to hedge against anticipated future changes in exchange rates which otherwise might adversely affect the value of the Fund’s portfolio securities or adversely affect the prices of securities that the Fund intends to purchase at a later date.

Credit Facility

The Fund currently has entered into the Facility with BNPP. As of December 31, 2025, the Fund had outstanding borrowings of $710,000,000 under the Facility at a rate of 4.60%. If the Fund issues additional common shares pursuant to this Prospectus, the Fund intends to increase the amount of its borrowings on the Facility; however, the Fund intends to maintain approximately the same leverage ratio following the offering of any common shares. See “Summary of Fund Expenses.”

Under the terms of the agreement with BNPP, the Fund pays a monthly financing charge based on Secured Overnight Financing Rate (SOFR)-based variable rates. The commitment amount of the credit agreement is $860,000,000. The Fund also pays a fee of 0.45% per annum on the unused portion of the Facility when less than 80% of the commitment amount is outstanding. BNPP may not change certain terms of the credit agreement except upon 360 days’ notice. The Facility does not have a set termination date, but can be terminated by the Fund upon 360 days’ notice or by BNPP if the Fund violates certain conditions. The Fund is required to pledge portfolio securities as collateral in an amount up to two times the loan balance outstanding (or more depending on the terms of the credit agreement) and has granted a security interest in the securities pledged to, and in favor of, BNPP as security for the loan balance outstanding. If the Fund fails to meet certain requirements, or maintain other financial covenants required under the credit agreement, the Fund may be required to repay immediately, in part or in full, the loan balance outstanding under the credit agreement, necessitating the sale of portfolio securities at potentially inopportune times. The Fund may, upon prior written notice to BNPP, prepay all or a portion of the fixed and variable rate portions of the Facility. The Fund may have to pay a breakage fee with respect to a prepayment of all or a portion of the fixed rate financing under the Facility. The credit agreement also permits, subject to certain conditions, BNPP to rehypothecate portfolio securities pledged by the Fund up to the amount of the loan balance outstanding. The Fund continues to receive dividends and interest on rehypothecated securities. The Fund also has the right under the credit agreement to recall the rehypothecated securities from BNPP on demand. If BNPP fails to deliver the recalled security in a timely manner, the Fund will be compensated by BNPP for any fees or losses related to the failed delivery or, in the event a recalled security will not be returned by BNPP, the Fund, upon notice to BNPP, may reduce the loan balance outstanding by the amount of the recalled security failed to be returned.

In the event the Facility is terminated or no longer is available to us on acceptable terms, there is no guarantee that an alternative facility will be available to us on acceptable terms or at all. Furthermore, it is possible that the amount of leverage available to us under any such credit facility may be limited due to other amounts borrowed by other funds for which the Advisor provides investment management or investment advisory services. As a result, it is possible that we may be restricted from borrowing when we would otherwise like to borrow, even though we have a credit facility in place. The following sets forth certain additional considerations in respect of our borrowings:

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Limitations. Borrowings by us are subject to certain limitations under the 1940 Act described above, including the amount of asset coverage required. In addition, agreements we enter related to borrowings may also impose certain requirements, which may be more stringent than those imposed by the 1940 Act, including asset coverage and portfolio composition requirements.

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Distribution Preference. A lender’s rights to receive interest on, and repayment of, principal of borrowings will be senior to your rights as a stockholder. The terms of our borrowings may contain provisions which limit our activities, including the payment of distributions to stockholders, in some circumstances. See “Principal Risks of the Fund—Special Risks to Holders of Common Shares—Leverage Risk.”

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Voting Rights. In certain circumstances, the 1940 Act grants our lenders voting rights in the event of default in the payment of interest on, or repayment of, principal. In the event that such provisions would impair our tax treatment as a regulated investment company (“RIC”) under the Code, we, subject to our ability to obtain funding by liquidating our assets or otherwise, intend to repay our borrowings.

Investment Restrictions. The Fund has adopted certain fundamental investments policies designed to limit investment risk and maintain portfolio diversification. See “Investment Restrictions” in the SAI for a list of certain fundamental policies of the Fund. Fundamental policies may not be changed without the vote of a majority, as defined in the 1940 Act, of the outstanding voting securities of the Fund.

Except as expressly stated in the Prospectus or SAI, none of the Fund’s policies (including with respect to the interest rate transactions described under the heading “Interest Rate Transactions”) is fundamental, and may be modified by the Board without stockholder approval.

Securities Lending. The Fund may lend portfolio securities to broker/dealers or other institutions. The borrower must maintain with the Fund cash or equivalent collateral equal to at least 100% of the market value of the securities loaned. During the time portfolio securities are on loan, the borrower pays the lending Fund any dividends or interest paid on the securities. The Fund may invest the collateral and earn additional income or receive an agreed upon amount of interest income from the borrower. Loans are subject to termination at the option of the Fund or the borrower. The Fund may pay reasonable administrative and custodial fees in connection with a loan. The Fund does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. The Fund may lose money if a borrower defaults on its obligation to return securities and the value of the collateral held by the Fund is insufficient to replace the loaned securities. In addition, the Fund is responsible for any loss that might result from its investment of the borrower’s collateral.

Other Investment Companies. The Fund may invest in securities of other investment companies, including open-end funds, closed-end funds or ETFs, to the extent permitted under Section 12(d)(1) of the 1940 Act, and the rules promulgated thereunder, or any exemption granted to the Fund under the 1940 Act. The Fund also may invest in other funds either during periods when it has large amounts of uninvested cash, such as the period shortly after the Fund receives the proceeds of the offering of its common shares, or during periods when there is a shortage of attractive opportunities in the market. An investment in the shares of another fund is subject to the risks associated with that fund’s portfolio securities. To the extent the Fund invests in shares of another fund, stockholders would indirectly pay a portion of that fund’s expenses, including advisory fees, brokerage and distribution expenses. These fees and expenses are in addition to the direct expenses of the Fund’s own operations. Stockholders would therefore be subject to duplicative expenses to the extent the Fund invests in other funds. The securities of other funds may also be leveraged and will therefore be subject to similar leverage risks to which the Fund is subject. The NAV and market value of leveraged shares will be more volatile and the yield to stockholders will tend to fluctuate more than the yield generated by unleveraged shares. Other funds may have investment policies that differ from those of the Fund. In addition, to the extent the Fund invests in other funds, the Fund will be dependent upon the investment and research abilities of persons other than the Advisor.

Restricted and Illiquid Securities. The Fund may invest without limit in restricted and illiquid securities. Illiquid securities include, but are not limited to, restricted securities (securities the disposition of which is restricted under the federal securities laws), securities that may only be resold pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), but that are deemed to be illiquid, and repurchase agreements with maturities in excess of seven days. The Board or its delegate has the ultimate authority to determine, to the extent permissible under the federal securities laws, which securities are liquid or illiquid for purposes of the Fund’s investment limitations, if applicable. The Board has delegated to the Advisor the day-to-day determination of the illiquidity of any security held by the Fund, although they have retained oversight and ultimate responsibility for such determinations. Although no definitive liquidity criteria are used, the Board and/or the Advisor will consider factors such as (i) the nature of the market for a security (including the institutional private resale market; the frequency of trades and quotes for the security; the number of dealers willing to purchase or sell the security; the amount of time normally needed to dispose of the security; and the method of soliciting offers and the mechanics of transfer), (ii) the terms of certain securities or other instruments allowing for the disposition to a third party or the issuer thereof (e.g., certain repurchase obligations and demand instruments) and (iii) other permissible relevant factors.

Other Investments. The Fund’s cash reserves, held to provide sufficient flexibility to take advantage of new opportunities for investments and for other cash needs, are invested in money market instruments. Money market instruments in which the Fund may invest its cash reserves will generally consist of obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities and such obligations that are subject to repurchase agreements and commercial paper.

Portfolio Turnover. The Fund will buy and sell securities to accomplish its investment objectives. The investment policies of the Fund may lead to frequent changes in investments, particularly in periods of rapidly fluctuating interest or currency exchange rates.

Portfolio turnover generally involves some expense to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. The portfolio turnover rate is computed by dividing the lesser of the amount of the securities purchased or securities sold by the average monthly value of securities owned during the year (excluding securities whose maturities at acquisition were one year or less). Higher portfolio turnover may decrease the after-tax return to individual investors in the Fund to the extent it results in a decrease of the long-term capital gains portion of distributions to stockholders.

For the fiscal years ended December 31, 2025, 2024 and 2023, the portfolio turnover rate of the Fund was 31%, 30% and 20%, respectively. The Fund anticipates that its portfolio turnover rate will generally not exceed 100%.

Temporary Defensive Investments. Upon the Advisor’s recommendation, during periods of unusual adverse market condition and in order to keep the Fund’s cash fully invested, the Fund may deviate from its investment objectives and invest all or any portion of its assets in short-term debt instruments, government securities, cash or cash equivalents, without regard to whether the issuer is a real estate company. In such a case, the Fund may not pursue or achieve its investment objectives.

Further information on the investment objectives and policies of the Fund is set forth in the SAI.

PRINCIPAL RISKS OF THE FUND

The Fund is a diversified, closed-end management investment company designed primarily as a long-term investment and not as a trading vehicle. The Fund is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Fund will achieve its investment objective. Investing in the Fund’s securities involves a high degree of risk. Before investing in the Fund’s securities, you should be aware of various risks, including those described in the Fund’s annual report on Form N-CSR for the year ended December 31, 2025, the risk factors described under the caption “Principal Risks of the Fund” in any applicable Prospectus Supplement, any risk factors set forth in the Fund’s other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and those described below. Investors should carefully consider such risk factors, together with all of the other information included or incorporated by reference in this Prospectus, before deciding whether to make an investment in the Fund’s securities. The risks set forth below are not the only risks the Fund faces. If any of the adverse events or conditions described below occurs, the Fund’s business, financial condition and results of operations could be materially adversely affected. In such case, the Fund’s NAV, and the trading price of the Fund’s common shares could decline and you may lose all or part of your investment. Investors should also carefully review the cautionary statement in this Prospectus referred to under “Special Note Regarding Forward-Looking Statements” below. See also “Incorporation by Reference” in this Prospectus.

Investors should consider the following risk factors and special considerations associated with investing in the Fund:

General Risks

Risk of Market Price Discount from NAV. Shares of closed-end investment companies frequently trade at a discount from their NAV. This characteristic is a risk separate and distinct from the risk that NAV could decrease as a result of investment activities. Whether investors will realize gains or losses upon the sale of the shares will depend not upon the Fund’s NAV but entirely upon whether the market price of the shares at the time of sale is above or below the investor’s purchase price for the shares. Because the market price of the shares is determined by factors such as relative supply of and demand for shares in the market, general market and economic conditions, and other factors beyond the control of the Fund, Fund shares may trade at, above or below NAV.

Investment Risk. An investment in the Fund is subject to investment risk, including the possible loss of the entire principal amount that you invest.

Market Risk. Your investment in common shares represents an indirect investment in the REIT shares and other real estate securities owned by the Fund. The value of these securities, like other investments, may move up or down, sometimes rapidly and unpredictably. Your Fund shares at any point in time may be worth less than what you invested, even after taking into account the reinvestment of Fund dividends and distributions.

Real Estate Industry Risk. The Fund will not invest in real estate directly, but will invest in securities issued by real estate companies. However, because of its policy of concentration in the securities of companies in the real estate industry, the Fund is also subject to the risks associated with the direct ownership of real estate. These risks include:

•	declines in the value of real estate;

•	risks related to general and local economic conditions;

•	possible lack of availability of mortgage funds;

•	overbuilding;

•	extended vacancies of properties;

•	increased competition;

•	increases in property taxes and operating expenses;

•	changes in zoning laws;

•	losses due to costs resulting from the clean-up of environmental problems;

•	liability to third parties for damages resulting from environmental problems;

•	casualty or condemnation losses;

•	limitations on rents;

•	changes in neighborhood values and the appeal of properties to tenants;

•	changes in interest rates;

•	falling home prices;

•	failure of borrowers to pay their loans;

•	early payment or restructuring of mortgage loans;

•	slower mortgage origination; and

•	rising construction costs.

Thus, the value of the Fund’s shares may change at different rates compared to the value of shares of a fund with investments in a mix of different industries.

REIT Risk. In addition to the risks of securities linked to the real estate industry, REITs are subject to certain other risks related to their structure and focus. REITs generally are dependent upon management skills and may not be diversified. REITs are also subject to heavy cash flow dependency, defaults by borrowers and self-liquidation. In addition, REITs could possibly fail to (i) qualify for favorable tax treatment under applicable tax law, or (ii) maintain their exemptions from registration under the 1940 Act. The above factors may also adversely affect a borrower’s or a lessee’s ability to meet its obligations to the REIT. In the event of a default by a borrower or lessee, the REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments.

Real Estate Cycle Risks. Real estate values have been historically cyclical. As the general economy grows, demand for real estate increases and occupancies and rents increase. As occupancies and rents increase, property values increase, and new development occurs. As development occurs, occupancies, rents and property values may decline. Because leases are usually entered into for long periods and development activities often require extended times to complete, the real estate value cycle often lags the general business cycle. Because of this cycle, real estate companies have historically often incurred large swings in their profits and the prices of their securities.

The value of real estate and securities associated with real estate may decline significantly in connection with adverse economic conditions, disruptions in the financial and credit markets, or other macroeconomic events. For example, during the financial crisis and recession of 2007-2009, a disruption in the financial and credit markets originating in the sub-prime mortgage sector led to dramatic declines in the values of real estate and real estate-related securities, with severe consequences for the broader economy. More recently, rising interest rates, persistent inflation, tightening monetary policy, regional banking instability, and reduced credit availability have contributed to declines in real estate valuations, increased cap rates, and diminished transaction volumes. These and similar factors can create a highly volatile and uncertain business environment for investment companies, such as the Fund, and the REITs in which it invests, that focus their investments in real estate and real estate-related securities, and can significantly increase the risk of making investments in investment companies such as the Fund. These risks include, but are not limited to, diminished income or operating losses; decreased asset values and impaired financial and mandatory operating ratios; losses of principal and interest on existing loans as a result of borrowers’ inability to make such payments at all or to make such payments in a timely manner; loss of future revenues from a downturn in the volume of loan originations, securitizations, and other directly and indirectly related business activity; a loss of collateral value; and a slowdown in the housing and related industries and in the economy generally. These factors and others may result in poor financial results, substantial write-downs of the values of assets, volatile and declining stock prices, stricter lending standards, reduced liquidity, and increased risk of bankruptcy and business failure generally for companies with exposure to real estate-related investments and the credit markets.

These risks could also adversely affect the broader economy, which in turn could adversely affect the real estate markets. Any such developments could, in turn, reduce returns from REITs and real estate funds or reduce the number of REITs and real estate funds brought to market, thereby reducing the Fund’s investment opportunities. Properties in which REITs and real estate funds invest may suffer losses due to declining rental income and higher vacancy rates, which may reduce distributions to the Fund and reduce the value of the underlying properties.

Property Type Risks. Many REITs focus on particular types of properties or properties which are especially suited for certain uses, and those REITs are affected by the risks which impact the users of their properties. A portion of the Fund’s portfolio investments may be invested in REITs that focus on such particular types of properties and consequently be subject to the underlying risks associated with investing in such properties. For example:

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REITs that own healthcare facilities, age restricted apartments, congregate care properties, assisted living facilities and nursing homes: The physical characteristics of these properties and their operations are highly regulated, and those regulations often require capital expenditures or restrict the profits realizable from these properties. Some of these properties are also highly dependent upon Medicare and Medicaid payments, which are subject to changes in governmental budgets and policies. These properties may experience losses if their tenants receive lower Medicare or Medicaid rates.

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REITs that own hotels and resorts: These properties usually require higher levels of capital expenditures than other types of commercial real estate. The financial performance of these properties and their values are highly sensitive to general economic conditions and travel industry changes, and economic downturns could have a disproportionately negative impact on hospitality REITs.

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REITs that own, manage and operate shopping centers or other retail properties: The values of these properties are vulnerable to changes in consumer spending practices and to bankruptcies of large retail firms and may suffer vacancies and rejected leases as a result.

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REITs that own, manage and operate rental housing such as apartment buildings: Such properties may decline in value whenever mortgage financing for single family homes becomes available at low rates or when there is a slowing of job creation and household formations.

•	REITs that focus on investing in warehouse and industrial properties: The values of these properties may be adversely affected by changing patterns of global or regional trade.

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REITs that own or operate office buildings: These properties may experience increased vacancies and losses if certain types of tenants, such as call centers, transfer their operations to lower wage locations, including outside the United States.

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REITs that own, manage and operate properties that are leased on a net basis (where the tenant agrees to pay a monthly base rent as well as property taxes, insurance, utilities and other operating expenses) to single tenants: The value of these properties will vary with the financial strength or business prospects of their tenants.

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REITs that own, manage and operate other types of specialized real estate, including self-storage facilities, manufactured homes and entertainment related facilities: The values of these properties are affected by changes in consumer preferences and general economic conditions.

Mortgage REIT Risks. Mortgage REITs are pooled investment vehicles that invest the majority of their assets in real property mortgages and which generally derive income primarily from interest payments thereon. Investing in mortgage REITs involves certain risks related to investing in real property mortgages. In addition, mortgage REITs must satisfy highly technical and complex requirements in order to qualify for the favorable tax treatment accorded to REITs under the Code. No assurances can be given that a mortgage REIT in which the Fund invests will be able to continue to qualify as a REIT or that complying with the REIT requirements under the Code will not adversely affect such REIT’s ability to execute its business plan.

Private Real Estate Risk. The Fund’s investments in private real estate include additional risks. For example, lease defaults, terminations by one or more tenants or landlord-tenant disputes may reduce the Fund’s revenues and net income. Any of these situations may result in extended periods during which there is a significant decline in revenues or no revenues generated by a property. If this occurred, it could adversely affect the Fund’s results of operations.

The Fund’s financial position and its ability to make distributions may also be adversely affected by financial difficulties experienced by any major tenants, including bankruptcy, insolvency or a general downturn in the business, or in the event any major tenants do not renew or extend their relationship as their lease terms expire. A tenant in bankruptcy may be able to restrict the ability to collect unpaid rents or interest during the bankruptcy proceeding. Furthermore, dealing with a tenant’s bankruptcy or other default may divert management’s attention and cause the Fund to incur substantial legal and other costs.

The Fund’s investments in real estate will be pressured in challenging economic and rental market conditions. If the private real estate investment is unable to re-let or renew leases for all or substantially all of the space at these properties, if the rental rates upon such renewal or re-letting are significantly lower than expected, or if the investment’s reserves for these purposes prove inadequate, the Fund will experience a reduction in net income and may be required to reduce or eliminate cash distributions.

The Fund may rely on third-party property managers, operating partners, or sponsors to manage the day-to-day operations of its real estate investments. The Fund’s ability to direct or influence the management of a particular property may be limited. Poor management decisions, fraud, or the failure of a property manager to maintain a property in good condition could adversely affect occupancy levels, rental income, and the value of the Fund’s investment.

The Fund may obtain only limited warranties when it purchases an equity investment in private commercial real estate. The purchase of properties with limited warranties increases the risk that the Fund may lose some or all of its invested capital in the property, as well as the loss of rental income from that property if an issue should arise that decreases the value of that property and is not covered by the limited warranties. If any of these results occur, it may have a material adverse effect on the Fund’s business, financial condition and results of operations and the Fund’s ability to make distributions.

The Fund’s investments in private real estate are expected to be substantially less liquid than many other securities, such as common stocks or U.S. government securities. Private real estate investments typically cannot be sold quickly, exit timing is uncertain, and there is no established secondary market for many of these interests. The Fund may need to sell such investments at a significant discount to their appraised or carrying value in order to generate liquidity, particularly during periods of market stress or dislocation. Investors should be aware that the illiquid nature of these investments may limit the Fund’s ability to rebalance its portfolio, respond to changing market conditions, or fund redemption requests in a timely manner.

REIT Subsidiary Risk. Investments in a REIT Subsidiary are subject to risks associated with the direct ownership of real estate. A REIT Subsidiary, and therefore the Fund, may be affected by changes in the real estate markets generally as well as changes in the values of any properties owned by a REIT Subsidiary or securing any mortgages owned by a REIT Subsidiary (which changes in value could be influenced by market conditions for real estate in general or issues related to the particular property). If a REIT Subsidiary’s underlying assets are concentrated in properties used by a particular industry, it will be subject to risks associated with such industry. Each REIT Subsidiary will be wholly-owned (except for its preferred stockholders) by the Fund.

Restrictions under the Code applicable to regulated investment companies such as the Fund can limit investments in private real estate, or cause such investments to be structured in a less tax-advantaged manner. Each REIT Subsidiary will not be diversified and will be subject to heavy cash flow dependency, possible lack of availability of financing, changes in interest rates, prepayment and defaults by borrowers, self-liquidation, adverse economic conditions, adverse changes in tax laws, and the possibility of failing to maintain an exemption under the 1940 Act. Any rental income or income from the disposition of real estate could adversely affect a REIT Subsidiary’s ability to retain its tax status, which would have adverse tax consequences. Each REIT Subsidiary is subject to the risk that it will need to liquidate a holding at an economically inopportune time.

By investing through a REIT Subsidiary, the Fund bears the fees and expenses of the REIT Subsidiary (including, among other things operating costs, transaction expenses, administrative and custody fees, legal expenses and custody expenses). Thus, investing through a REIT Subsidiary may cause the Fund to be subject to higher operating expenses than if it invested directly.

To the extent a REIT Subsidiary holds mortgages, it will be subject to the following risks: (1) during periods of declining interest rates, mortgagors may be inclined to prepay their mortgages, which prepayment may diminish the yield on securities issued by the REIT Subsidiary; and (2) when interest rates rise, the value of the REIT Subsidiary’s investment in fixed rate obligations can be expected to decline.

A REIT Subsidiary may have limited diversification because it may invest in a limited number of properties, a narrow geographic area, or a single type of property. The private real estate investments owned by a REIT Subsidiary will not be traded on a national securities exchange and an investment therein is, therefore, illiquid. These investments are also more difficult to value than publicly traded real estate investments.

A REIT Subsidiary, and therefore the Fund, will be affected by changes in the value of the underlying real property, fluctuations in the demand for real estate, defaults by tenants, and decreases in market rates for rent. To the extent it invests in mortgages or otherwise derives income from the collection of interest payments, a REIT Subsidiary may be affected by the quality of credit extended, prepayments and defaults by borrowers, and changes in market interest rates, and may be more susceptible to interest rate risk.

Each REIT Subsidiary likely will depend on its ability to generate cash flow to make distributions to the Fund. The Fund’s investments in a REIT Subsidiary could cause the Fund to recognize income in excess of cash received from those investments and, as a result, the Fund may be required to sell portfolio investments, including when it is not advantageous to do so, in order to make distributions. By investing in a REIT Subsidiary, the Fund is indirectly exposed to risks associated with the REIT Subsidiary’s investments. A REIT Subsidiary may invest in real estate and real estate-related investments through wholly-owned special purpose companies. Because each REIT Subsidiary will not be registered under the 1940 Act, the Fund, as an investor in the REIT Subsidiary, will not have the protections afforded to investors in registered investment companies. Changes in the laws of the United States, under which the Fund and a REIT Subsidiary are organized, including the regulations under the Code, could result in the inability of the Fund and/or a REIT Subsidiary to operate as intended and could negatively affect the Fund and its stockholders. Ownership of and investment through a REIT Subsidiary by a closed-end management investment company is a relatively novel investment strategy. Differences between the statutory and regulatory regimes applicable to a management investment company and a REIT present additional challenges and risks with regard to a REIT Subsidiary’s qualification as a REIT under the Code, which could result in the REIT Subsidiary and the Fund having additional tax liability, and reduce the Fund’s current income.

A REIT Subsidiary could default on its obligations or go bankrupt. Each REIT Subsidiary will be operated as a separate company and will observe its own corporate formalities (i.e., it will maintain its own separate books and records and execute agreements in its own name and on its own behalf). Accordingly, creditors and other claimants should only be able to look to the REIT Subsidiary and its assets for settlement of their claims against the REIT Subsidiary. Creditors and other claimants against the REIT Subsidiary will not have general recourse against the Fund unless the Fund guarantees the debt or obligations of the REIT Subsidiary. See “Principal Risks of the Fund—General Risks—Recourse Financings Risk.” Each REIT Subsidiary is responsible for its own legal costs in defending against any such claims, but those legal costs may diminish its returns, and thus ultimately diminish returns to Fund stockholders. Although each REIT Subsidiary will be organized so that it is generally responsible for its own debts and obligations, there is no guarantee that creditors and other claimants against the REIT Subsidiary will not try to reach the assets of the Fund, even where there is no legal basis for recourse to the Fund’s assets. The Fund intends to dispute any such claims, but to the extent it does so it may incur legal costs that will diminish its returns to stockholders.

The REIT Subsidiary may use derivatives for speculative or hedging purposes and non-hedging purposes (that is, to seek to increase total return). The REIT Subsidiary may incur leverage for investment or other purposes, which may increase its volatility. The REIT Subsidiary may invest without limitation in restricted and illiquid investments and equity securities without limitation as to market capitalization, including micro-cap companies, the prices of which may be subject to erratic market movements.

Other Real Estate Risks. REITs and real estate companies are subject to risks associated with the ownership of real estate, including possible adverse changes in zoning laws, limitations on rents, the possibility of adverse changes in interest rates and in the credit markets and the possibility of borrowers paying off mortgages sooner than expected (which may lead to reinvestment of assets at lower prevailing interest rates), the risk of casualty or condemnation losses and terrorist attacks, war or other acts that destroy real property (in addition to market risks, such as the market disruptions described herein), the structural shifts in demand for certain property types. Some REITs and real estate companies may invest in a limited number of properties, in a narrow geographic area, or in a single property type, which increases the risk that such REIT or real estate company could be unfavorably affected by the poor performance of a single investment or investment type. These companies are also sensitive to factors such as changes in real estate values and property taxes, interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer. Borrowers could default on or sell investments that a REIT or a real estate company holds, which could reduce the cash flow needed to make distributions to investors. In addition, REITs may also be affected by tax and regulatory requirements in that a REIT may not qualify for preferential tax treatments or exemptions. REITs require specialized management and pay management expenses. Securities issued by private partnerships in real estate may be more illiquid than securities issued by publicly traded REITs generally, because the partnerships’ underlying real estate investments may tend to be less liquid than other types of investments. REITs are exposed to special risks which affect real estate ownership and operations. For example:

•	REITs may be required to incur significant capital costs with little economic return on their investments by laws concerning public access or public safety.

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Environmental laws may make REITs responsible for cleanup costs at properties owned by the REITs even if the environmental damage was not caused by the REITs. For example, in connection with the ownership (direct or indirect), operation, management and development of real properties that may contain hazardous or toxic substances, a REIT or real estate company may be considered an owner, operator or responsible party of such properties and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines and liabilities for injuries to persons and property. The existence of any such material environmental liability could have a material adverse effect on the results of operations and cash flow of the REIT or real estate company and, as a result, the amount available to make distributions on shares of the Fund could be reduced.

•	Property taxes and property insurance costs may increase materially from time-to-time in some geographic areas and for certain property types. If REITs are unable to pass through such costs increases to their tenants, these increases may result in reduced income and reduced valuations for affected properties and their REIT owners in which the Fund invests.

Ownership Limitation Risk. REITs are subject to the restriction that no more than 50% of the value of the REIT’s outstanding shares may be owned, beneficially or constructively, by five or fewer individuals at any time during the last half of each taxable year, other than the first year for which the REIT elects to be treated as a REIT. As a result of this restriction, the charters of most REITs contain ownership limitations that prohibit any shareholder from beneficially or constructively owning more than a certain percentage of the value of the outstanding shares of the REIT. There can be no assurance that these ownership limitations will prevent the REIT from violating the five-or-fewer restriction. Further, these ownership limitations may adversely affect our or a stockholder’s ability to invest in REITs.

Size Risks. REITs tend to be small or medium sized companies compared to companies listed in the U.S. equity markets as a whole. Most REITs also use debt leverage to finance their businesses. This combination of smaller equity capitalization and debt leverage may mean that securities issued by REITs are more volatile than securities issued by larger, less relatively leveraged companies. This can adversely affect the Fund’s financial performance, especially if the Fund purchases or sells large amounts of an individual security within a short time. The risks associated with these investments are generally greater than those associated with investments in the securities of larger, more established companies. This may cause the Fund’s NAV to be more volatile when compared to investment companies that focus only on large capitalization companies. Generally, securities of medium and small capitalization companies are more likely to experience sharper swings in market values, less liquid markets, in which it may be more difficult for the Advisor to sell at times and at prices that the Advisor believes appropriate and generally are more volatile than those of larger companies. Compared to large companies, smaller companies are more likely to have (i) less information publicly available, (ii) more limited markets and less mature businesses, (iii) fewer capital resources, (iv) more limited management depth and (v) shorter operating histories. Further, the equity securities of smaller companies are often traded over-the-counter and generally experience a lower trading volume than is typical for securities that are traded on a national securities exchange. Consequently, the Fund may be required to dispose of these securities over a longer period of time (and potentially at less favorable prices) than would be the case for securities of larger companies, offering greater potential for gains and losses and associated tax consequences.

Credit Risk. REITs may be highly leveraged and financial covenants may affect the ability of REITs to operate effectively.

Tax and Regulatory Risks. REITs are subject to a highly technical and complex set of provisions in the Code. It is possible that the Fund may invest in a real estate company which purports to be a REIT and that the company could fail to qualify as a REIT. In the event of any such unexpected failure to qualify as a REIT, the company would be subject to corporate-level taxation, significantly reducing the return to the Fund on its investment in such company. Alternatively, a REIT’s attempted compliance with the REIT requirements under the Code could adversely affect such REIT’s ability to execute its business plan. REITs could also possibly fail to maintain their exemptions from registration under the 1940 Act. The above factors may also adversely affect a borrower’s or a lessee’s ability to meet its obligations to the REIT. In the event of a default by a borrower or lessee, the REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments.

Common Stock Risk. The Fund may invest in common stocks. Common stocks are subject to special risks. Although common stocks have historically generated higher average returns than fixed-income securities over the long-term, common stocks also have experienced significantly more volatility in returns. Common stocks may be more susceptible to adverse changes in market value due to issuer specific events or general movements in the equities markets. A drop in the stock market may depress the price of common stocks held by the Fund. Common stock prices fluctuate for many reasons, including changes to investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or the occurrence of political or economic events affecting issuers. For example, an adverse event, such as an unfavorable earnings report, may depress the value of common stock in which the Fund has invested; the price of common stock of an issuer may be particularly sensitive to general movements in the stock market; or a drop in the stock market may depress the price of most or all of the common stocks held by the Fund. Also, common stock of an issuer in the Fund’s portfolio may decline in price if the issuer fails to make anticipated dividend payments because, among other reasons, the issuer of the security experiences a decline in its financial condition. The common stocks in which the Fund will invest are typically subordinated to preferred securities, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and assets, and, therefore, will be subject to greater risk than the preferred securities or debt instruments of such issuers. In addition, common stock prices may be sensitive to rising interest rates as the costs of capital rise and borrowing costs increase.

Preferred Securities Risk. There are various risks associated with investing in preferred securities. These risks include deferral and omission of distributions; credit risk; subordination to bonds and other debt securities in a company’s capital structure; interest rate risk; prepayment and extension risk; call, reinvestment and income risk; liquidity risk; limited voting rights; special redemption rights and regulatory risk.

Deferral and Omission Risk. Preferred securities may include provisions that permit the issuer, at its discretion, to defer or omit distributions for a stated period without any adverse consequences to the issuer. In certain cases, deferring or omitting distributions may be mandatory. If the Fund owns a preferred security that is deferring its distributions, the Fund may be required to report income for tax purposes although it has not yet received such income. In addition, recent changes in bank regulations may increase the likelihood for issuers to defer or omit distributions.

Credit and Subordination Risk. Credit risk is the risk that a preferred security in the Fund’s portfolio will decline in price or the issuer of the security will fail to make dividend, interest or principal payments when due because the issuer experiences a decline in its financial status. Preferred securities are generally subordinated to bonds and other debt instruments in a company’s capital structure in terms of having priority to corporate income, claims to corporate assets and liquidation payments, and therefore will be subject to greater credit risk than more senior debt instruments.

Interest Rate Risk. Interest rate risk is the risk that preferred securities will decline in value because of changes in market interest rates. When market interest rates rise, the market value of such securities generally will fall, and therefore the Fund may underperform during periods of rising interest rates. Interest rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy (or expectations that domestic or global economic policies will change). Preferred securities with longer periods before maturity may be more sensitive to interest rate changes.

Prepayment and Extension Risk. Prepayment risk is the risk that changes in interest rates, credit spreads or other factors will result in the call (repayment) of a preferred security more quickly than expected, such that the Fund may have to invest the proceeds in lower yielding securities, or that expectations of such early call will negatively impact the market price of the security. Extension risk is the risk that changes in the interest rates or credit spreads may result in diminishing call expectations, which can cause prices to fall.

Call, Reinvestment and Income Risk. During periods of declining interest rates, an issuer may be able to exercise an option to redeem its issue at par earlier than scheduled which is generally known as call risk. Recent regulatory changes may increase call risk with respect to certain types of preferred securities. If this occurs, the Fund may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem preferred securities if the issuer can refinance the preferred securities at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer, or in the event of regulatory changes affecting the capital treatment of a security. Another risk associated with a declining interest rate environment is that the income from the Fund’s portfolio may decline over time when the Fund invests the proceeds from new share sales at market rates that are below the portfolio’s current earnings rate.

Liquidity Risk. Certain preferred securities may be substantially less liquid than many other securities, such as common stocks or U.S. government securities. Illiquid securities involve the risk that the securities will not be able to be sold at the time desired by the Fund or at prices approximating the value at which the Fund is carrying the securities on its books. During periods of high volatility, the Fund may experience increased redemptions, requiring it to liquidate securities when it is difficult to do so.

Limited Voting Rights Risk. Generally, traditional preferred securities offer no voting rights with respect to the issuer unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may elect a number of directors to the issuer’s board of directors. Generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights. Hybrid-preferred security holders generally have no voting rights.

Special Redemption Rights. In certain varying circumstances, an issuer of preferred securities may redeem the securities prior to a specified date. For instance, for certain types of preferred securities, a redemption may be triggered by a change in U.S. federal income tax or securities laws. As with call provisions, a redemption by the issuer may have a negative impact on the return of the security held by the Fund. See “Call, Reinvestment and Income Risk” above and “Legal, Tax and Regulatory Risks” below.

New Types of Securities. From time to time, preferred securities, including hybrid-preferred securities, have been, and may in the future be, offered having features other than those described herein. The Fund reserves the right to invest in these securities if the Advisor believes that doing so would be consistent with the Fund’s investment objectives and policies. Since the market for these instruments would be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility.

Dividend Paying Equity Securities Risk. Dividends on common equity securities which the Fund holds are not fixed but are declared at the discretion of an issuer’s board of directors. Companies that have historically paid dividends on their securities are not required to continue to pay dividends on such securities. There is no guarantee that the issuers of the common equity securities in which the Fund invests will declare dividends in the future or that, if declared, they will remain at current levels or increase over time. Therefore, there is the possibility that such companies could reduce or eliminate the payment of dividends in the future. Dividend producing equity securities, in particular those whose market price is closely related to their yield, may exhibit greater sensitivity to interest rate changes. The

Fund’s investments in dividend producing equity securities may also limit its potential for appreciation during a broad market advance.

The prices of dividend producing equity securities can be highly volatile. Investors should not assume that the Fund’s investments in these securities will necessarily reduce the volatility of the Fund’s NAV or provide “protection,” compared to other types of equity securities, when markets perform poorly.

Foreign (Non-U.S.) Securities Risk. Investing in foreign securities involves certain risks not involved in domestic investments, including, but not limited to:

•	future foreign economic, financial, political and social developments;

•	different legal systems;

•	the possible imposition of exchange controls or other foreign governmental laws or restrictions;

•	less governmental supervision;

•	regulation changes;

•	less publicly available information about foreign companies due to less rigorous disclosure and accounting standards or regulatory practices;

•	high and volatile rates of inflation;

•	foreign currency devaluation;

•	fluctuating interest rates; and

•	different accounting, auditing and financial record-keeping standards and requirements.

Investments in foreign securities, especially in emerging market countries, will expose the Fund to the direct or indirect consequences of political, social or economic changes in the countries that issue the securities or in which the issuers are located. Political developments in foreign countries or the United States may at times subject such countries to sanctions from the U.S. government, foreign governments and/or international institutions that could negatively affect the Fund’s investments in issuers located in, doing business in or with assets in such countries. Certain countries in which the Fund may invest, especially emerging market countries, have historically experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. Many of these countries are also characterized by political uncertainty and instability. The cost of servicing external debt will generally be adversely affected by rising international interest rates because many external debt obligations bear interest at rates which are adjusted based upon international interest rates. In addition, with respect to certain foreign countries, there is a risk of:

•	the possibility of expropriation of assets;

•	confiscatory taxation;

•	difficulty in obtaining or enforcing a court judgment;

•	economic, political or social instability; and

•	diplomatic developments that could affect investments in those countries.

In addition, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as:

•	growth of gross domestic product;

•	rates of inflation;

•	capital reinvestment;

•	resources;

•	self-sufficiency; and

•	balance of payments position.

To the extent the Fund’s investments are focused in a geographic region or country, the Fund will be subject, to a greater extent than if the Fund’s assets were less geographically focused, to the risks of adverse changes in that region or country. In addition, certain investments in foreign securities also may be subject to foreign withholding or other taxes, which would reduce the Fund’s return on those securities.

Certain non-U.S. real estate companies in which the Fund invests may constitute “passive foreign investment companies.” See “Taxation” in the SAI. This may subject the Fund to U.S. federal tax and interest charges, or may cause the Fund to recognize taxable income without a corresponding receipt of cash. The Fund may be required to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirements or otherwise qualify for tax treatment as a RIC.

Debt Securities Risk. Debt securities may decline in value when interest rates rise or when an issuer fails to pay or is perceived to be in a less than favorable position to pay interest and principal. High yield securities may be considered speculative with respect to the issuer’s continuing ability to make principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Fund to achieve its investment objectives may, to the extent it is invested in high yield securities be more dependent upon such creditworthiness analysis than would be the case if the Fund were investing in higher quality securities.

High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest-rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. Yields on high yield securities will fluctuate. If the issuer of high yield securities defaults, the Fund may incur additional expenses to seek recovery.

The secondary markets in which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect the price at which the Fund could sell a particular high yield security when necessary to meet liquidity needs or in response to a specific economic event, such as a deterioration in the creditworthiness of the issuer, and could adversely affect and cause large fluctuations in the daily NAV of the Fund’s shares. Adverse publicity and investor perceptions may decrease the values and liquidity of high yield securities.

It is reasonable to expect that any adverse economic conditions could disrupt the market for high yield securities, have an adverse impact on the value of such securities, and adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon. New laws and proposed new laws may adversely impact the market for high yield securities.

Lower-Rated Securities Risk. The Fund may invest in lower-rated securities, including securities rated below investment grade. Lower-rated securities may be considered speculative with respect to the issuer’s continuing ability to make principal and interest payments. Analysis of the creditworthiness of issuers of lower-rated securities may be more complex than for issuers of higher quality debt securities, and the Fund’s ability to achieve the Fund’s investment objectives may, to the extent the Fund is invested in lower-rated securities, be more dependent upon such creditworthiness analysis than would be the case if the Fund was investing in higher quality securities. An issuer of these securities has a currently identifiable vulnerability to default and the issues may be in default or there may be present elements of danger with respect to principal or interest. The Fund does not invest in securities which are in default at the time of purchase. A security will be considered to be investment grade if, at the time of investment, such security has a rating of “BBB-” or higher by S&P, “Baa3” or higher by Moody’s or an equivalent rating by a nationally recognized statistical rating agency, or, if unrated, such security is determined by the Advisor to be of comparable quality.

Lower-rated securities, or equivalent unrated securities, which are commonly known as “junk bonds,” generally involve greater volatility of price and risk of loss of income and principal and may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of lower-rated securities have been found to be less sensitive to interest-rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. Yields on lower-rated securities will fluctuate. If the issuer of lower-rated securities defaults, the Fund may incur additional expenses to seek recovery.

The secondary markets in which lower-rated securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect the price at which the Fund could sell a particular lower-rated security when necessary to meet liquidity needs or in response to a specific economic event, such as a deterioration in the creditworthiness of the issuer, and could adversely affect and cause large fluctuations in the NAV of the common shares. Adverse publicity and investor perceptions may decrease the values and liquidity of high yield securities.

It is reasonable to expect that any adverse economic conditions could disrupt the market for lower-rated securities, have an adverse impact on the value of those securities, and adversely affect the ability of the issuers of those securities to repay principal and pay interest on those securities. New laws and proposed new laws may adversely impact the market for lower-rated securities.

Warrants and Rights Risk. If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Fund loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

The failure to exercise subscription rights to purchase common stock would result in the dilution of the Fund’s interest in the issuing company. The market for such rights is not well developed, and, accordingly, the Fund may not always realize full value on the sale of rights.

Options Risk. Gains on options transactions depend on the Advisor’s ability to predict correctly the direction of stock prices, indexes, interest rates, and other economic factors, and unanticipated changes may cause poorer overall performance for the Fund than if it had not engaged in such transactions. A rise in the value of the security or index underlying a call option written by the Fund exposes the Fund to possible loss or loss of opportunity to realize appreciation in the value of any portfolio securities underlying or otherwise related to the call option. By writing a put option, the Fund assumes the risk of a decline in the underlying security or index. There can be no assurance that a liquid market will exist when the Fund seeks to close out an option position, and for certain options not traded on an exchange no market usually exists. Trading could be interrupted, for example, because of supply and demand imbalances arising from a lack of either buyers or sellers, or an options exchange could suspend trading after the price has risen or fallen more than the maximum specified by the exchange. Although the Fund may be able to offset to some extent any adverse effects of being unable to liquidate an option position, the Fund may experience losses in some cases as a result of such inability, may not be able to close its position and, in such an event would be unable to control its losses.

Convertible Securities Risk. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The market values of convertible securities tend to decline as interest rates increase and, conversely, to increase as interest rates decline. In the absence of adequate anti-dilution provisions in a convertible security, dilution in the value of the Fund’s holding may occur in the event the underlying stock is subdivided, additional equity securities are issued for below market value, a stock dividend is declared or the issuer enters into another type of corporate transaction that has a similar effect.

Distribution Risk for Equity Income Securities. In selecting equity income securities in which the Fund will invest, the Advisor will consider the issuer’s history of making regular periodic distributions (i.e., dividends) to its equity holders. An issuer’s history of paying dividends, however, does not guarantee that the issuer will continue to pay dividends in the future. The dividend income stream associated with equity income securities generally is not guaranteed and will be subordinate to payment obligations of the issuer on its debt and other liabilities. Accordingly, in the event the issuer does not realize sufficient income in a particular period both to service its liabilities and to pay dividends on its equity securities, it may forgo paying dividends on its equity securities. In addition, because in most instances issuers are not obligated to make periodic distributions to the holders of their equity securities, such distributions or dividends generally may be discontinued at the issuer’s discretion.

Dividend-producing equity income securities, in particular those whose market price is closely related to their yield, may exhibit greater sensitivity to interest rate changes. See “—Fixed Income Securities Risks—Interest Rate Risk.”

The Fund’s investments in dividend-producing equity income securities may also limit its potential for appreciation during a broad market advance.

The prices of dividend-producing equity income securities can be highly volatile. Investors should not assume that the Fund’s investments in these securities will necessarily reduce the volatility of the Fund’s NAV or provide “protection,” compared to other types of equity income securities, when markets perform poorly.

Fixed Income Securities Risks. Fixed income securities in which the Fund may invest are generally subject to the following risks:

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Interest Rate Risk. The market value of bonds and other fixed-income or dividend-paying securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other income- or dividend-paying securities will increase as interest rates fall and decrease as interest rates rise.

The magnitude of these fluctuations in the market price of bonds and other income- or dividend-paying securities is generally greater for those securities with longer maturities. The Fund may be subject to a greater risk of rising interest rates due to the current period of historically low interest rates. There is a possibility that interest rates may rise, which would likely drive down the prices of income- or dividend-paying securities. Fluctuations in the market price of the Fund’s investments will not affect interest income derived from instruments already owned by the Fund, but will be reflected in the Fund’s NAV. The Fund may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by Fund management. To the extent the Fund invests in debt securities that may be prepaid at the option of the obligor (such as mortgage-related securities), the sensitivity of such securities to changes in interest rates may increase (to the detriment of the Fund) when interest rates rise. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the NAV of the Fund to the extent that it invests in floating rate debt securities. These basic principles of bond prices also apply to U.S. government securities. A security backed by the “full faith and credit” of the U.S. government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other income- or dividend-paying securities, government-guaranteed securities will fluctuate in value when interest rates change.

The Fund’s use of leverage will tend to increase the Fund’s interest rate risk. The Fund may utilize certain strategies, including taking positions in futures or interest rate swaps, for the purpose of reducing the interest rate sensitivity of income- or dividend-paying securities held by the Fund and decreasing the Fund’s exposure to interest rate risk. The Fund is not required to hedge its exposure to interest rate risk and may choose not to do so. In addition, there is no assurance that any attempts by the Fund to reduce interest rate risk will be successful or that any hedges that the Fund may establish will perfectly correlate with movements in interest rates.

The Fund may invest in variable and floating rate debt instruments, which generally are less sensitive to interest rate changes than longer duration fixed rate instruments, but may decline in value in response to rising interest rates if, for example, the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Conversely, variable and floating rate instruments generally will not increase in value if interest rates decline. The Fund also may invest in inverse floating rate debt securities, which may decrease in value if interest rates increase, and which also may exhibit greater price volatility than fixed rate debt obligations with similar credit quality. To the extent the Fund holds variable or floating rate instruments, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities, which may adversely affect the NAV of the Fund’s common shares.

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Issuer Risk. Issuer risk is the risk that the value of an income- or dividend-paying security may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer.

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Credit Risk. Credit risk is the risk that one or more income- or dividend-paying securities in the Fund’s portfolio will decline in price or fail to pay interest/distributions or principal when due because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates. To the extent the Fund invests in below investment grade securities, it will be exposed to a greater amount of credit risk than a fund which only invests in investment grade securities. See “—Lower-Rated Securities Risk.” In addition, to the extent the Fund uses credit derivatives, such use will expose it to additional risk in the event that the bonds underlying the derivatives default. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.

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Prepayment Risk. Prepayment risk is the risk that during periods of declining interest rates, borrowers may exercise their option to prepay principal earlier than scheduled. For income- or dividend-paying securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to stockholders. This is known as prepayment or “call” risk. Below investment grade securities frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (“call protection”). For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be enhanced.

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Reinvestment Risk. Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed income securities at market interest rates that are below the Fund portfolio’s current earnings rate.

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Duration and Maturity Risk. The Fund has no set policy regarding portfolio maturity or duration of the fixed-income securities it may hold. The Advisor may seek to adjust the duration or maturity of the Fund’s fixed-income holdings based on its assessment of current and projected market conditions and all other factors that the Advisor deems relevant. In comparison to maturity (which is the date on which the issuer of a debt instrument is obligated to repay the principal amount), duration is a measure of the price volatility of a debt instrument as a result in changes in market rates of interest, based on the weighted average timing of the instrument’s expected principal and interest payments. Specifically, duration measures the anticipated percentage change in NAV that is expected for every percentage point change in interest rates. The two have an inverse relationship. Duration can be a useful tool to estimate anticipated price changes to a fixed pool of income securities associated with changes in interest rates. For example, a duration of five years means that a 1% decrease in interest rates will increase the NAV of the portfolio by approximately 5%; if interest rates increase by 1%, the NAV will decrease by 5%. However, in a managed portfolio of fixed income securities having differing interest or dividend rates or payment schedules, maturities, redemption provisions, call or prepayment provisions and credit qualities, actual price changes in response to changes in interest rates may differ significantly from a duration-based estimate at any given time. Actual price movements experienced by a portfolio of fixed income securities will be affected by how interest rates move (i.e., changes in the relationship of long-term interest rates to short-term interest rates), the magnitude of any move in interest rates, actual and anticipated prepayments of principal through call or redemption features, the extension of maturities through restructuring, the sale of securities for portfolio management purposes, the reinvestment of proceeds from prepayments on and from sales of securities, and credit quality-related considerations whether associated with financing costs to lower credit quality borrowers or otherwise, as well as other factors. Accordingly, while duration may be a useful tool to estimate potential price movements in relation to changes in interest rates, investors are cautioned that duration alone will not predict actual changes in the net asset or market value of the Fund’s shares and that actual price movements in the Fund’s portfolio may differ significantly from duration-based estimates. Duration differs from maturity in that it takes into account a security’s yield, coupon payments and its principal payments in addition to the amount of time until the security matures. As the value of a security changes over time, so will its duration. Prices of securities with longer durations tend to be more sensitive to interest rate changes than securities with shorter durations. In general, a portfolio of securities with a longer duration can be expected to be more sensitive to interest rate changes than a portfolio with a shorter duration. Any decisions as to the targeted duration or maturity of any particular category of investments will be made based on all pertinent market factors at any given time. The Fund may incur costs in seeking to adjust the portfolio average duration or maturity. There can be no assurance that the Advisor’s assessment of current and projected market conditions will be correct or that any strategy to adjust duration or maturity will be successful at any given time.

U.S. Government Securities and Credit Rating Downgrade Risk. The Fund may invest in direct obligations of the government of the United States or its agencies. Obligations issued or guaranteed by the U.S. government, its agencies, authorities and instrumentalities and backed by the full faith and credit of the U.S. guarantee only that principal and interest will be timely paid to holders of the securities. These entities do not guarantee that the value of such obligations will increase, and, in fact, the market values of such obligations may fluctuate. In addition, not all U.S. government securities are backed by the full faith and credit of the United States; some are the obligation solely of the entity through which they are issued. There is no guarantee that the U.S. government would provide financial support to its agencies and instrumentalities if not required to do so by law.

The events surrounding negotiations regarding the U.S. federal government debt ceiling and deficit reduction could adversely affect the Fund’s ability to achieve its investment objectives. In 2011, S&P lowered its long-term sovereign credit rating on the U.S. to “AA+” from “AAA.” The downgrade by S&P increased volatility in both shares and bond markets, resulting in higher interest rates and higher Treasury yields, and increased the costs of all kinds of debt. On August 1, 2023, Fitch Ratings lowered its long-term rating on U.S. sovereign debt to “AA+” from “AAA,” citing governance concerns, among other things. On May 16, 2025, Moody’s downgraded its long-term ratings on the U.S. as an issuer and its senior unsecured debt to “Aa1” from “Aaa.” Repeat occurrences of similar events could have significant adverse effects on the U.S. economy generally and could result in significant adverse impacts on issuers of securities held by the Fund itself. The Advisor cannot predict the effects of similar events in the future on the U.S. economy and securities markets or on the Fund’s portfolio. The Advisor monitors developments and seeks to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objectives, but there can be no assurance that it will be successful in doing so and the Advisor may not timely anticipate or manage existing, new or additional risks, contingencies or developments.

Restricted and Illiquid Securities Risk. Unregistered securities are securities that cannot be sold publicly in the United States without registration under the Securities Act. An illiquid investment is a security or other investment that cannot be disposed of within seven days in the ordinary course of business at approximately the value at which the Fund has valued the investment. Unregistered securities often can be resold only in privately negotiated transactions with a limited number of purchasers or in a public offering registered under the Securities Act. Considerable delay could be encountered in either event and, unless otherwise contractually provided for, the Fund’s proceeds upon sale may be reduced by the costs of registration or underwriting discounts. The difficulties and delays associated with such transactions could result in the Fund’s inability to realize a favorable price upon disposition of unregistered securities, and at times might make disposition of such securities impossible. The Fund may be unable to sell illiquid investments when it desires to do so, resulting in the Fund obtaining a lower price or being required to retain the investment. Illiquid investments generally must be valued at fair value, which is inherently less precise than utilizing market values for liquid investments, and may lead to differences between the price a security is valued for determining the Fund’s NAV and the price the Fund actually receives upon sale.

Derivatives Transactions Risk. The Fund’s use of derivatives, including for the purpose of hedging interest rate or foreign currency risks, presents risks different from, and possibly greater than, the risks associated with investing directly in traditional securities. In certain types of derivatives transactions the Fund could lose the entire amount of its investment; in other types of derivatives transactions the potential loss is theoretically unlimited. Although both OTC and exchange-traded derivatives markets may experience lack of liquidity, non-standardized derivatives transactions are generally less liquid than exchange-traded instruments. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which once reached, would prevent the liquidation of open positions. If it is not possible to close an open derivative position entered into by the Fund, the Fund may be required to make cash payments of variation (or mark-to-market) margin and, if the Fund has insufficient cash, it may have to sell portfolio securities to meet variation margin requirements at a time when it may be disadvantageous to do so. The inability to close derivatives transactions positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio. Derivatives transactions entered into to seek to manage the risks of the Fund’s portfolio of securities may have the effect of limiting gains from otherwise favorable market movements. The use of derivatives transactions may result in losses greater than if they had not been used.

Derivatives transactions can be highly volatile and involve various types and degrees of risk, depending upon the characteristics of the particular derivative, including the imperfect correlation between the value of such instruments and the underlying assets, the possible default of the other party to the transaction and illiquidity of the derivative instruments. Derivatives transactions may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on the Fund’s performance, effecting a form of investment leverage on the Fund’s portfolio. In certain types of derivatives transactions the Fund could lose the entire amount of its investment; in other types of derivatives transactions the potential loss is theoretically unlimited.

The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives transactions. The Fund could experience losses if it were unable to liquidate a derivative position because of an illiquid secondary market. Although both OTC and exchange-traded derivatives markets may experience lack of liquidity, OTC non-standardized derivatives transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Fund, the Fund would continue to be required to make cash payments of variation (or mark-to-market) margin in the event of adverse price movements. In such a situation, if the Fund has insufficient cash, it may have to sell portfolio securities to meet variation margin requirements at a time when it may be disadvantageous to do so. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The inability to close derivatives transactions positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio.

Successful use of derivatives transactions also is subject to the ability of the Advisor to correctly predict movements in the direction of the relevant market and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the derivatives. Derivatives transactions entered into to seek to manage the risks of the Fund’s portfolio of securities may have the effect of limiting gains from otherwise favorable market movements. The use of derivatives transactions may result in losses greater than if they had not been used (and a loss on a derivatives transaction position may be larger than the gain in a portfolio position being hedged), may require the Fund to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Fund can realize on an investment, or may cause the Fund to hold a security that it might otherwise sell. Amounts paid by the Fund as premiums and cash or other assets held as collateral with respect to derivatives transactions may not otherwise be available to the Fund for investment purposes. The use of currency transactions can result in the Fund incurring losses as a result of the imposition of exchange controls, political developments, government intervention or failure to intervene, suspension of settlements or the inability of the Fund to deliver or receive a specified currency.

The Fund may enter into swap, cap or other transactions to attempt to protect itself from increasing interest or dividend expenses resulting from increasing short-term interest rates on any leverage it incurs or increasing interest rates on securities held in its portfolio. A decline in interest rates may result in a decline in the value of the transaction, which may result in a decline in the NAV of the Fund. A sudden and dramatic decline in interest rates may result in a significant decline in the NAV of the Fund. Depending on the state of interest rates in general, the use of interest rate hedging transactions could enhance or harm the overall performance of the common shares.

In the event the Fund enters into forward currency contracts for hedging purposes, the Fund will be subject to currency exchange rates risk. Currency exchange rates may fluctuate significantly over short periods of time and also can be affected unpredictably by intervention of U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad. The Fund’s success in these transactions will depend principally on the ability of the Advisor to predict accurately future foreign currency exchange rates.

The Fund’s investments in forward currency contracts and interest rate swaps would subject the Fund to risks specific to derivatives transactions, including: the imperfect correlation between the value of such instruments and the underlying assets of the Fund, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying assets in the Fund’s portfolio; the loss of principal; the possible default of the other party to the transaction; and illiquidity of the derivative investments. Furthermore, the ability to successfully use derivative instruments depends on the ability of the Advisor to predict pertinent market movements, which cannot be assured. Thus, the use of derivative instruments for hedging, currency or interest rate management, or other purposes may result in losses greater than if they had not been used.

Structured notes and other related instruments carry risks similar to those of more traditional derivatives such as futures, forward and option contracts. However, structured instruments may entail a greater degree of market risk and volatility than other types of debt obligations.

Derivatives transactions are also subject to regulatory risk. Regulators in the U.S., the European Union (“EU”), the United Kingdom (“UK”) and certain other jurisdictions have adopted and continue to implement legislative and regulatory reforms that have resulted in enhanced regulation of the derivatives markets, including clearing, margin, capital and reporting requirements. For example, such rules require certain derivatives transactions, including certain interest rate swaps and certain index credit default swaps, to be executed on a regulated market and cleared through a central counterparty, which may result in increased margin requirements and costs for the Fund. In addition, regulators in the U.S., EU, the UK and certain other jurisdictions have adopted mandatory minimum margin requirements for uncleared derivatives, which impose minimum margin requirements on derivatives transactions between the Fund and its derivative counterparties and may increase the amount of margin the Fund is required to provide (and the costs associated with providing it). These rules also impose regulatory requirements on the types of collateral that may be provided and the timing of transferring margin, among other things. Such regulations have had a material impact on the Fund’s use of certain uncleared derivatives.

The SEC adopted Rule 18f-4 under the 1940 Act (“Rule 18f-4”) relating to a registered investment company’s use of derivatives and certain financing transactions (such as reverse repurchase transactions). The Fund may be required to apply a value-at-risk based limit to its use of derivative instruments and financing transactions, adopt and implement a derivatives risk management program, and comply with other requirements under Rule 18f-4.

Some types of cleared derivatives are required to be (or are capable of being) executed on an exchange or on a swap execution facility. A swap execution facility is a trading platform where multiple market participants can execute derivatives by accepting bids and offers made by multiple other participants in the platform. While this execution requirement is designed to increase transparency and liquidity in the cleared derivatives market, trading on a swap execution facility can create additional costs and risks for the Fund. For example, swap execution facilities typically charge fees, and if the Fund executes derivatives on a swap execution facility through a broker intermediary, the intermediary may impose fees as well. Also, the Fund may indemnify a swap execution facility, or a broker intermediary who executes cleared derivatives on a swap execution facility on the Fund’s behalf, against any losses or costs that may be incurred as a result of the Fund’s transactions on the swap execution facility.

Regulatory requirements may also limit the ability of the Fund to protect its interests in the event of an insolvency of a derivatives counterparty. In the event of a counterparty’s (or its affiliate’s) insolvency, the Fund’s ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under new special resolution regimes adopted in the U.S., the EU, the UK and various other jurisdictions. Such regimes provide government authorities with broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, with respect to counterparties who are subject to such proceedings in the EU or the UK, the liabilities of such counterparties to the Fund could be reduced, eliminated, or converted to equity in such counterparties (sometimes referred to as a “bail in”). In addition, regulations adopted by federal banking regulators under the Dodd-Frank Wall Street Reform and Consumer Protection Act require that certain qualified financial contracts (“QFCs”) with counterparties that are part of U.S. or foreign global systemically important banking organizations be amended to include contractual restrictions on close-out and cross-default rights. QFCs include, but are not limited to, securities contracts, commodities contracts, forward contracts, repurchase agreements, securities lending agreements and swaps agreements, as well as related master agreements, security agreements, credit enhancements, and reimbursement obligations. If a covered counterparty of the Fund or certain of the covered counterparty’s affiliates were to become subject to certain insolvency proceedings, the Fund may be temporarily (or permanently) unable to exercise certain default rights, and the QFC may be transferred to another entity.

Legislative and regulatory measures may reduce the availability of some types of derivative instruments, may increase the cost of trading in or maintaining other instruments or positions, may impact credit and counterparty risks, and may cause uncertainty in the markets for a variety of derivative instruments, any or all of which could adversely affect the value or performance of the Fund. While legislative and regulatory measures may provide protections for some market participants, they are evolving and still being implemented and their effects on derivatives market activities cannot be reliably predicted.

The Fund will be subject to credit risk with respect to the counterparties to certain derivatives transactions entered into by the Fund. Derivatives may be purchased and cleared on established exchanges and clearinghouses or, as described herein, through privately negotiated transactions referred to as OTC derivatives. Exchange-traded derivatives generally are guaranteed by the clearing house which is the issuer or counterparty to such derivatives. However, many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day and once the daily limit has been reached in a particular contract no trades may be made that day at a price beyond that limit or trading may be suspended. There also is no assurance that sufficient trading interest to create a liquid secondary market on an exchange will exist at any particular time and no such secondary market may exist or may cease to exist.

In a transaction that is centrally cleared, the Fund’s counterparty is a clearinghouse so the Fund is subject to the credit risk of the clearinghouse and the member of the clearinghouse (the “clearing member”) through which it holds its position. Credit risk of market participants with respect to such derivatives is concentrated in a few clearinghouses, and increasingly fewer clearing members. It is not clear how an insolvency proceeding of a clearinghouse would be conducted and what impact an insolvency of a clearinghouse would have on the financial system. A clearing member is generally obligated to segregate all funds received from customers with respect to cleared derivatives transactions from the clearing member’s proprietary assets. However, all funds and other property received by a clearing member from its customers are generally held by the clearing member on a commingled basis in an omnibus account, and the clearing member may invest those funds in certain instruments permitted under the applicable regulations. The assets of the Fund might not be fully protected in the event of the bankruptcy of the Fund’s clearing member, because the Fund would be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing member’s customers for a relevant account class. In addition, if a clearing member does not comply with applicable regulations or its agreement with the Fund, or in the event of fraud or misappropriation of customer assets by a clearing member, the Fund could have only an unsecured creditor claim in an insolvency of the clearing member with respect to the margin held by the clearing member.

Each party to a derivative transaction bears the risk that the counterparty will default. OTC derivatives are less liquid than exchange-traded derivatives because the other party to the transaction may be the only investor with sufficient understanding of the derivative to be interested in bidding for it. Additionally, participants in OTC derivatives markets typically are not subject to the same level of credit evaluation and regulatory oversight as are members of exchange-based markets and, therefore, OTC derivatives generally expose the Fund to greater counterparty risk than exchange-traded derivatives. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. Among other trading agreements, the Fund is a party to International Swaps and Derivatives Association, Inc. Master Agreements (“ISDA Agreements”) or other similar types of agreements with selected counterparties that generally govern OTC derivative transactions entered into by the Fund. The ISDA Agreements typically include representations and warranties as well as contractual terms related to events of default and termination events. Termination events may include the decline in the net assets of the Fund below a certain level over a specified period of time and entitle a counterparty to elect to terminate early with respect to some or all the transactions under the ISDA Agreement with that counterparty. Such an election by one or more of the counterparties could have a material adverse impact on the Fund’s operations. On the other hand, the bankruptcy or insolvency of the counterparty may allow the Fund to elect to terminate early with respect to some or all the transactions under the ISDA Agreement with that counterparty, and the relevant ISDA Agreement may permit the non-defaulting party to calculate a single net payment to close out applicable transactions. However, there is no guarantee that the terms of an ISDA Agreement will be enforceable, including, for example, when bankruptcy or insolvency laws (such as those described above) impose restrictions on or prohibitions against the right of offset obligations. Additionally, the netting and close out provisions of an ISDA Agreement may not extend to the obligations of the counterparty’s affiliates or across varying types of transactions. OTC derivatives are also subject to documentation risk, which is the risk that ambiguities, inconsistencies, or errors in the documentation relating to a derivative transaction lead to a dispute with the counterparty or unintended investment results. Subject to applicable law, there is no limit on the amount of the Fund’s assets that can be put at risk through the use of futures contracts and other types of derivatives, and the value of the Fund’s derivative transactions may equal or exceed 100% of that Fund’s total assets.

The Advisor is registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator (“CPO”), however, with respect to the Fund, the Advisor has claimed an exclusion from the definition of the term “commodity pool operator” pursuant to CFTC Rule 4.5 (the “exclusion”). Accordingly, the Advisor (with respect to the Fund) is not subject to registration or regulation as a “commodity pool operator” under the Commodity Exchange Act. To remain eligible for the exclusion, the Fund will be limited in its ability to use certain financial instruments regulated under the Commodity Exchange Act (“commodity interests”), including futures and options on futures and certain swaps transactions. In the event that the Fund’s investments in commodity interests are not (or are no longer expected to be) within the thresholds set forth in the exclusion, the Advisor may be required to register as a CPO with respect to the Fund. The Advisor’s eligibility to claim the exclusion with respect to the Fund will be based upon, among other things, the level and scope of the Fund’s investment in commodity interests and the manner in which the Fund holds out its use of commodity interests. The Fund’s ability to invest in commodity interests (including, but not limited to, futures and swaps on broad-based securities indexes and interest rates) is limited by the Advisor’s intention to operate the Fund in a manner that would permit the Advisor to continue to claim the exclusion under Rule 4.5, which may adversely affect the Fund’s total return. In the event the Advisor becomes unable to rely on the exclusion and is required to register with the CFTC as a commodity pool operator with respect to the Fund, the Fund’s expenses may increase, adversely affecting the Fund’s total return.

Potential Conflicts of Interest Risk. The Advisor and its affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their other clients may conflict with those of the Fund. The Advisor and its affiliates provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Fund. Subject to the requirements of the 1940 Act, the Advisor and its affiliates intend to engage in such activities and receive compensation from third parties for their services. Neither the Advisor nor its affiliates are under any obligation to share any investment opportunity, idea or strategy with the Fund. As a result, other accounts of the Advisor and its affiliates may compete with the Fund for appropriate investment opportunities. The results of the Fund’s investment activities, therefore, may differ from those of other accounts managed by the Advisor or its affiliates, and it is possible that the Fund could sustain losses during periods in which one or more of the proprietary or other accounts managed by the Advisor or its affiliates achieve profits. The investment professionals associated with the Advisor are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. The Advisor and its affiliates have adopted policies and procedures designed to address potential conflicts of interests and to allocate investments among the accounts managed by the Advisor and its affiliates in a fair and equitable manner. The Fund depends to a significant extent on the Advisor’s access to the investment professionals and senior management of the Advisor and the information and deal flow generated by the Advisor’s investment professionals and senior management during the normal course of their investment and portfolio management activities. The senior management and the investment professionals of the Advisor source, evaluate, analyze and monitor the Fund’s investments. The Fund’s future success will depend on the continued service of the senior management team and investment professionals of the Advisor.

The Advisor will not cause the Fund to engage in certain negotiated investments alongside affiliates unless the Fund has received an order granting an exemption from Section 17 of the 1940 Act or unless such investments are not prohibited by Section 17(d) of the 1940 Act or interpretations of Section 17(d) as expressed in SEC no-action letters or other available guidance. A private real estate investment may be owned by multiple CNS funds, including the Fund. The Advisor believes that having multiple funds invest in a single private real estate investment may result in economies of scale for stockholders as expenses will be shared across a larger asset base. However, investing alongside other CNS funds involves certain risks. Although any funds investing in the same private real estate investment will have similar investment strategies with respect to private real estate investments and therefore are likely to be aligned with respect to their acquisition, holding and disposition of the investment, it is possible that the strategies of one fund might change to the extent that it no longer wishes to invest in the investment. In such a case, its ability to dispose of its interest in the private real estate investment will be limited. Similarly, it is possible that the other fund owners of the investment may wish to dispose of their interest in the investment, potentially necessitating a sale of the investment at a time or price that the Fund believes is disadvantageous.

Real Estate Joint Venture Risk. The Fund through a REIT Subsidiary may enter into real estate joint ventures with third parties to make investments. The Fund may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for instance, the following risks and conflicts of interest:

•	the real estate joint venture partner in an investment could become insolvent or bankrupt;

•	fraud or other misconduct by the real estate joint venture partner;

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the joint venture partner will typically have day-to-day control over the investment, and the Fund’s rights regarding certain major decisions affecting the ownership of the real estate joint venture and the joint venture property, such as the sale of the property or the making of additional capital contributions for the benefit of the property, will typically be limited. These factors may prevent the Fund from taking actions that are opposed by its real estate joint venture partner;

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under certain real estate joint venture arrangements, neither party may have the power to unilaterally direct certain activities of the venture and, under certain circumstances, an impasse could result regarding cash distributions, reserves, or a proposed sale or refinancing of the investment, and this impasse could have an adverse impact on the real estate joint venture, which could adversely impact the operations and profitability of the real estate joint venture and/or the amount and timing of distributions the Fund receives from the real estate joint venture;

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the real estate joint venture partner may at any time have economic or business interests or goals that are or that become in conflict with the Fund’s business interests or goals, including, for instance, the operation of the properties;

•	the real estate joint venture partner may be structured differently than the Fund for tax purposes and this could create conflicts of interest;

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the Fund will typically rely upon its real estate joint venture partner to manage the day-to day operations of the real estate joint venture and underlying assets, as well as to prepare financial information for the real estate joint venture and any failure to perform these obligations appropriately may have a negative impact on the Fund’s performance and results of operations;

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the real estate joint venture partner may experience a change of control, which could result in new management of the real estate joint venture partner with less experience or conflicting interests to the Fund and be disruptive to the Fund’s business;

•	the real estate joint venture partner may be in a position to take action contrary to the Fund’s instructions or requests or contrary to the Fund’s policies or objectives;

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the terms of the real estate joint ventures could restrict the Fund’s ability to sell or transfer its interest to a third party when it desires on advantageous terms, which could result in reduced liquidity;

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the Fund or its real estate joint venture partner may have the right to cause the Fund to sell its interest, or acquire its partner’s interest, at a time when the Fund otherwise would not have initiated such a transaction; and

•	the real estate joint venture partner may not have sufficient personnel or appropriate levels of expertise to adequately support the Fund’s initiatives.

In addition, disputes between the Fund and its real estate joint venture partners may result in litigation or arbitration that would increase the Fund’s expenses and prevent the Fund’s officers and trustees from focusing their time and efforts on the Fund’s business. Any of the above might subject the Fund to liabilities and thus reduce its returns on the investment with that real estate joint venture partner.

Market Discount Risk. The Fund is a diversified, closed-end management investment company. Whether investors will realize gains or losses upon the sale of additional securities of the Fund will depend upon the market price of the securities at the time of sale, which may be less or more than the Fund’s NAV per share. Since the market price of any additional securities the Fund may issue will be affected by such factors as the Fund’s dividend and distribution levels (which are in turn affected by expenses), dividend and distribution stability, NAV, market liquidity, the relative demand for and supply of such securities in the market, general market and economic conditions and other factors beyond the control of the Fund, we cannot predict whether any such securities will trade at, below or above NAV or at, below or above their public offering price. For example, common shares of closed-end funds often trade at a discount to their NAVs and the Fund’s common shares may trade at such a discount. This risk may be greater for investors expecting to sell their securities of the Fund soon after the completion of a public offering for such securities. The risk of a market price discount from NAV is separate and in addition to the risk that NAV itself may decline. The Fund’s securities are designed primarily for long-term investors, and investors in common shares should not view the Fund as a vehicle for trading purposes.

Long-term Objective; Not a Complete Investment Program. The Fund is intended for investors seeking long-term growth of capital. The Fund is not meant to provide a vehicle for those who wish to play short-term swings in the stock market. An investment in common shares of the Fund should not be considered a complete investment program. Each stockholder should take into account the Fund’s investment objectives as well as the stockholder’s other investments when considering an investment in the Fund.

Recourse Financings Risk. In certain cases, financings for the Fund’s commercial real estate properties may be recourse to the Fund. Generally, commercial real estate financings are structured as non-recourse to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents.

Valuation Risk. The Fund is subject to valuation risk, which is the risk that one or more of the assets in which the Fund invests are priced incorrectly, due to factors such as incomplete data, market instability or human error. If the Fund ascribes a higher value to assets and their value subsequently drops or fails to rise because of market factors, returns on the Fund’s investment may be lower than expected and could experience losses. Within the parameters of the Fund’s valuation guidelines, the valuation methodologies used to value the Fund’s assets, in particular the Fund’s private real estate investments, will involve subjective judgments and projections and that ultimately may not materialize. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond the Fund’s control and the control of the Advisor and the Fund’s independent valuation firms. Rapidly changing market conditions or material events may not be immediately reflected in the Fund’s daily NAV.

Active Management Risk. As an actively managed portfolio, the value of the Fund’s investments could decline because the financial condition of an issuer may change (due to such factors as management performance, reduced demand or overall market changes), financial markets may fluctuate or overall prices may decline, or the Advisor’s investment techniques could fail to achieve the Fund’s investment objectives or negatively affect the Fund’s investment performance.

Selection Risk. Different types of stocks tend to shift into and out of favor with stock market investors, depending on market and economic conditions. The performance of funds that invest in value-style stocks may at times be better or worse than the performance of stock funds that focus on other types of stocks or that have a broader investment style.

Cyber Security Risk. With the increased use of technologies such as the Internet and artificial intelligence including machine learning technology and generative artificial intelligence such as ChatGPT (collectively, “AI Technologies”), and the dependence on computer systems to perform necessary business functions, the Fund and its service providers (including the Advisor), and their own service providers, may be susceptible to operational and information security risks resulting from cyber-attacks and/or other technological malfunctions. In general, cyber-attacks are deliberate, but unintentional events may have similar effects. Cyber-attacks include, among others, stealing or corrupting data maintained online or digitally, preventing legitimate users from accessing information or services on a website or company system, misappropriating or releasing confidential information without authorization (including personal data), gaining unauthorized access to digital systems for purposes of misappropriating assets and causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service. New ways to carry out cyber-attacks continue to develop. There may be an increased risk of cyber-attacks during periods of geopolitical or military conflict, and geopolitical tensions may increase the scale and sophistication of deliberate cyber security attacks, particularly those from nation-states or from entities with nation-state backing. Successful cyber-attacks against, or security breakdowns of, the Fund, the Advisor, or a custodian, transfer agent, or other affiliated or third-party service provider may adversely affect the Fund or its stockholders.

Each of the Fund and the Advisor may have limited ability to detect, prevent or mitigate cyber-attacks or security or technology breakdowns affecting the Fund’s third-party service providers. While the Fund has established business continuity plans and systems designed to detect, prevent or reduce the impact of cyber-attacks, such as plans and systems are subject to inherent limitations.

Additionally, the rapid development and increasingly widespread use and regulation of AI Technologies may pose risks to the Fund. For instance, the rapid advanced development of AI Technologies and efforts to regulate or control its use and advancement may have significant positive or negative impacts on a wide range of different industries and the global economy. It is not possible to predict which companies, sectors, or economies may benefit or be disadvantaged by such developments, nor is it possible to determine the full extent of current or future risks related thereto.

Market Disruption and Geopolitical Risk. Geopolitical events, such as war (including ongoing conflicts in Ukraine and the Middle East, including the Iranian conflict that began in February 2026, and recent political and military developments in Venezuela), terrorist attacks, natural or environmental disasters (including hurricanes, wildfires and flooding), country instability, public health emergencies (including epidemics and pandemics), market instability, debt crises and downgrades, embargoes, tariffs, sanctions and other trade barriers and other governmental trade or market control programs, the potential exit of a country from its respective union and related geopolitical events, have led and may in the future lead to market volatility and may have long-lasting impacts on U.S. and global economies and financial markets. Supply chain disruptions or significant changes in the supply or prices of commodities or other economic inputs may have material and unexpected effects on both global securities markets and individual countries, regions, sectors, companies or industries. Events occurring in one region of the world may negatively impact industries and regions that are not otherwise directly impacted by the events. Additionally, those events, as well as other changes in foreign and domestic political and economic conditions, could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, secondary trading, credit ratings, inflation, investor sentiment and other factors affecting the value of the Fund’s investments.

Russia’s military invasion of Ukraine significantly amplified already existing geopolitical tensions. The United States and many other countries have instituted various economic sanctions against Russia, Russian individuals and entities and Belarus. The extent and duration of the military action, sanctions imposed and other punitive actions taken (including any Russian retaliatory responses to such sanctions and actions), and resulting disruptions in Europe and globally cannot be predicted, but could be significant and have a severe adverse effect on the global economy, securities markets and commodities markets globally, including through global supply chain disruptions, increased inflationary pressures and reduced economic activity.

Ongoing conflicts in the Middle East could have similar negative impacts. The possibility of a prolonged conflict and the potential expansion of the conflict in the surrounding areas and the involvement of other nations in such conflict could further destabilize the Middle East region and introduce new uncertainties in global markets, including the oil and natural gas markets.

Systemic risk events in the financial sectors and/or resulting government actions can negatively impact investments held by the Fund. For example, issues with certain regional U.S. banks and other financial institutions in March 2023 raised economic concerns over disruption in the U.S. banking system. These risks also may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms, and exchanges, with which the Fund interacts. There can be no certainty that any actions taken by the U.S. government to strengthen public confidence in the U.S. banking system or financial markets will be effective in mitigating the effects of financial institution failures on the economy and restoring or maintaining public confidence. In addition, raising the U.S. government debt ceiling has become increasingly politicized. Any failure to increase the total amount that the U.S. government is authorized to borrow could lead to a default on U.S. government obligations. A default or a threat of default by the U.S. government would be highly disruptive to the U.S. and global securities markets and could significantly reduce the value of the Fund’s investments.

The strengthening or weakening of the U.S. dollar relative to other currencies may, among other things, adversely affect the Fund’s investments denominated in non-U.S. dollar currencies. It is difficult to predict when similar events affecting the U.S. or global financial markets may occur, the effects that such events may have, and the duration of those effects.

Some political leaders around the world (including in the U.S. and certain European nations) have been and may be elected on protectionist platforms, raising questions about the future of global free trade. Global trade disruption, significant introductions of trade barriers and bilateral trade frictions, together with any future downturns in the global economy resulting therefrom, could adversely affect the financial performance of the Fund and its investments.

Changes in Trade Negotiations Risk. In recent years, the U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries, and has made proposals and taken actions related thereto. For example, the U.S. government has imposed, and may in the future further increase, tariffs on certain foreign goods, including from China, such as steel and aluminum. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods. Most recently, the current U.S. presidential administration has imposed or sought to impose significant increases to tariffs on goods imported into the U.S., including from China, Canada and Mexico. Tariffs on imported goods could further increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of portfolio companies whose businesses rely on goods imported from such impacted jurisdictions.

Regulatory Risk. Legal and regulatory developments may adversely affect the Fund. The regulatory environment for the Fund is evolving, and changes in the regulation of investment funds and other financial institutions or products (such as banking or insurance products), and their trading activities and capital markets, or a regulator’s disagreement with the Fund’s interpretation of the application of certain regulations, may adversely affect the ability of the Fund to pursue its investment strategy, its ability to obtain leverage and financing, and the value of investments held by the Fund. The U.S. government has proposed and adopted multiple regulations that could have a long-lasting impact on the Fund and on the fund industry in general. These regulations or any laws and regulations that may be adopted in the future may restrict the Fund’s ability to engage in transactions or raise additional capital and/or increase overall expenses of the Fund.

Additional legislative or regulatory actions may alter or impair certain market participants’ ability to utilize certain investment strategies and techniques.

The Fund and the instruments in which it invests may be subject to new or additional regulatory constraints in the future. These regulations and actions may adversely affect both the Fund and the instruments in which the Fund invests and its ability to execute its investment strategy. For example, climate change regulation (such as decarbonization legislation, other mandatory controls to reduce emissions of greenhouse gases, or related disclosure requirements) could significantly affect the Fund or its investments by, among other things, increasing compliance costs or underlying companies’ operating costs and capital expenditures. Similarly, regulatory developments in other countries may have an unpredictable and adverse impact on the Fund.

Deflation Risk. Deflation risk is the risk that prices throughout the economy decline over time, which may have an adverse effect on the market valuation of companies, their assets and their revenues. In addition, deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.

Inflation Risk. Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Fund’s shares and distributions thereon can decline. In addition, during any periods of rising inflation, dividend rates of any debt securities issued by the Fund would likely increase, which would tend to further reduce returns to stockholders.

Loans of Portfolio Securities. Consistent with applicable regulatory requirements and the Fund’s investment restrictions, the Fund may lend its portfolio securities to securities broker-dealers or financial institutions, provided that such loans are callable at any time by the Fund (subject to notice provisions described in the SAI), and are at all times collateralized in accordance with applicable regulatory requirements. The advantage of such loans is that the Fund continues to receive the income on the loaned securities while at the same time earning interest on the cash amounts deposited as collateral, which will be invested in short-term obligations. The Fund will not lend its portfolio securities if such loans are not permitted by the laws or regulations of any state in which its shares are qualified for sale.

Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur that may have material adverse effects on the Fund. For example, the regulatory and tax environment for derivative instruments in which the Fund may participate is evolving, and such changes in the regulation or taxation of derivative instruments may have material adverse effects on the value of derivative instruments held by the Fund and the ability of the Fund to pursue its investment strategies.

We cannot assure you what percentage of the distributions paid on the Fund’s shares, if any, will consist of tax-advantaged qualified dividend income, “qualified REIT dividends,” or long-term capital gains or what the tax rates on various types of income will be in future years.

To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Fund must, among other things, derive in each taxable year at least 90% of its gross income from certain prescribed sources and distribute for each taxable year at least 90% of the sum of its “investment company taxable income” and net tax-exempt interest income. Statutory limitations on distributions on the common shares if the Fund fails to satisfy the 1940 Act’s asset coverage requirements could jeopardize the Fund’s ability to meet such distribution requirements. While the Fund presently intends to redeem preferred shares, if any, or repay borrowings, to the extent necessary in order to maintain compliance with such asset coverage requirements, there can be no assurance that such actions can be effected in time to meet the Code requirements. If for any taxable year the Fund does not qualify for taxation as a RIC, all of its taxable income for that year (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to stockholders, and such distributions would be taxable as ordinary dividends to the extent of the Fund’s current or accumulated earnings and profits. See “Taxation.”

Investment Dilution Risk. The Fund’s investors do not have preemptive rights to any shares the Fund may issue in the future. The Fund’s Charter authorizes it to issue up to 300,000,000 common shares. The Board may make certain amendments to the Charter. After an investor purchases shares, the Fund may sell additional shares or other classes of shares in the future or issue equity interests in private offerings. To the extent the Fund issues additional equity interests after an investor purchases its shares, such investor’s percentage ownership interest in the Fund will be diluted.

Anti-Takeover Provisions. The Charter and Bylaws of the Fund include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to an open-end fund. See “Certain Provisions of the Charter and Bylaws.”

Asset-Backed and Mortgage-Backed Securities. The Fund may invest in asset-backed and mortgage-backed securities.

Mortgage-backed securities are securities that indirectly represent a participation in, or are secured by and payable from, a pool of mortgage loans secured by real property. Aggregate principal and interest payments received from the pool are used to pay principal and interest on a mortgage-backed security. Mortgage-backed securities may be more volatile than other fixed income securities and are subject to prepayment risk which can result in the Fund failing to recoup all of its investment or achieving lower than expected returns.

Asset-backed securities are securities, which through the use of trusts and special purpose vehicles, are securitized with various types of assets such as automobile receivables, credit card receivables, home equity loans, leases or royalties in pass-through structures similar to mortgage-backed securities. In general, the collateral supporting asset-backed securities is of shorter maturity than the collateral supporting mortgage loans and is less likely to experience substantial prepayments. However, asset-backed securities are not backed by any governmental agency.

Prepayments of principal generally may be made at any time without penalty on residential mortgages and these prepayments are passed through to holders of one or more of the classes of mortgage-backed securities. Prepayment rates may change rapidly and greatly, thereby affecting yield to maturity, reinvestment risk, and market value of the mortgage backed securities. As a result, the high credit quality of many of these securities may provide little or no protection against loss in market value, and there have been periods during which many mortgage backed securities have experienced substantial losses in market value. The Advisor believes that, under certain circumstances, many of these securities may trade at prices below their inherent value on a risk-adjusted basis and believes that selective purchases by a Fund may provide high yield and total return in relation to risk levels.

Prepayments of principal may be made at any time on the obligations underlying asset- and mortgage-backed securities and are passed on to the holders of the asset- and mortgage-backed securities. As a result, if the Fund purchases such a security at a premium, faster than expected prepayments will reduce and slower than expected prepayments will increase yield to maturity. Conversely, if the Fund purchases these securities at a discount, faster than expected prepayments will increase and slower than expected prepayments will reduce yield to maturity.

Legislation Risk. At any time after the date of this Prospectus, legislation may be enacted that could negatively affect the assets of the Fund. Legislation or regulation may change the way in which the Fund itself is regulated. The Advisor cannot predict the effects of any new governmental regulation that may be implemented and there can be no assurance that any new governmental regulation will not adversely affect the Fund’s ability to achieve its investment objectives.

Reliance on Service Providers Risk. The Fund must rely upon the performance of service providers to perform certain functions, which may include functions that are integral to the Fund’s operations and financial performance. Failure by any service provider to carry out its obligations to the Fund in accordance with the terms of its appointment, to exercise due care and skill or to perform its obligations to the Fund at all as a result of insolvency, bankruptcy or other causes could have a material adverse effect on the Fund’s performance and returns to stockholders. The termination of the Fund’s relationship with any service provider, or any delay in appointing a replacement for such service provider, could materially disrupt the business of the Fund and could have a material adverse effect on the Fund’s performance and returns to stockholders.

Misconduct of Employees and of Service Providers Risk. Misconduct or misrepresentations by employees of the Advisor or the Fund’s service providers could cause significant losses to the Fund. Employee misconduct may include binding the Fund to transactions that exceed authorized limits or present unacceptable risks and unauthorized trading activities, concealing unsuccessful trading activities (which, in any case, may result in unknown and unmanaged risks or losses) or making misrepresentations regarding any of the foregoing. Losses could also result from actions by the Fund’s service providers, including, without limitation, failing to recognize trades and misappropriating assets. In addition, employees and service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future marketing activities. Despite the Advisor’s due diligence efforts, misconduct and intentional misrepresentations may be undetected or not fully comprehended, thereby potentially undermining the Advisor’s due diligence efforts. As a result, no assurances can be given that the due diligence performed by the Advisor will identify or prevent any such misconduct.

Special Risks to Holders of Common Shares

Dilution Risk. If the Fund determines to conduct a rights offering to subscribe for common shares, holders of common shares may experience dilution or accretion of the aggregate NAV of their common shares. Such dilution or accretion will depend upon whether (i) such stockholders participate in the rights offering and (ii) the Fund’s NAV per common share is above or below the subscription price on the expiration date of the rights offering.

Stockholders who do not exercise their subscription rights may, at the completion of such an offering, own a smaller proportional interest in the Fund than if they exercised their subscription rights. As a result of such an offering, a stockholder may experience dilution in NAV per share if the subscription price per share is below the NAV per share on the expiration date. If the subscription price per share is below the NAV per share of the Fund’s shares on the expiration date, a stockholder will experience an immediate dilution of the aggregate NAV of such stockholder’s shares if the stockholder does not participate in such an offering and the stockholder will experience a reduction in the NAV per share of such stockholder’s shares whether or not the stockholder participates in such an offering. The Fund cannot state precisely the extent of this dilution (if any) if the stockholder does not exercise such stockholder’s subscription rights because the Fund does not know what the NAV per share will be when the offer expires or what proportion of the subscription rights will be exercised.

Leverage Risk. The Fund currently uses financial leverage for investment purposes by borrowing from BNPP and is also permitted to use other types of financial leverage, such as through the issuance of debt securities or preferred shares and borrowing from other financial institutions. As provided in the 1940 Act and subject to certain exceptions, the Fund may issue additional senior securities (which may be stock, such as preferred shares, and/or securities representing debt) only if immediately after such issuance the value of the Fund’s total assets, less certain ordinary course liabilities, exceeds 300% of the amount of the debt outstanding and exceeds 200% of the amount of preferred shares and debt outstanding. As of March 31, 2026, the amount of leverage represented approximately 30.21% of the Fund’s managed assets.

The Fund’s leveraged capital structure creates special risks not associated with unleveraged funds having a similar investment objectives and policies. These include the possibility of greater loss and the likelihood of higher volatility of the NAV of the Fund. Such volatility may increase the likelihood of the

Fund having to sell investments in order to meet its obligations to make principal or interest payments on borrowings, or to repay borrowings, when it may be disadvantageous to do so. The Fund’s use of leverage may require it to sell portfolio investments at inopportune times in order to raise cash to de-leverage so as to maintain required asset coverage amounts or comply with the mandatory redemption terms of any outstanding preferred shares. The use of leverage magnifies both the favorable and unfavorable effects of price movements in the investments made by the Fund. To the extent that the Fund employs leverage in its investment operations, the Fund is subject to substantial risk of loss. The Fund cannot assure you that borrowings or the issuance of preferred shares will result in a higher yield or return to the holders of the common shares. Also, since the Fund utilizes leverage, a decline in NAV could affect the ability of the Fund to make common share distributions and such a failure to make distributions could result in the Fund ceasing to qualify for taxation as a RIC under the Code. See “Taxation.”

Any decline in the NAV of the Fund’s investments would be borne entirely by the holders of common shares. Therefore, if the market value of the Fund’s portfolio declines, the leverage will result in a greater decrease in NAV to the holders of common shares than if the Fund were not leveraged. This greater NAV decrease will also tend to cause a greater decline in the market price for the common shares. The Fund might be in danger of failing to maintain the required asset coverage of its borrowings or, in an extreme case, the Fund’s current investment income might not be sufficient to meet the interest requirements on the borrowings. In order to counteract such an event, the Fund might need to liquidate investments in order to fund a repayment of some or all of the borrowings.

•

Impact on Common Shares. Assuming that leverage will (1) be equal in amount to approximately 30.41% of the Fund’s managed assets, and (2) charge interest at a projected interest rate of 4.60%, then the annual return generated by the Fund’s portfolio (net of estimated expenses) must exceed approximately 1.40% in order to cover such interest payments and other expenses specifically related to leverage. Of course, these numbers are merely estimates, used for illustration. Actual interest or payment rates may vary frequently and may be significantly higher or lower than the rate estimated above. The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on common share total return, assuming investment portfolio total returns (comprised of net investment income of the Fund, realized gains or losses of the Fund and changes in the value of the securities held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Fund. The table further reflects leverage representing 30.41% of the Fund’s managed assets, the Fund’s current projected interest rate of 4.60% and a management fee at an annual rate of 0.85% of managed assets. These assumptions are based on the Fund’s fiscal year ended December 31, 2025, and $670 million in common share offerings.

Assumed Return on Portfolio (Net of Expenses)	(10)%	(5)%	0%	5%	10%
Corresponding Return to Stockholder	(16.38)%	(9.19)%	(2.01)%	5.17%	12.36%

Common share total return is composed of two elements—the common share distributions paid by the Fund (the amount of which is largely determined by the taxable income of the Fund (including realized gains or losses) after paying interest on any debt and/or dividends on any preferred shares) and unrealized gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table assumes that the Fund is more likely to suffer capital losses than to enjoy total return. For example, to assume a total return of 0% the Fund must assume that the income it receives on its investments is entirely offset by expenses and losses in the value of those investments.

Special Risk to Holders of Subscription Rights

There is a risk that changes in market conditions may result in the underlying common shares purchasable upon exercise of the subscription rights being less attractive to investors at the conclusion of the subscription period. This may reduce or eliminate the value of the subscription rights. Investors who receive subscription rights may find that there is no market to sell rights they do not wish to exercise. If investors exercise only a portion of the rights, the number of common shares issued may be reduced, and the common shares may trade at less favorable prices than larger offerings for similar securities.

MANAGEMENT OF THE FUND

General

The business and affairs of the Fund are managed under the direction of the Board of Directors. The Directors approve all significant agreements between the Fund and persons or companies furnishing services to it, including the Fund’s agreements with its Advisor, Co-Administrator, Custodian and transfer agent. The management of the Fund’s day-to-day operations is delegated to its officers, the Advisor and the Co-Administrator, subject always to the investment objectives and policies of the Fund and to the general supervision of the Directors. The names and business addresses of the Directors and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the SAI.

The Investment Adviser

Cohen & Steers Capital Management, Inc., with principal offices located at 1166 Avenue of the Americas, New York, New York 10036, has been retained to provide investment advice, and, in general, to conduct the management and investment program of the Fund under the overall supervision and control of the Board. The Advisor, a registered investment adviser, was formed in 1986, and as of March 31, 2026 had $93.1 billion in assets under management. Its clients include pension plans, endowment funds and registered investment companies, including open-end and closed-end real estate funds. The Cohen & Steers funds invest in U.S. and non-U.S. real estate investment trusts and other real estate securities, infrastructure securities, preferred and other fixed income securities and dividend paying large-cap value securities. The Advisor is a wholly-owned subsidiary of Cohen & Steers, Inc., a publicly traded company whose common stock is listed on the NYSE under the symbol “CNS.”

Under its Investment Management Agreement with the Fund, the Advisor furnishes a continuous investment program for the Fund’s portfolio, makes the day-to-day investment decisions for the Fund, and generally manages the Fund’s investments in accordance with the stated policies of the Fund, subject to the general supervision of the Board. The Advisor is responsible for the management of the Fund’s portfolio. The Advisor also performs certain administrative services for the Fund and provides persons satisfactory to the Directors of the Fund to serve as officers of the Fund. Such officers, as well as certain other employees and Directors of the Fund, may be directors, officers or employees of the Advisor.

For its services under the Investment Management Agreement, the Fund pays the Advisor a monthly investment management fee computed at the annual rate of 0.85% of the Fund’s average daily managed assets. Because the investment advisory fees are based on a percentage of managed assets, which includes assets attributable to the Fund’s use of leverage, the Advisor may have a conflict of interest in the input it provides to the Board regarding whether to use or increase the Fund’s use of leverage. The Board bases its decision, with input from the Advisor, regarding whether and how much leverage to use for the Fund on its assessment of whether such use of leverage is in the best interests of the Fund, and the Board seeks to manage the Advisor’s potential conflict of interest by periodically reviewing the Fund’s performance and use of leverage.

In addition to the monthly management fee, the Fund pays all other costs and expenses of its operations, including compensation of its Directors, administration, custodian, transfer agency and dividend disbursing expenses, legal fees, expenses of independent auditors, expenses of repurchasing shares, expenses of issuing any preferred shares, listing expenses, expenses of preparing, printing and distributing stockholder reports, notices, proxy statements and reports to governmental agencies and taxes, if any.

A discussion regarding the basis for the Board approval of the Investment Management Agreement with the Advisor is available in the Fund’s semi-annual report for the six months ended June 30, 2025.

Administrator and Co-Administrator

Additionally, the Fund and the Advisor have entered into the Administration Agreement. Under the Administration Agreement with the Fund, the Advisor is responsible for providing administrative services and assisting the Fund with operational needs, including providing administrative services necessary for the operations of the Fund and furnishing office space and facilities required for conducting the business of the Fund. Under the Administration Agreement, the Fund pays the Advisor an amount equal to, on an annual basis, 0.06% of the Fund’s average daily managed assets.

In accordance with the Administration Agreement and with the approval of the Board, the Fund has entered into the Co-Administration Agreement. Under the Co-Administration Agreement, State Street has assumed responsibility for certain fund administration services.

Portfolio Managers

The Fund’s portfolio managers are:

Jason Yablon. Mr. Yablon has been a portfolio manager of the Fund since 2012 and is also a Vice President of the Fund. He joined the Advisor in 2004, and has been an Executive Vice President since 2022. Prior to that, Mr. Yablon was a Senior Vice President of the Advisor from 2014 through 2022.

Elaine Zaharis-Nikas. Ms. Zaharis-Nikas has been a portfolio manager of the Fund since 2024. She joined the Advisor in 2003, and has been an Executive Vice President since 2025. Prior to that, Ms. Zaharis-Nikas was a Senior Vice President of the Advisor from 2014 to 2025.

Mathew Kirschner. Mr. Kirschner has been a portfolio manager of the Fund since 2019 and is also a Vice President of the Fund. He joined the Advisor in 2004, and has been a Senior Vice President since 2019. Prior to that, Mr. Kirschner was a Vice President of the Advisor from 2010 through 2018.

CNS utilizes a team-based approach in managing the Fund. Mr. Yablon, Mr. Kirschner and Ms. Zaharis-Nikas direct and supervise the execution of the Fund’s investment strategy, and lead and guide the other members of the team. Ms. Zaharis-Nikas manages the Fund’s preferred securities investments.

DIVIDENDS AND DISTRIBUTIONS

The Board periodically evaluates, and will continue to periodically evaluate, the Fund’s common share distribution policy and may, in the future, change such common share distribution policy. The Fund pays distributions to its stockholders on a monthly basis after making payment or provision for the cost of any leverage it utilizes and the payment of its expenses, provided that market and economic conditions do not dictate otherwise. The Fund makes distributions to stockholders pursuant to a “managed dividend policy,” which is a policy by which the Fund seeks to provide its stockholders with a regular monthly dividend.

The Fund expects to derive ordinary income primarily from distributions received on the common and preferred REIT securities it owns. A portion of the distributions received with respect to REIT shares may be classified by those REITs as capital gains or returns of capital subsequent to the end of the Fund’s fiscal year. The Fund may also earn ordinary income from interest and from dividends received on other securities which it owns. The Fund’s ordinary income is reduced by the expenses incurred. The 1940 Act allows the Fund to distribute ordinary income at any time and from time to time. Capital gain or loss may be generated by the Fund when it sells investments for amounts different from their adjusted tax basis.

General

A managed dividend policy would result in the payment of distributions in approximately the same amount or percentage to stockholders each month (or other period set by our Board). If the source of the distribution were the original capital contribution of the stockholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Nevertheless, stockholders who periodically receive the payment of a distribution may be under the impression that they are receiving net profits when they are not. Stockholders should read any written disclosure regarding distributions carefully, and should not assume that the source of any distribution from us is net profits.

Stockholders will automatically have all dividends and distributions reinvested in common shares of the Fund issued by the Fund or purchased in the open market in accordance with the Fund’s dividend reinvestment plan unless a stockholder elects to opt out of the plan. See “Reinvestment Plan.”

Managed Dividend Policy

The Fund has the Policy in accordance with exemptive relief issued by the SEC. The Policy gives the Fund greater flexibility to realize long-term capital gains throughout the year and to distribute those gains on a more regular basis to stockholders. In accordance with the Policy, the Fund currently distributes $0.09 per share on a monthly basis. Therefore, regular monthly distributions throughout the year may include a portion of estimated realized long-term capital gains, along with net investment income, short-term capital gains and return of capital.

The Fund may therefore pay distributions in excess of the Fund’s investment company taxable income and net realized gains. This excess would be a return of capital distributed from the Fund’s assets. Distributions of capital decrease the Fund’s total assets and, therefore, could have the effect of increasing the Fund’s expense ratio. In addition, in order to make these distributions, the Fund may have to sell portfolio securities at a less than opportune time. These effects could have a negative impact on the price investors receive when they sell shares of the Fund.

The actual source of all distributions paid by the Fund, including net investment income, is subject to change and is not determined until after the end of the year. This is because the Fund invests primarily in REITs and similar companies. Distributions from REITs are attributed to various sources, including net investment income, capital gains and return of capital. Until the Fund receives a final determination from these companies as to the source of distributions – generally around January 31 of the following year– the Fund cannot provide a final determination of the source of distributions paid.

If the Fund does not generate sufficient earnings (dividends and interest income and realized net capital gain) equal to or in excess of the aggregate distributions paid by the Fund in a given year, then the amount distributed in excess of the Fund’s earnings would generally be deemed a return of capital to the extent of the stockholder’s tax basis in the shares (reducing the basis accordingly) and as capital gains thereafter. Since a return of capital is considered a return of a portion of a stockholder’s original investment, it is generally not taxable and is treated as a reduction in the stockholder’s tax basis, thereby increasing the stockholder’s potential taxable gain or reducing the potential taxable loss on the sale of the shares.

The Fund’s distributions for the past five fiscal years have not included a return of capital.

You should not draw any conclusions about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the Policy. Distributions sourced from paid-in capital should not be considered as the dividend yield or total return of an investment in the Fund. Stockholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Stockholders should not assume that the source of a distribution from the Fund is net profit.

In accordance with the Policy, the Fund is required to adhere to certain conditions in order to distribute long-term capital gains during the year. The Board may amend, terminate or suspend the Policy at any time, which could have an adverse effect on the market price of the Fund’s common shares.

CLOSED-END FUND STRUCTURE

The Fund is a diversified, closed-end management investment company (commonly referred to as a closed-end fund). Closed-end funds differ from open-end funds (which are generally referred to as mutual funds) in that closed-end funds generally list their common shares for trading on a stock exchange and do not redeem their common shares at the request of the stockholder. This means that if you wish to sell your common shares of a closed-end fund you must trade them on the market like any other stock at the prevailing market price at that time. In an open-end fund, if the stockholder wishes to sell shares of the fund, the open-end fund will redeem or buy back the shares at NAV. Also, open-end funds generally offer new shares on a continuous basis to new investors, and closed-end funds generally do not. The continuous inflows and outflows of assets in an open-end fund can make it difficult to manage the fund’s investments. By comparison, closed-end funds are generally able to stay more fully invested in securities that are consistent with their investment objectives, to have greater flexibility to make certain types of investments and to use certain investment strategies such as financial leverage and investments in illiquid securities.

Common shares of closed-end funds often trade at a discount to their NAV. Because of this possibility and the recognition that any such discount may not be in the interest of stockholders, the Board might consider from time to time engaging in open-market repurchases, tender offers for shares or other programs intended to reduce a discount. We cannot guarantee or assure, however, that the Board will decide to engage in any of these actions. Nor is there any guarantee or assurance that such actions, if undertaken, would result in the common shares trading at a price equal or close to NAV per share. The Board might also consider converting the Fund to an open-end fund, which would also require a supermajority vote of the stockholders of the Fund and a separate vote of any outstanding preferred shares. We cannot assure you that the Fund’s common shares will not trade at a discount.

REPURCHASE OF COMMON SHARES

Shares of closed-end investment companies often trade at a discount to NAV, and the Fund’s shares may also trade at a discount to their NAV, although it is possible that they may trade at a premium above NAV. The market price of the common shares will be determined by such factors as relative demand for and supply of shares in the market, the Fund’s NAV, general market and economic conditions and other factors beyond the control of the Fund. Although stockholders will not have the right to redeem their shares, the Fund may take action to repurchase shares in the open market or make tender offers for its shares at NAV. During the pendency of any tender offer, the Fund will publish how stockholders may readily ascertain the NAV. Repurchase of the common shares may have the effect of reducing any market discount to NAV.

The Fund is a diversified, closed-end management investment company and as such its stockholders do not, and will not, have the right to require the Fund to repurchase their shares. The Fund, however, may repurchase its common shares from time to time as and when it deems such a repurchase advisable. The Board has authorized the repurchase of up to 10% of the Fund’s outstanding common shares through December 31, 2026. This authorization is a standing authorization that may be executed in the discretion of the Fund’s officers. The Fund’s officers are authorized to use the Fund’s general corporate funds to repurchase common shares. While the Fund may incur debt to finance common share repurchases, such debt financing would require further approval of the Board, and the Fund does not currently intend to incur debt to finance common share repurchases. See “Description of the Securities—Common Shares.” Although the Board has authorized such repurchases, the Fund is not required to repurchase its common shares. The Board has not established a limit on the number of shares that could be purchased during such period. Pursuant to the 1940 Act, the Fund may repurchase its common shares on a securities exchange (provided that the Fund has informed its stockholders within the preceding six months of its intention to repurchase such shares) or pursuant to tenders and may also repurchase shares privately if the Fund meets certain conditions regarding, among other things, distribution of net income for the preceding fiscal year, status of the seller, price paid, brokerage commissions, prior notice to stockholders of an intention to purchase shares and purchasing in a manner and on a basis that does not discriminate unfairly against the other stockholders through their interest in the Fund. The Fund has not and will not, unless otherwise set forth in a Prospectus Supplement and accomplished in accordance with applicable law and positions of the SEC’s staff, repurchase common shares (i) immediately after the completion of an offering of common shares (i.e., within sixty days of an overallotment option period) or (ii) at a price that is tied to the initial offering price. In addition, under Maryland law, the Fund may only repurchase common shares if, immediately following such repurchase, (i) the Fund is able to pay its indebtedness as such indebtedness comes due in the usual course of business and (ii) the Fund’s assets exceed its total liabilities. See “Plan of Distribution.”

There is no assurance that, if action is undertaken to repurchase or tender for shares, such action will result in the shares trading at a price which approximates their NAV. Although share repurchases and tenders could have a favorable effect on the market price of the shares, you should be aware that the acquisition of shares by the Fund will decrease the total assets of the Fund and, therefore, have the effect of increasing the Fund’s expense ratio and may adversely affect the ability of the Fund to achieve its investment objective. To the extent the Fund may need to liquidate investments to fund repurchases of shares, this may result in portfolio turnover which will result in additional expenses being borne by the Fund and may result in additional gains that, when distributed, may lead to higher taxes when Fund shares are held in a taxable account. The Board currently considers the following factors to be relevant to a potential decision to repurchase shares: the extent and duration of the discount, the liquidity of the Fund’s portfolio, the impact of any action on the Fund or its stockholders and market considerations. Any share repurchases or tender offers will be made in accordance with the requirements of the Exchange Act and the 1940 Act. See “Taxation” in the SAI for a description of the potential tax consequences of a share repurchase.

REINVESTMENT PLAN

The Fund has a dividend reinvestment plan commonly referred to as an “opt-out” plan (the “Plan”). Each stockholder who participates in the Plan will have all distributions of dividends and capital gains (“Dividends”) automatically reinvested in additional common shares by Computershare as agent (the “Plan Agent”). Stockholders who elect not to participate in the Plan will receive all Dividends in cash paid by check mailed directly to the stockholder of record (or if the common shares are held in street or other nominee name, then to the nominee) by the Plan Agent, as dividend disbursing agent. Stockholders whose common shares are held in the name of a broker or nominee should contact the broker or nominee to determine whether and how they may participate in the Plan.

The Plan Agent serves as agent for the stockholders in administering the Plan. After the Fund declares a Dividend, the Plan Agent will, as agent for the stockholders, either: (i) receive the cash payment and use it to buy common shares in the open market, on the NYSE or elsewhere, for the participants’ accounts or (ii) distribute newly issued common shares of the Fund on behalf of the participants.

The Plan Agent will receive cash from the Fund with which to buy common shares in the open market if, on the Dividend payment date, NAV per share exceeds the market price per share plus estimated brokerage commissions on that date. The Plan Agent will receive the Dividend in newly issued common shares of the Fund if, on the Dividend payment date, the market price per share plus estimated brokerage commissions equals or exceeds the NAV per share of the Fund on that date. The number of shares to be issued will be computed at a per share rate equal to the greater of (i) the NAV or (ii) 95% of the closing market price per share on the payment date.

If the market price per share is less than the NAV on a Dividend payment date, the Plan Agent will have until the last business day before the next ex-dividend date for the common stock, but in no event more than 30 days after the Dividend payment date (as the case may be, the “Purchase Period”), to invest the Dividend amount in shares acquired in open market purchases. If at the close of business on any day during the Purchase Period on which NAV is calculated the NAV equals or is less than the market price per share plus estimated brokerage commissions, the Plan Agent will cease making open market purchases and the uninvested portion of such Dividends shall be filled through the issuance of new shares of common stock from the Fund at the price set forth in the immediately preceding paragraph.

Participants in the Plan may withdraw from the Plan upon notice to the Plan Agent. Such withdrawal will be effective immediately if received not less than ten days prior to a Dividend record date; otherwise, it will be effective for all subsequent Dividends. If any participant elects to have the Plan Agent sell all or part of his or her shares and remit the proceeds, the Plan Agent is authorized to deduct a $15.00 fee plus $0.10 per share brokerage commissions.

The Plan Agent’s fees for the handling of reinvestments of Dividends will be paid by the Fund. However, each participant will pay a pro rata share of brokerage commissions incurred with respect to the Plan Agent’s open market purchases in connection with the reinvestment of Dividends. The automatic reinvestments of Dividends will not relieve participants of any income tax that may be payable or required to be withheld on such Dividends.

The Fund reserves the right to amend or terminate the Plan. All correspondence concerning the Plan should be directed to the Plan Agent at 800-432-8224.

TAXATION

The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Fund and its stockholders. A more complete discussion of the tax rules applicable to the Fund and its stockholders can be found in the SAI that is incorporated by reference into this Prospectus. This summary does not discuss the consequences of an investment in subscription rights to acquire shares of the Fund’s stock. The tax consequences of such an investment will be discussed in a relevant Prospectus Supplement.

This discussion assumes you are a taxable U.S. person (as defined for U.S. federal income tax purposes) and that you hold your shares as capital assets (generally, for investment). The discussion is based upon current provisions of the Code, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to those set forth below. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Fund and its stockholders (including stockholders subject to special tax rules and stockholders owning large positions in the Fund), nor does this discussion address any state, local or foreign tax concerns.

The discussion set forth herein does not constitute tax advice. Investors are urged to consult their own tax advisers to determine the tax consequences to them of investing in the Fund.

Taxation of the Fund

The Fund has elected to be treated and intends to qualify annually as a RIC under Subchapter M of the Code. Accordingly, the Fund must, among other things,

(i) derive in each taxable year at least 90% of its gross income from (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income

(including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies and (b) net income derived from interests in certain publicly traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each a “Qualified Publicly Traded Partnership”); and

(ii) diversify its holdings so that, at the end of each quarter of each taxable year (a) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more Qualified Publicly Traded Partnerships.

As a RIC, the Fund generally is not subject to U.S. federal income tax on income and gains that it distributes each taxable year to stockholders, provided that it distributes annually at least 90% of the sum of the Fund’s (i) investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gain over net long-term capital loss, and other taxable income other than any net capital gain (as defined below), reduced by deductible expenses) determined without regard to the deduction for dividends paid and (ii) net tax-exempt interest income (the excess of its gross tax-exempt interest income over certain disallowed deductions), if any. The Fund intends to distribute at least annually substantially all of such income. The Fund will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its stockholders.

The Fund may either distribute or retain for reinvestment all or part of its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). If any such gain is retained, the Fund will be subject to a corporate income tax on such retained amount. In that event, the Fund may report the retained amount as undistributed capital gain in a notice to its stockholders, each of whom (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Fund against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its shares by the amount of undistributed capital gains included in the stockholder’s income less the tax deemed paid by the stockholder under clause (ii).

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% federal excise tax at the Fund level. To avoid the tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, and (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Fund’s fiscal year). In addition, the minimum amounts that must be distributed in any year to avoid the federal excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from previous years. For purposes of the excise tax, the Fund will be deemed to have distributed any income on which it paid U.S. federal income tax. Although the Fund intends to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% federal excise tax, there can be no assurance that sufficient amounts of the Fund’s ordinary income and capital gains will be distributed to avoid entirely the imposition of the tax. In that event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement.

Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long term capital gains, qualified dividend income, or “qualified REIT dividends” into higher taxed short term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not qualify as good income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to stockholders.

If for any taxable year the Fund were to fail to qualify for taxation as a RIC, all of its taxable income (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to stockholders. The remainder of this discussion assumes that the Fund qualifies for taxation as a RIC.

Taxation of Stockholders

Distributions paid to you by the Fund from its investment company taxable income (“ordinary income dividends”) are generally taxable to you as ordinary income to the extent of the Fund’s current or accumulated earnings and profits. Provided that certain holding period and other requirements are met, such distributions (if properly reported by the Fund) may qualify (i) for the dividends received deduction in the case of corporate stockholders to the extent that the Fund’s income consists of dividend income from U.S. corporations, and (ii) in the case of non-corporate stockholders, as qualified dividend income eligible to be taxed at long-term capital gains rates to the extent that the Fund receives qualified dividend income. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain qualified foreign corporations. Distributions from REITs, however, do not qualify for the dividends received deduction and generally do not qualify as qualified dividend income. There can be no assurance as to what portion, if any, of the Fund’s distributions will be eligible for the dividends received deduction or for the reduced rates applicable to qualified dividend income.

Properly reported dividends paid by the Fund that are attributable to the Fund’s “qualified REIT dividends” (generally, ordinary income dividends paid by a REIT, not including capital gain dividends or dividends treated as qualified dividend income) may be eligible for the 20% deduction described in Section 199A of the Code in the case of non-corporate U.S. stockholders, provided that certain holding period and other requirements are met by the stockholder and the Fund. There can be no assurance as to what portion of the Fund’s distributions will qualify for such deduction.

Distributions made to you from net capital gain (“capital gain dividends”), including capital gain dividends credited to you but retained by the Fund, are taxable to you as long-term capital gains if they have been properly reported by the Fund, regardless of the length of time you have owned your Fund shares. Long-term capital gain of individuals and other non-corporate stockholders is generally subject to reduced U.S. federal income tax rates.

Distributions in excess of the Fund’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of your adjusted tax basis of your shares and thereafter will be treated as capital gains. The amount of any Fund distribution that is treated as a tax-free return of capital will reduce your adjusted tax basis in your shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale, exchange or other disposition of your shares.

Generally, after the close of the calendar year, the Fund will provide you with a written notice reporting the amount of any qualified dividend income or capital gain dividends and other distributions.

Except in the case of a repurchase (the consequences of which are described in the SAI under “Taxation—Taxation of Stockholders—Taxation of U.S. Stockholders”), the sale, exchange or other disposition of shares of the Fund will generally result in capital gain or loss to you, which will be long-term capital gain or loss if the shares have been held for more than one year at the time of the sale, exchange or other disposition. Any loss upon the sale, exchange or other disposition of Fund shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as undistributed capital gain dividends) by you with respect to such Fund shares. A loss realized on a sale, exchange or other disposition of shares of the Fund will be disallowed if other substantially identical shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date of the sale, exchange or other disposition of the shares. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

Dividends and other taxable distributions are taxable to you even if they are reinvested in additional shares of the Fund. Dividends and other distributions paid by the Fund are generally treated as received by a stockholder at the time the dividend or distribution is made. If, however, the Fund pays you a dividend in January that was declared in the previous October, November or December to stockholders of record on a specified date in one of such months, then such dividend or distribution will be treated for tax purposes as being paid by the Fund and received by you on December 31 of the year in which the dividend or distribution was declared.

Stockholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, foreign, state and local income or other taxes.

DESCRIPTION OF THE SECURITIES

The following is a brief description of the terms of the common shares and subscription rights. This description does not purport to be complete and is qualified by reference to the Charter and Bylaws (the “Governing Documents”). For complete terms of the common shares, please refer to the actual terms of such shares, which are set forth in the Governing Documents. For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the subscription rights agreement relating to such subscription rights (the “Subscription Rights Agreement”).

Common Shares

The Fund was incorporated under the laws of the state of Maryland as a corporation pursuant to the filing of the Fund’s Articles of Incorporation on August 22, 2001. The Fund is authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share (“common shares”). Each common share has one vote and, when issued and paid for in accordance with the terms of the applicable offering, will be fully paid and non-assessable. All common shares are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights. As permitted by regulations adopted by the SEC, paper copies of the Fund’s annual and semi-annual stockholder reports will no longer be sent by mail, unless a stockholder specifically requests paper copies of the reports. Instead, the reports will be made available on the Fund’s website at www.cohenandsteers.com, and stockholders will be notified by mail each time a report is posted and provided with a website link to access the report. In the event of liquidation, each of the Fund’s common shares is entitled to its proportion of the Fund’s assets after payment of debts and expenses and the amounts payable to holders of the Fund’s preferred shares ranking senior to the Fund’s common shares as described below.

Any additional offerings of shares will require approval by the Board. Any additional offering of common shares will be subject to the requirements of the 1940 Act, which provides that common shares may not be issued at a price below the then current NAV, exclusive of sales load, except in connection with an offering to existing holders of common shares or with the consent of a majority of the Fund’s stockholders.

The Fund’s outstanding common shares have been listed and traded on the NYSE under the symbol “RQI” since February 28, 2002. The Fund’s common shares have historically traded at both a premium and a discount to the Fund’s NAV. Since the Fund commenced trading on the NYSE, the Fund’s common shares have traded at a discount to NAV as high as (38.5)% and a premium as high as 17.1%. The average weekly trading volume of the common shares on the NYSE during the period from January 1, 2025 through December 31, 2025 was 1,715,206 shares.

Unlike open-end funds, closed-end funds like the Fund do not continuously offer shares and do not provide daily redemptions. Rather, if a stockholder determines to buy additional common shares or sell shares already held, the stockholder may do so by trading through a broker on the NYSE or otherwise.

Shares of closed-end investment companies often trade on an exchange at prices lower than NAV. Because the market value of the common shares may be influenced by such factors as dividend and distribution levels (which are in turn affected by expenses), dividend and distribution stability, NAV, market liquidity, relative demand for and supply of such shares in the market, unrealized gains, general market and economic conditions and other factors beyond the control of the Fund, the Fund cannot assure you that common shares will trade at a price equal to or higher than NAV in the future. The common shares are designed primarily for long-term investors and you should not purchase the common shares if you intend to sell them soon after purchase.

The Fund’s stockholders vote as a single class to elect the Board and on additional matters with respect to which the 1940 Act, the Governing Documents or resolutions adopted by the Directors provide for a vote of the Fund’s stockholders. See “Certain Provisions of the Charter and Bylaws.”

The Fund is a diversified, closed-end management investment company and as such its stockholders do not, and will not, have the right to require the Fund to repurchase their shares. The Fund, however, has authorized the repurchase of up to 10% of the Fund’s outstanding common shares through December 31, 2026. During the year ended December 31, 2025, the Fund did not repurchase any common shares. Pursuant to the 1940 Act, the Fund may repurchase its common shares on a securities exchange (provided that the Fund has informed its stockholders within the preceding six months of its intention to repurchase such shares) or pursuant to tenders and may also repurchase shares privately if the Fund meets certain conditions regarding, among other things, distribution of net income for the preceding fiscal year, status of the seller, price paid, brokerage commissions, prior notice to stockholders of an intention to purchase shares and purchasing in a manner and on a basis that does not discriminate unfairly against the other stockholders through their interest in the Fund.

When the Fund repurchases its common shares for a price below NAV, the NAV of the common shares that remain outstanding will be enhanced, but this does not necessarily mean that the market price of the outstanding common shares will be affected, either positively or negatively. The repurchase of common shares will reduce the total assets of the Fund available for investment and may increase the Fund’s expense ratio.

Book-Entry. The common shares are held in the name of Cede & Co. as nominee for the Depository Trust Company (“DTC”). The Fund will treat Cede & Co. as the holder of record of the common shares for all purposes. In accordance with the procedures of DTC, however, purchasers of common shares will be deemed the beneficial owners of shares purchased for purposes of distributions, voting and liquidation rights.

Subscription Rights

General. We may issue subscription rights to holders of our common shares to purchase additional common shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of our common shares, we would distribute certificates evidencing the subscription rights and a Prospectus Supplement to our stockholders as of the record date that we set for determining the stockholders eligible to receive subscription rights in such subscription rights offering.

The applicable Prospectus Supplement would describe the following terms of subscription rights in respect of which this Prospectus is being delivered:

•

the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

•	the title of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof);

•	the number of such subscription rights issued in respect of each common share;

•	the number of rights required to purchase a single common share;

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right we may have in connection with such subscription rights offering; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights. Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the Prospectus Supplement we would issue, as soon as practicable, the common shares purchased as a result of such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

Preferred Shares

The Governing Documents provide that the Board may authorize and issue preferred shares, with rights as determined by the Board, by action of the Board without the approval of the holders of the common shares. Holders of common shares have no preemptive right to purchase any preferred shares that might be issued.

Under the 1940 Act, the Fund is not permitted to issue preferred shares unless immediately after such issuance the value of the Fund’s total assets is at least 200% of the liquidation value of the outstanding preferred shares (i.e., the liquidation value may not exceed 50% of the Fund’s total assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its common shares unless, at the time of such declaration, the value of the Fund’s total assets is at least 200% of such liquidation value. If the Fund issues preferred shares, it may be subject to restrictions imposed by guidelines of one or more rating agencies that may issue ratings for preferred shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or guidelines would impede the Advisor from managing the Fund’s portfolio in accordance with the Fund’s investment objectives and policies.

Although terms of any preferred shares that the Fund might issue in the future, including liquidation preference and redemption provisions, will be determined by the Board, subject to applicable law and the Governing Documents, the Fund also believes that it is likely that the terms of any such preferred shares would be similar to those stated below.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of preferred shares will be entitled to receive a preferential liquidating distribution, which would be expected to equal the original purchase price per preferred share plus accrued and unpaid dividends, whether or not declared, before any distribution of assets is made to holders of common shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred shares would not be entitled to any further participation in any distribution of assets by the Fund.

Voting Rights. The 1940 Act requires that the holders of any preferred shares, voting separately as a single class, have the right to elect at least two directors at all times. The remaining directors will be elected by holders of common shares and preferred shares, voting together as a single class. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any preferred shares have the right to elect a majority of the directors at any time two years’ dividends on any preferred shares are unpaid. The 1940 Act also requires that, in addition to any approval by stockholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred shares, voting separately as a class, would be required to (1) adopt any plan of reorganization that would adversely affect the preferred shares, and (2) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Fund’s sub-classification as a closed-end investment company or changes in its fundamental investment restrictions. See “Certain Provisions of the Charter and Bylaws.” As a result of these voting rights, the Fund’s ability to take any such actions may be impeded to the extent that there are any preferred shares outstanding. The Board presently intends that, except as otherwise indicated in this Prospectus and except as otherwise required by applicable law, holders of any preferred shares will have equal voting rights with holders of common shares (one vote per share, unless otherwise required by the 1940 Act) and will vote together with holders of common shares as a single class.

The affirmative vote of the holders of a majority of any outstanding preferred shares, voting as a separate class, would be required to amend, alter or repeal any of the preferences, rights or powers of holders of preferred shares so as to affect materially and adversely such preferences, rights or powers, or to increase or decrease the authorized number of preferred shares. The class vote of holders of preferred shares described above would in each case be in addition to any other vote required to authorize the action in question.

Redemption, Purchase and Sale of Preferred Shares by the Fund. The terms of any preferred shares are expected to provide that (1) they are redeemable by the Fund in whole or in part at the original purchase price per share plus accrued dividends per share, (2) the Fund may tender for or purchase preferred shares and (3) the Fund may subsequently resell any shares so tendered for or purchased. Any redemption or purchase of preferred shares by the Fund would reduce the leverage applicable to the common shares, while any resale of shares by the Fund would increase that leverage.

The discussion above describes the possible offering of preferred shares by the Fund. If the Board determines to proceed with such an offering, the terms of the preferred shares may be the same as, or different from, the terms described above, subject to applicable law and the Governing Documents. The Board, without the approval of the holders of common shares, may authorize an offering of preferred shares or may determine not to authorize such an offering, and may fix the terms of the preferred shares to be offered.

Outstanding Securities

The following information regarding the Fund’s authorized shares is as of March 31, 2026.

Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Exclusive of Amount Held by Fund
Common Shares	300,000,000	None	134,475,204

CERTAIN PROVISIONS OF THE CHARTER AND BYLAWS

The Fund has provisions in its Charter and Bylaws that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure. The Board of Directors is divided into three classes, each having a term ending at the third annual meeting following their election and when their successors are duly elected and qualify. At the annual meeting of stockholders in each year, the term of one class will expire and Directors will be elected to serve in that class for a term ending at the third annual meeting following their election and when the successors are duly elected and qualify. This provision could delay for up to two years the replacement of a majority of the Board of Directors. A Director may be removed from office only for cause and then only by a vote of the holders of at least 75% of the votes entitled to be cast in the election of Directors.

The affirmative vote of at least 75% of the entire Board of Directors is required to authorize the conversion of the Fund from a closed-end to an open-end fund. Such conversion also requires the affirmative vote of the holders of at least 75% of the votes entitled to be cast thereon by the stockholders unless it is approved by a vote of at least 75% of the Continuing Directors (as defined below), in which event such conversion requires the approval of the holders of a majority of the votes entitled to be cast thereon by the stockholders of the Fund. A “Continuing Director” is any member of the Board of Directors of the Fund who (i) is not a person or affiliate of a person who enters or proposes to enter into a Business Combination (as defined below) with the Fund (an “Interested Party”) and (ii) who has been a member of the Board of Directors of the Fund for a period of at least 12 months, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board. The approval of at least 75% of the Directors and the affirmative vote of at least 75% of the votes entitled to be cast thereon by stockholders of the Fund will be required to amend the Charter to change any of the provisions in this paragraph and the preceding paragraph.

The affirmative votes of at least 75% of the entire Board and the holders of at least (i) 80% of the votes entitled to be cast thereon by the stockholders of the Fund and (ii) in the case of a Business Combination, 66 2/3% of the votes entitled to be cast thereon by the stockholders of the Fund other than votes held by an Interested Party who is (or whose affiliate is) a party to a Business Combination or an affiliate or associate of the Interested Party, are required to authorize any of the following transactions:

(i) merger, consolidation or statutory share exchange of the Fund with or into any other entity;

(ii) issuance or transfer by the Fund (in one or a series of transactions in any 12-month period) of any securities of the Fund to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding (a) issuances or transfers of debt securities of the Fund, (b) sales of securities of the Fund in connection with a public offering, (c) issuances of securities of the Fund pursuant to a dividend reinvestment plan adopted by the Fund, (d) issuances of securities of the Fund upon the exercise of any stock subscription rights distributed by the Fund and (e) portfolio transactions effected by the Fund in the ordinary course of business;

(iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund (in one or a series of transactions in any 12-month period) to or with any person or entity of any assets of the Fund having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Fund in the ordinary course of its business (transactions within clauses (i) and (ii) and this clause (iii) above being known individually as a “Business Combination”);

(iv) any voluntary liquidation or dissolution of the Fund or an amendment to the Charter to terminate the Fund’s existence; or

(v) any stockholder proposal as to specific investment decisions made or to be made with respect to the Fund’s assets.

However, the stockholder vote described above will not be required with respect to the foregoing transactions (other than those set forth in (v) above) if they are approved by a vote of at least 75% of the Continuing Directors. In that case, if Maryland law requires stockholder approval, the affirmative vote of a majority of votes entitled to be cast thereon shall be required and if Maryland law does not require stockholder approval, no stockholder approval will be required. The Board has determined that the foregoing voting requirements, which are generally greater than the minimum requirements under Maryland law and the 1940 Act, are in the best interest of the Fund’s stockholders generally.

The Bylaws contain provisions the effect of which is to prevent matters, including nominations of Directors, from being considered at a stockholders’ meeting where the Fund has not received notice of the matters. To be timely, a stockholder’s notice shall set forth all information required under the Bylaws and shall be delivered to the secretary at the principal executive office of the Fund not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The Board of Directors has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws.

Reference is made to the Charter and Bylaws of the Fund, on file with the SEC, for the full text of these provisions. These provisions could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. On the other hand, these provisions may require persons seeking control of the Fund to negotiate with its management regarding the price to be paid for the shares required to obtain such control, they promote continuity and stability and they enhance the Fund’s ability to pursue long-term strategies that are consistent with its investment objectives.

RIGHTS OFFERINGS

The Fund may in the future, and at its discretion, choose to make offerings to its stockholders to purchase additional common shares. A future rights offering may be transferable or non-transferable. Any such future rights offering will be made in accordance with the 1940 Act. Under the laws of Maryland, the Board is authorized to approve rights offerings without obtaining stockholder approval. The staff of the SEC has interpreted the 1940 Act as not requiring stockholder approval of a transferable rights offering to purchase common stock at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s Board that such offering would result in a net benefit to existing stockholders; (ii) the offering fully protects stockholders’ preemptive rights and does not discriminate among stockholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by stockholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

CUSTODIAN, TRANSFER AGENT,

DIVIDEND DISBURSING AGENT AND REGISTRAR

State Street, located at One Congress Street, Suite 1, Boston, Massachusetts 02114-2016, serves as the Custodian of the Fund’s assets pursuant to a custody agreement. Under the custody agreement, the Custodian holds the Fund’s assets in compliance with the 1940 Act. For its services, the Custodian receives a monthly fee based upon, among other things, the average value of the total assets of the Fund, plus certain charges for securities transactions.

Computershare, located at 150 Royall Street, Canton, Massachusetts 02021, serves as the Fund’s dividend disbursing agent, as agent under the Fund’s Plan and Voluntary Cash Purchase Plan and as transfer agent and registrar with respect to the common shares of the Fund.

PLAN OF DISTRIBUTION

We may sell securities through underwriters or dealers, directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The applicable Prospectus Supplement will identify any underwriter or agent involved in the offer and sale of our securities, any sales loads, discounts, commissions, fees or other compensation paid to any underwriter, dealer or agent, the offering price, net proceeds and use of proceeds and the terms of any sale.

The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices; provided, however, that the offering price per share in the case of common shares, must equal or exceed the NAV per share, exclusive of any underwriting commissions or discounts, of our common shares.

We may sell our securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

In connection with the sale of our securities, underwriters or agents may receive compensation from us in the form of discounts, concessions or commissions. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of our securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable Prospectus Supplement. The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not exceed eight percent. We will not pay any compensation to any underwriter or agent in the form of warrants, options, consulting or structuring fees or similar arrangements.

If a Prospectus Supplement so indicates, we may grant the underwriters an option to purchase additional shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

To facilitate an offering of securities in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering creates a short position in the securities for the underwriter’s own account.

•	An underwriter may place a stabilizing bid to purchase the shares for the purpose of pegging, fixing, or maintaining the price of the securities.

•

Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the securities subject to the offering by bidding for, and purchasing, the securities or any other securities in the open market in order to reduce a short position created in connection with the offering.

•

The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the securities originally sold by the syndicate member are purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters to whom the offered securities are sold for offering and sale may make a market in the offered securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a securities exchange. We cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

If so indicated in the applicable Prospectus Supplement, we will ourselves, or will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contacts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as brokers or dealers and receive fees in connection with the execution of our portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for Internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL MATTERS

Certain legal matters will be passed on by Simpson Thacher & Bartlett LLP, 855 Boylston Street, Boston, Massachusetts 02116 and Venable LLP, 750 East Pratt Street, Suite 900, Baltimore, Maryland, 21202, in connection with the offering of the securities.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP serves as the independent registered public accounting firm of the Fund and audits the financial statements of the Fund and assists in the preparation and/or review of the Fund’s federal and state income tax returns. PricewaterhouseCoopers LLP is located at 300 Madison Avenue, New York, New York 10017.

ADDITIONAL INFORMATION

The Fund is subject to the informational requirements of the Exchange Act and the 1940 Act and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Fund with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

The Fund’s common shares are listed on the NYSE under the symbol “RQI.” Reports, proxy statements and other information concerning the Fund and filed with the SEC by the Fund will be available for inspection at the NYSE, 11 Wall Street, New York, New York 10005, as the case may be.

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s web site (http://www.sec.gov).

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this Prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this Prospectus and any accompanying Prospectus Supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this Prospectus. Any statement in a document incorporated by reference into this Prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this Prospectus or (2) any other subsequently filed document that is incorporated by reference into this Prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•

our annual report on Form N-CSR for the fiscal year ended December 31, 2025, which includes the Financial Highlights for years ended 2025, 2024, 2023, 2022, and 2021, filed with the SEC on March 6, 2026;

•	the Financial Highlights for years ended 2020, 2019, 2018, 2017, and 2016, in our annual report on Form N-CSR for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021

•	our definitive proxy statement on Schedule 14A for our 2026 annual meeting of stockholders, filed with the SEC on March 4, 2026;

•

the description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-31224) filed with the SEC on January 29, 2002, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

PRIVACY PRINCIPLES OF THE FUND

The Fund is committed to maintaining the privacy of its stockholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information the Fund collects, how the Fund protects that information and why, in certain cases, the Fund may share information with select other parties.

Generally, the Fund does not receive any non-public personal information relating to its stockholders, although certain non-public personal information of its stockholders may become available to the Fund. The Fund does not disclose any non-public personal information about its stockholders or former stockholders to anyone, except as permitted by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).

The Fund restricts access to non-public personal information about its stockholders to employees of the Fund, the Advisor, and its affiliates with a legitimate business need for the information. The Fund maintains physical, electronic and procedural safeguards designed to protect the non-public personal information of its stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Prospectus constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Fund to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under “Principal Risks of the Fund” and elsewhere in this Prospectus. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity or achievements, and neither the Fund nor any other person assumes responsibility for the accuracy and completeness of such statements.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

An SAI dated as of June 8, 2026 has been filed with the SEC and is incorporated by reference in this Prospectus. An SAI may be obtained without charge by writing to the Fund at its address at 1166 Avenue of the Americas, New York, NY 10036, or by calling the Fund toll-free at 800-330-7348. The Table of Contents of the SAI is as follows:

$670,000,000

Cohen & Steers Quality Income Realty Fund, Inc.

Common Stock

Subscription Rights to Purchase Common Stock

PROSPECTUS

June 8, 2026

Cohen & Steers

Quality Income Realty Fund, Inc.

44,839,181 Shares of Common Stock

Issuable Upon Exercise of Rights to

Subscribe to Such Common Stock

PROSPECTUS SUPPLEMENT

June 18, 2026